Exhibit 2.11

TENTH AMENDMENT TO

FORMATION AND CONTRIBUTION AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS TENTH AMENDMENT TO FORMATION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into on October 21, 2008, but effective as of September 30, 2008 (the “Effective Date”), by and among (i) NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP”), (ii) NHP/PMB L.P., a Delaware limited partnership (the “Operating Partnership”), (iii) PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company (“PMB LLC”), (iv) PMB CHULA VISTA LLC, a California limited liability company (“Vista LLC”), (v) LILIHA PARTNERS L.P., a California limited partnership (“Liliha LP”), (vi) THE PLAZA AT WASHOE, LLC, a Nevada limited liability company (“Washoe LLC”), (vii) THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company (“Terrace LLC”), (viii) PMB BURBANK #2 LLC, a California limited liability company (“Burbank 2 LLC”), (ix) PDP ORANGE LLC, a Delaware limited liability company (“Orange LLC”), (x) PDP MISSION VIEJO LLC, a Delaware limited liability company (“Mission LLC”), (xi) PDP POMERADO LLC, a California limited liability company (“Pomerado LLC”), (xii) PMB PASADENA LLC, a California limited liability company (“Pasadena LLC”), (xiii) PMB GILBERT LLC, a Delaware limited liability company (“Gilbert LLC” and, together with Vista LLC, Liliha LP, Washoe LLC, Terrace LLC, Burbank 2 LLC, Orange LLC, Mission LLC, Pomerado LLC, and Pasadena LLC, the “Remaining Transferors”), and (xiv) PMB SOUTH MEADOWS LLC, a Nevada limited liability company (“New Terrace Transferor”).

R E C I T A L S

A. (i) NHP, (ii) PMB LLC, (iii) the Remaining Transferors, and (iv) PMB SPE Santa Clarita LLC, a California limited liability company (“Clarita LLC”), St. Francis-Lynwood Medical Plaza L.P., a California limited partnership (“Francis LP”), Eden Medical Plaza LP, a California limited partnership (“Eden LP”), PMB Burbank #1 LLC, a California limited liability company (“Burbank 1 LLC”), San Gabriel Valley Medical Plaza LLC, a California limited liability company (“SG Valley LLC”), PMB Green Valley LLC, a Nevada limited liability company (“Green LLC”), PMB Torrance 1 LLC, a California limited liability company (“Torrance LLC”), and PMB Hillsboro LLC, an Oregon limited liability company (“Hillsboro LLC” and, together with Clarita LLC, Francis LP, Eden LP, Burbank 1 LLC, SG Valley LLC, Green LLC, and Torrance LLC, collectively, the “Previous Transferors”, and each a “Previous Transferor”), entered into that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (the “Original Contribution Agreement”), as amended by that certain First Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 10, 2008 (the “First Amendment”), as further amended by that certain Letter Agreement Re: Due Diligence Waiver Letter and Second Amendment to that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 14, 2008 (the “Second Amendment”), as further amended by that certain Third Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 26, 2008 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 28, 2008 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions,

dated as of April 22, 2008 (the “Fifth Amendment”), as further amended by that certain Sixth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of May 12, 2008 (the “Sixth Amendment”), as further amended by that certain Seventh Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of June 24, 2008 (the “Seventh Amendment”), as further amended by that certain Eighth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of July 25, 2008 (the “Eighth Amendment”), and as further amended by that certain Ninth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of August 27, 2008 (the “Ninth Amendment,” and together with the Eighth Amendment, the Seventh Amendment, the Sixth Amendment, the Fifth Amendment, the Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment and the Original Contribution Agreement, the “Contribution Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth for the same in the Contribution Agreement.

B. NHP, the Operating Partnership, PMB LLC, the Remaining Transferors and New Terrace Transferor desire to amend the Contribution Agreement in accordance with the terms and conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NHP, the Operating Partnership, PMB LLC, the Remaining Transferors and New Terrace Transferor hereby agree as follows:

1.	AMENDMENTS.

1.1 Joinder by New Terrace Transferor as a “Transferor” and Release of Terrace LLC. As further provided in Section 1.8 hereof, the parties acknowledge and agree that Terrace LLC shall not be a “Transferor” under the Contribution Agreement, as hereby amended, and in lieu thereof, New Terrace Transferor shall be a “Transferor” under the Contribution Agreement, as hereby amended, and New Terrace Transferor shall transfer, assign and convey the “Terrace Interest” (as defined below) to the Operating Partnership. Accordingly, Terrace LLC is hereby released from all of its representations, warranties, duties, covenants and obligations as a “Transferor” under the Contribution Agreement, as hereby amended, and New Terrace Transferor hereby joins as a “Transferor” under the Contribution Agreement, as hereby amended, and assumes all of the representations, warranties, duties, covenants and obligations of Terrace LLC under the Contribution Agreement, as hereby amended, with respect to the Terrace Interest and the “Terrace Property” (as defined below).

1.2 References to Contributed Properties. The parties agree that the column referencing the “Contributed Property” on the signature pages of each of the Joinder Agreement, the “Tax Protection Agreement” (as defined in the Tax Letter Agreement, the “TPA”), the Amended and Restated Partnership Agreement and the Registration Rights Agreement was for reference only and has not been updated in connection with each Closing as necessary to keep the information in such column accurate. Accordingly, the parties agree that such column is hereby deleted from each of the aforementioned agreements.

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1.3 Contribution Value Adjustments for Earn Outs. The Contribution Agreement is hereby amended by deleting Section 2.2(b)(ii) thereof in its entirety and inserting the following in lieu thereof:

“(ii) If the Closing of the Contribution Transaction with respect to any of the Properties described on Exhibits “A-1-1” through “A-1-12” attached hereto (each, an “Earn Out Property”) occurs prior to the Closing of the Contribution Transaction with respect to any other Earn Out Property, then the Contribution Value for each Earn Out Property that closes prior to the last Closing of all of the Earn Out Properties shall be paid and calculated in accordance with the terms of Section 2.2(b)(i) hereof and as if this Agreement had been terminated with respect to all of the “Premium Properties” (as hereinafter defined) for which Closings have not yet then occurred. As used herein, the term “Premium Properties” shall mean, collectively, all of the Earn Out Properties (including, without limitation, the Property leased by Liliha LP (the “Liliha Property”) and the Property leased by Washoe LLC (the “Washoe Property”)) other than the Property owned by Clarita LLC. In such event, the parties agree: (A) that so long as the Closings of the Contribution Transactions with respect to all of the Earn Out Properties other than the Liliha Property and the Washoe Property occur on or prior to December 31, 2008, then following the last of such Closings (the “Majority Earn Out Closing”), the Contribution Value for each Earn Out Property that previously closed shall be recalculated as soon as reasonably practicable following the Majority Earn Out Closing, as of the Closing of the Contribution Transaction for each such Earn Out Property, in accordance with the terms of Section 2.2(b)(i) hereof and as if this Agreement had been terminated with respect to the Liliha Property and the Washoe Property, and Transferee shall pay or deliver the amount by which such recalculated Contribution Value for each such Earn Out Property exceeds the Contribution Value previously paid for each such Earn Out Property as provided above promptly upon completion of such calculation; (B) that in the event that the Majority Earn Out Closing occurs after December 31, 2008, then the Contribution Value for each Earn Out Property that previously closed shall be recalculated on the Closing Date of the Majority Earn Out Closing, as of the Closing of the Contribution Transaction for each such Earn Out Property, in accordance with the terms of Section 2.2(b)(i) hereof and as if this Agreement had been terminated with respect to the Liliha Property and the Washoe Property, and Transferee shall pay or deliver the amount by which such recalculated Contribution Value for each such Earn Out Property exceeds the Contribution Value previously paid for each such Earn Out Property as provided above; (C) that upon the Closing of the Contribution Transaction with respect to the Liliha Property (the “Liliha Contribution”), the Contribution Value for each Earn Out Property that previously closed (including, if applicable, for the Washoe Property) shall be recalculated on the Closing Date of the Liliha Contribution, as of the Closing of the Contribution Transaction for each such Earn Out Property in accordance with the terms of Section 2.2(b)(i) hereof and as if this Agreement had been terminated with respect to the Washoe Property to the extent that the “Washoe Contribution” (as hereinafter defined) has not yet occurred, and Transferee shall pay or deliver the amount by which such recalculated Contribution Value for each such Earn Out Property exceeds the Contribution Value previously paid for each such Earn Out Property as provided above; and (D) that upon the Closing of the Contribution Transaction with respect to the Washoe Property (the “Washoe Contribution”), the Contribution Value for each Earn Out

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Property that previously closed (including, if applicable, for the Liliha Property) shall be recalculated on the Closing Date of the Washoe Contribution, as of the Closing of the Contribution Transaction for each such Earn Out Property in accordance with the terms of Section 2.2(b)(i) hereof and as if this Agreement has been terminated with respect to the Liliha Property to the extent that the Liliha Contribution has not yet occurred, and Transferee shall pay or deliver the amount by which such recalculated Contribution Value for each such Earn Out Property exceeds the Contribution Value previously paid for each such Earn Out Property as provided above.”

1.4 Existing Property Closing Date. The Contribution Agreement is hereby amended by deleting the first sentence of Section 7.1.1 thereof in its entirety and inserting the following in lieu thereof:

“Subject to the provisions of this Agreement, the Closing with respect to all of the Existing Properties shall take place concurrently on April 1, 2008 or such other date as the parties hereto may agree; provided, however, that (a) the Closing of the Contribution Transaction relating to the Property leased by Green LLC shall take place on May 1, 2008, (b) the Closing of the Contribution Transaction relating to the Property leased by Hillsboro LLC shall take place on May 29, 2008, (c) the Closing of the Contribution Transactions relating to the Property owned by Vista LLC shall take place on October 31, 2008, (d) the Closing of the Contribution Transaction relating to the Property leased by Terrace LLC shall take place on December 1, 2008 or such earlier date as the parties hereto may agree, and (e) the Closing of the Contribution Transaction relating to the Property leased by Liliha LP shall take place on January 30, 2009. Notwithstanding anything to the contrary contained in Sections 7.1.3 and 7.5.1 hereof, (i) the Closing Date of the Contribution Transaction relating to the Property leased by Hillsboro LLC shall be deemed to have occurred on June 1, 2008, for purposes of any and all adjustments and prorations hereunder, (ii) the Closing Date of the Contribution Transactions relating to the Property owned by Vista LLC shall be deemed to have occurred on November 1, 2008, for purposes of any and all adjustments and prorations hereunder, and (iii) the Closing Date of the Contribution Transaction relating to the Property leased by Liliha LP shall be deemed to have occurred on February 1, 2009, for purposes of any and all adjustments and prorations hereunder.”

1.5 Supplemental Vista and Liliha Due Diligence Periods. The Contribution Agreement is hereby amended by deleting Section 4.1.4(c) thereof in its entirety and inserting the following in lieu thereof:

“(c) In addition to NHP’s right of termination with respect to all Properties as provided in Section 4.1.4(a) above, NHP and the Operating Partnership shall have (i) until October 2, 2008 (the “Supplemental Vista Due Diligence Period”) to order and obtain updated physical inspection and environmental condition reports with respect to the Property owned by Vista LLC (the “Updated Vista Diligence Reports”) and (ii) until the thirtieth (30th) day prior to the date on which the Closing of the Contribution Transaction relating to the Property leased by Liliha LP is then scheduled to occur (the “Supplemental Liliha Due Diligence Period”) to order and obtain updated physical inspection and environmental condition reports with respect to the Property leased by Liliha LP (the “Updated Liliha Diligence Reports”). If any Updated Vista Diligence Reports or

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Updated Liliha Diligence Reports disclose any material physical property condition or material environmental condition with respect to the applicable Property that was not disclosed in any physical inspection report or environmental condition report obtained by NHP or the Operating Partnership prior to the Due Diligence Termination Date (it being understood that NHP and the Operating Partnership shall order and obtain such physical inspection and environmental condition reports with respect to the Property owned by Vista LLC or the Property leased by Liliha LP before the expiration of the Supplemental Vista Due Diligence Period or the Supplemental Liliha Due Diligence Period, as applicable) (each, a “New Material Condition”), then NHP shall have the right to terminate this Agreement with respect to the Property for which a New Material Condition has arisen, on or before the expiration of the Supplemental Vista Due Diligence Period or the Supplemental Liliha Due Diligence Period, as applicable. In the event that NHP and the Operating Partnership are not entitled to exercise such termination right (i.e., because either NHP and the Operating Partnership fail to order or obtain any such Updated Vista Diligence Reports or Updated Liliha Diligence Reports before the expiration of the Supplemental Vista Due Diligence Period or the Supplemental Liliha Due Diligence Period, as applicable, or such Updated Vista Diligence Reports or Updated Liliha Diligence Reports do not disclose any New Material Condition) or fail to deliver a written notice to the applicable Transferors and Escrow Agent exercising their termination right pursuant to this Section 4.1.4(c) with respect to any such Property on or before the expiration of the Supplemental Vista Due Diligence Period or the Supplemental Liliha Due Diligence Period, as applicable, then NHP and the Operating Partnership shall be deemed to have waived their right to terminate this Agreement with respect to such Property pursuant to this Section 4.1.4(c) and shall proceed to Closing with respect to such Property in accordance with the terms hereof. In the event that NHP and/or the Operating Partnership timely and properly deliver a written notice of termination of this Agreement with respect to either such Property pursuant to this Section 4.1.4(c) (because of a New Material Condition), which notice shall also specify in reasonable detail NHP’s and/or the Operating Partnership’s basis therefore, then (A) the portion of this Agreement that relates to such Property shall automatically terminate and be of no further force or effect, (B) the parties shall equally share the cancellation charges, if any, of Escrow Agent and Title Company with respect to such Property, and (C) no party shall have any further rights or obligations hereunder with respect to such Property, other than pursuant to any provision hereof which expressly survives the termination of this Agreement with respect to such Property.”

1.6 Changes Affecting Liliha. Notwithstanding anything to the contrary contained herein or in the Contribution Agreement, the parties acknowledge that a change in the conditions affecting the Property leased by Liliha LP (the “Liliha Property”) has occurred, and as a result, the parties agree that each of Liliha LP, NHP and/or the Operating Partnership, may elect by delivering written notice to the other parties at any time prior to the fifth (5th) Business Day prior to the then scheduled Closing Date with respect to the Liliha Property, (a) to cause the Liliha Property, which is currently designated as an Existing Property to instead be designated as a Development Property for all purposes under the Contribution Agreement (in which case (i) the Closing of the Contribution Transaction relating to the Liliha Property shall not take place on the date set forth in the first sentence of Section 7.1.1 of the Contribution Agreement, but shall instead be scheduled based upon the delivery of the Completion Notice to be delivered with respect to the Liliha

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Property pursuant to the terms of the Contribution Agreement, which Completion Notice the parties hereby agree will be delivered on or before the tenth (10 th) Business Day after delivery of the notice electing to designate the Liliha Property as a Development Property, notwithstanding the terms of Section 4.4 of the Contribution Agreement to the contrary, and (ii) the terms of Section 4.1.4(c) of the Contribution Agreement (as amended hereby) to the extent applicable to the Liliha Property shall no longer apply), and/or (b) to terminate the portion of the Contribution Agreement relating to the Liliha Property (in which case the portion of the Contribution Agreement that relates to the Liliha Property shall automatically terminate and be of no further force or effect, the parties shall equally share the cancellation charges, if any, of Escrow Agent and Title Company with respect to the Liliha Property, and no party shall have any further rights or obligations with respect to the Liliha Property, other than pursuant to any provision of the Contribution Agreement which expressly survives the termination of the Contribution Agreement with respect to the Liliha Property).

1.7 Scrivener’s Error. The Contribution Agreement is hereby amended to correct a scrivener’s error by deleting clause (d) of the first sentence of Section 14.4 thereof in its entirety and inserting the following in lieu thereof: “(d) any matters specified in the penultimate sentence of Section 14.2 hereof”.

1.8 Contribution of the Terrace Property.

(a) Notwithstanding anything to the contrary contained in the Contribution Agreement (including, without limitation, Section 1.2.6 of the Third Amendment), the transfer, contribution and conveyance of the Property leased by Terrace LLC (the “Terrace Property”) shall not be structured as an Investment Entity Transaction as defined in Section 1.2 of the Contribution Agreement, and shall not be consummated in compliance with the requirements of Section 2.3(c) of the Contribution Agreement (i.e., Terrace LLC shall not transfer, contribute or convey the Terrace Property to a newly formed single asset Delaware limited liability company in exchange for Investment Interests therein, shall not distribute such Investment Interests to each Entity Transferor Party in redemption of their interests in Terrace LLC, and shall not cause each of its Entity Transferor Parties to transfer, contribute and convey their respective right, title and interest in and to the Investment Interests to the Operating Partnership pursuant to Sections 1.2, 2.3(c) and 4.3.1 of the Contribution Agreement); provided, however, that notwithstanding the foregoing and except as otherwise provided in this Section 1.8, the “Terrace Contribution” (as hereinafter defined and as structured in accordance with the terms of this Amendment) shall be considered to be a “Investment Entity Transaction” under the Contribution Agreement and the remaining provisions (other than Section 2.3(c) thereof and those provisions listed in this Section 1.8) relating to Investment Entity Transactions (such as the provisions of Section 7.5.1(c) of the Contribution Agreement) shall apply to the Terrace Contribution to the extent applicable. In addition, (i) Terrace LLC shall be considered included in the definition of “Investment Entity” under the Contribution Agreement (but shall not be a “Transferor” thereunder, and instead New Terrace Transferor shall be a “Transferor” thereunder), (ii) New Terrace Transferor, which holds a fifty percent (50%) membership interest in Terrace LLC (the “Terrace Interest”), shall be considered included in the definition of “Entity Transferor Party” under the Contribution Agreement (in addition to being a “Transferor” thereunder pursuant to clause (i) above and clause (b) of this Section 1.8), and (iii) Renown Businesses, a Nevada corporation (“Renown”), which is the landlord under the ground lease affecting the Terrace Property and which holds a fifty percent (50%) non-managing membership interest in Terrace LLC, shall be considered included in the definition of “Continuing Transferor Party” under the

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Contribution Agreement. Accordingly, notwithstanding anything to the contrary contained in the Contribution Agreement, New Terrace Transferor shall deliver an Assignment of Entity Interests transferring, contributing and conveying the Terrace Interest directly to the Operating Partnership (the “Terrace Contribution”), subject to the terms and conditions set forth in this Section 1.8 and in the Contribution Agreement, as applicable.

(b) New Terrace Transferor hereby (i) restates, as of the Effective Date, all of the representations and warranties made by Terrace LLC under the Contribution Agreement to the extent applicable to New Terrace Transferor or the Terrace Property and (ii) agrees to be bound, as of the Effective Date, by all obligations of Terrace LLC under the Contribution Agreement (including, without limitation, the obligations set forth in Section 14.2 of the Contribution Agreement). PMB LLC and New Terrace Transferor hereby represent and warrant to the Transferee that, as of the Effective Date, and to the knowledge of PMB LLC and New Terrace Transferor, (A) Terrace LLC has no obligations for borrowed money except for its Loan Obligations and has no other liabilities or obligations of any kind or nature, whether absolute, contingent or accrued, and whether due or to become due, except its Permitted Entity Liabilities and those expressly disclosed in writing to the Transferee, and that such representation and warranty shall be deemed to be incorporated into Section 8.17 of the Contribution Agreement and subject to the provisions of Section 8.18 of the Contribution Agreement, and (B) following the Terrace Contribution, any membership interests in Terrace LLC that are not transferred to the Operating Partnership shall, as of the Closing of the Terrace Contribution, be owned by Renown and that such interest owned by Renown shall constitute a fifty percent (50%) non-managing membership interest in Terrace LLC. New Terrace Transferor hereby agrees to indemnify, protect, defend and hold NHP and the Operating Partnership harmless from any Claims (other than (1) its Permitted Entity Liabilities or (2) liabilities to the extent that such liabilities are the responsibility or liability of Renown), including, without limitation any Claims for any Taxes, that relate to Terrace LLC and that relate to the period (or accrue) prior to the Closing of the Terrace Contribution (regardless of when due and payable), except to the extent prorated or otherwise apportioned pursuant to the Contribution Agreement, and that such indemnification shall be deemed to be incorporated into Section 14.2 of the Contribution Agreement and subject to Sections 14.3, 14.5 and 14.6 of the Contribution Agreement (but are expressly excluded from the limitations set forth in Section 14.4 thereof).

(c) Notwithstanding anything to the contrary contained in the Contribution Agreement, the Notice to be delivered by New Terrace Transferor pursuant to Section 2.3(a) of the Contribution Agreement on or before the tenth (10th) Business Day prior to the Closing of the Terrace Contribution shall: (i) identify the names of the parties that are or, at the applicable Closing, will be members of New Terrace Transferor or their respective designees (the “Terrace Cash & OP Unit Recipients”), (ii) indicate the percentage of the Contribution Value for the Terrace Property that is allocable to each of the Terrace Cash & OP Unit Recipients (which percentage shall be considered to be the Entity Transferor Party Allocable Share with respect to the Terrace Property under the Contribution Agreement), which, together, shall equal fifty percent (50%) of the Contribution Value, since fifty percent (50%) of the Contribution Value will not be paid, but will be attributed to the interests retained by Renown in Terrace LLC (understanding that Renown’s fifty percent (50%) shall be considered to be the Investment Entity Transferor Allocable Share with respect to the Terrace Property under the Contribution Agreement), and (iii) with respect to the Entity Transferor Party Allocable Share of the Terrace

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Cash & OP Unit Recipients, identify (A) the percentage constituting the Cash Portion and the percentage to be treated as the “Cap-Ex Amount” (as defined below), and (B) the percentage constituting the OP Unit Portion. Notwithstanding anything to the contrary contained herein, if NHP reasonably determines that any person or entity identified in a Notice as a proposed recipient of OP Units is not an “Accredited Investor” (as defined in Rule 501 of the General Rules and Regulations promulgated under the Act), then Transferee may, in its sole and absolute discretion, deliver cash, in lieu of OP Units, to such person or entity.

(d) In connection with the Terrace Contribution, in addition to the applicable Transferee’s Closing Conditions set forth in Section 6.1 of the Contribution Agreement (with respect to which Transferee hereby specifically waives the conditions set forth in Sections 6.1.4 (Leases), 6.1.5 (Bill of Sale), 6.1.6 (Non-Foreign Affidavits), 6.1.10 (Loan Obligations), 6.1.12 (Investment Entity Formation Documents), 6.1.14 (Property Management Agreement) and 6.1.22 (Permitted Entity Liability Certificate) thereof) and the deliverables required by PMB LLC and New Terrace Transferor pursuant to Section 7.2 of the Contribution Agreement (with respect to which Transferee hereby specifically waives the deliverables set forth in Sections 7.2.2 (Conveyance Documents), 7.2.3 (Non-Foreign Affidavits), 7.2.4 (Assignment of Leases), 7.2.5 (Bill of Sale) and 7.2.10 (Property Management Agreement) thereof), the obligation of Transferee to complete the Terrace Contribution is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at the Closing):

(i) New Terrace Transferor and each of the Terrace Cash & OP Unit Recipients shall deliver an original Non-Foreign Affidavit, together with any comparable affidavits and forms required by the State of Nevada (if any), duly executed by New Terrace Transferor and each of the Terrace Cash & OP Unit Recipients (or their respective attorneys-in-fact);

(ii) the Terrace Cash & OP Unit Recipients shall deliver two (2) original counterparts to the Indemnity Pledge Agreement and/or three (3) original counterparts to the Indemnity Cash Escrow Agreement required by Sections 6.1.21 and 7.2.18 of the Contribution Agreement, duly executed by each of the Terrace Cash & OP Unit Recipients (or their respective attorneys-in-fact);

(iii) Jeffrey L. Rush, Robert A. Rosenthal, Mark D. Toothacre, Elizabeth A. Powell and Kimberly B. Cochrane shall deliver an original certificate representing and warranting to Transferee that to their actual, current knowledge, without independent investigation or the duty to conduct an independent investigation, and without imputation of the knowledge of any other persons or entity, as of the Closing Date of the Terrace Contribution, Terrace LLC has no liabilities or obligations of any kind or nature, whether absolute, contingent or accrued, and whether due or to become due, except its Loan Obligations and its Permitted Entity Liabilities and those expressly disclosed in writing to the Transferee;

(iv) New Terrace Transferor shall have delivered evidence satisfactory to Transferee that Terrace LLC has been legally converted from a Nevada limited liability company to a Delaware limited liability company, which evidence shall include an original certified copy issued by the Nevada Secretary of State’s Office and the Delaware Secretary of State’s Office, of each document filed with respect to such conversion (or a PDF copy thereof);

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(v) New Terrace Transferor shall deliver two (2) original counterparts to an Assignment of Entity Interests transferring the Terrace Interest (the “Terrace Assignment”), duly executed by New Terrace Transferor;

(vi) New Terrace Transferor shall deliver two (2) original counterparts to an amended and restated operating agreement for Terrace LLC, which shall be in substantially the form attached hereto as Exhibit “A” (the “Amended Terrace Operating Agreement”), duly executed by Renown;

(vii) New Terrace Transferor shall deliver two (2) original counterparts to an amendment to the ground lease affecting the Terrace Property (as amended, the “Terrace Ground Lease”), which shall be in substantially the form attached hereto as Exhibit “B” (the “Amendment to Terrace Ground Lease”), duly executed by Renown;

(viii) New Terrace Transferor shall deliver three (3) original counterparts to an agreement pursuant to which the Operating Partnership may cause PMB LLC, a California limited liability company (“PMB”), to purchase the Terrace Interest in certain circumstances, which shall be in substantially the form attached hereto as Exhibit “C” (the “Put Agreement”), duly executed by PMB (and each guarantor thereof);

(ix) New Terrace Transferor shall deliver three (3) original counterparts to an agreement evidencing the consent of Allianz Life Insurance Company of North America, a Minnesota corporation (“Allianz”) to the Terrace Contribution and the exercise of the Operating Partnership’s rights under the Put Agreement, which shall be in form and substance reasonably satisfactory to Transferee (the “Allianz Consent”), duly executed by Allianz; and

(x) New Terrace Transferor shall deliver (or cause to be delivered) four (4) original counterparts of an asset and property management agreement, which shall be in substantially the form of Exhibit “R” to the Contribution Agreement (as amended), provided that the parties agree that such agreement will also require that, for so long as Renown is a Member (as defined in the Amended Terrace Operating Agreement) of Terrace LLC, PMBRES shall, within ten (10) days after the end of each Interim Reporting Period (as defined in the Amended Terrace Operating Agreement), deliver to the Operating Partnership, initial drafts of such periodic interim reports as are required to be delivered to Renown pursuant to Section 6.5.5 of the Amended Terrace Operating Agreement (the “Terrace Property Management Agreement”), duly executed by PMBRES.

(e) In connection with the Terrace Contribution, in addition to the deliverables required by Transferor pursuant to Section 7.3 of the Contribution Agreement (with respect to which PMB LLC and New Terrace Transferor hereby specifically waive the deliverables set forth in Sections 7.3.2 (Conveyance Documents) and 7.3.3 (Assignment of Leases) thereof), the Transferee shall deliver:

(i) two (2) original counterparts to the Indemnity Pledge Agreement and/or three (3) original counterparts to the Indemnity Cash Escrow Agreement required by

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Section 7.3.12 of the Contribution Agreement, duly executed by each of NHP and the Operating Partnership;

(ii) two (2) original counterparts to the Terrace Assignment, duly executed by the Operating Partnership;

(iii) two (2) original counterparts to the Amended Terrace Operating Agreement, duly executed by the Operating Partnership;

(iv) two (2) original counterparts to the Amendment to Terrace Ground Lease, duly executed by the Operating Partnership as the managing member of Terrace LLC under the Amended Terrace Operating Agreement;

(v) three (3) original counterparts to the Put Agreement, duly executed by the Operating Partnership;

(vi) four (4) original counterparts of the Terrace Property Management Agreement, duly executed by Terrace LLC; and

(vii) four (4) original counterparts of the Cross-Indemnity Agreement, which shall be in substantially the form attached hereto as Exhibit “D” (the “Cross-Indemnity Agreement”), duly executed by NHP and the Operating Partnership.

(f) The parties agree that, in accordance with Section 4.3.2 of the Contribution Agreement, for the 24-month period following the Terrace Contribution, Terrace LLC shall be treated as a partnership and not as an association taxable as a corporation and Terrace LLC shall not elect to be treated as an association taxable as a corporation.

(g) The parties agree that the Joinder Agreement to be executed in connection with the Terrace Contribution shall provide that the parties thereto agree that the TPA shall not apply to any “Transfer” (as defined in the TPA) of the Terrace Interest or the Terrace Property, which occurs (i) for any reason during the period from the first (1st) anniversary of the Closing of the Terrace Contribution through the day prior to the second (2nd) anniversary of the Closing of the Terrace Contribution or (ii) as a result of Renown’s exercise of any of its options to purchase the Terrace Interest or the Terrace Property pursuant to Section 7.8 of the Amended Terrace Operating Agreement or Section 3 of the Amendment to Ground Lease, respectively (and such transfer under clause (i) or (ii) above shall not be considered a “Tax Protection Period Transfer” (as defined in the TPA), and no “Make Whole Payment” (as defined in the TPA) shall be due from the Operating Partnership in connection therewith).

(h) The parties agree that Recitals H and I of the Contribution Agreement shall not be applicable to the Terrace Contribution and the following provisions shall apply in lieu thereof: (i) so long as some portion of the consideration payable with respect to the Terrace Contribution is paid in OP Units, for income tax purposes, the Terrace Contribution shall constitute an “assets-over” partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i), and, as a result, (A) the payment of cash in excess of the Cap-Ex Amount to the Cash Recipients shall be treated as a sale of such Cash Recipient’s interests in New Terrace Transferor and a purchase of such interests by the Operating Partnership for the

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cash so paid under the terms of the Contribution Agreement, and (B) the Operating Partnership shall be treated as acquiring New Terrace Transferor’s interests in Terrace LLC attributable to the Cash Recipients’ interests in New Terrace Transferor in redemption of such interest, in each case, in accordance with Treasury Regulations Section 1.708-1(c)(4); and (ii) if no portion of the consideration payable with respect to the Terrace Contribution is paid in OP Units, the Terrace Contribution shall constitute a sale of the Entity Transferor Parties’ interests in Terrace LLC for income tax purposes.

(i) The parties agree that Sections 2.3 (e) and (f) of the Contribution Agreement shall not be applicable to the Terrace Contribution and the following provisions shall apply in lieu thereof:

(i) At the request of the Entity Transferor Parties, the Operating Partnership shall cooperate with New Terrace Transferor in good faith to treat all or a portion of the Cash Amount, as requested by the Entity Transferor Parties, as a reimbursement of preformation expenditures pursuant to Treasury Regulations Section 1.707-4(d) (the “Cap-Ex Amount”); and

(ii) The parties hereto intend and agree that to the extent any OP Units are received by OP Unit Recipients with respect to the Terrace Contribution: (A) for U.S. federal income tax purposes, the payment of cash to the Cash Recipients in the Terrace Contribution in excess of their allocable share of the Cap-Ex Amount (the “Excess Cash Amount”) shall be treated as a sale of the interests in New Terrace Transferor held by such Cash Recipients and a purchase of such interests by the Operating Partnership for the cash so paid under the terms of the Contribution Agreement, as hereby amended, in accordance with Treasury Regulations Section 1.708-1(c)(4); and (B) pursuant to such Treasury Regulation and for income tax purposes, New Terrace Transferor will be treated as (I) distributing the interests in Terrace LLC attributable to the Excess Cash Amount to the Operating Partnership in liquidation of the interests acquired by the Operating Partnership in exchange for the Excess Cash Amount, and (II) contributing the remaining portion interests in Terrace LLC to the Operating Partnership in exchange for the Cap-Ex Amount and the OP Unit Portion pursuant to Section 721 of the Code in a transaction in which no gain or loss is recognized and, immediately thereafter, distributing the OP Unit Portion to the OP Unit Recipients in liquidation of their interests in New Terrace Transferor. New Terrace Transferor will use its commercially reasonable efforts to cause each of its Cash Recipients to agree to the tax treatment described in the foregoing sentence at or prior to the Closing of the Terrace Contribution. The Operating Partnership shall file its tax returns consistent with the above-described transaction structure, including the treatment of the Cap-Ex Amount as a reimbursement of the preformation expenditures pursuant to Treasury Regulations Section 1.707-4(d), to the extent the Cash Recipients agree as provided above.

(iii) The parties hereto intend and agree that to the extent that New Terrace Transferor only receives the Cash Amount in consideration for the Terrace Contribution and no OP Units are issued in connection with Terrace Contribution, the Terrace Contribution shall be treated as a sale for U.S. federal income tax purposes. The parties hereto shall file their tax returns consistently with this Section 1.8(i).

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1.9 Contribution of the Sharp Rees-Stealy Property. In connection with the Contribution Transaction relating to the Sharp Rees-Stealy Property, Transferee hereby specifically acknowledges that neither PMBRES nor any of its Affiliates currently provide property management services to Vista LLC, any Affiliate of Vista LLC, or any third party in connection with the ownership or operation of the Sharp Rees-Stealy Property and, accordingly, Transferee hereby waives (a) the condition set forth in Section 6.1.14 (Property Management Agreement) of the Contribution Agreement, and (b) the requirement that PMB LLC and/or Vista LLC deliver a Property Management Agreement on the Closing Date in accordance with Section 7.2.10 of the Contribution Agreement. Notwithstanding the foregoing, PMBRES currently provides limited asset management services to Vista LLC in connection with the ownership and operation of the Sharp Rees-Stealy Property and, therefore, PMB LLC and/or Vista LLC agree that the obligation of Transferee to complete the Contribution Transaction relating to the Sharp Rees-Stealy Property is subject to the delivery by PMB LLC and/or Vista LLC of an “Asset and Property Management Agreement,” in substantially the form attached hereto as Exhibit “E”.

1.10 Property Management Agreement. The Contribution Agreement (including, without limitation, Section 1.6 of the Third Amendment) is hereby amended by deleting Exhibit “R” attached thereto in its entirety and inserting Exhibit “R” attached hereto in lieu thereof.

2.	MISCELLANEOUS PROVISIONS.

2.1 Governing Law. This Amendment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

2.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

2.3 Headings. The Section headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

2.4 Construction. This Amendment shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

2.5 Effect of Amendment. In the event of any inconsistency between the terms of the Contribution Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

2.6 Ratification. Except as otherwise expressly modified hereby, the Contribution Agreement shall remain in full force and effect, and all of the terms and provisions of the Contribution Agreement, as herein modified, are hereby ratified and reaffirmed.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NHP:

NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:	/s/ Donald D. Bradley
Name:	Donald D. Bradley
Title:	Chief Investment Officer
Executive Vice President

OPERATING PARTNERSHIP:

NHP/PMB L.P., a Delaware limited partnership

By:	NHP/PMB GP LLC,
a Delaware limited liability company, its General Partner

By:	NHP Operating Partnership L.P.,
a Delaware limited partnership, its Sole Member

By:	NHP GP LLC,
a Delaware limited liability company, its General Partner

By:	Nationwide Health Properties, Inc.,
a Maryland corporation, its Sole Member

By:	/s/ Donald D. Bradley
Name:	Donald D. Bradley
Title:	Chief Investment Officer
Executive Vice President

[Additional Signature Pages Follow]

Signature Page 1

PMB LLC:

PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company

By:	PMB, INC.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

REMAINING TRANSFERORS:

PMB CHULA VISTA LLC, a California limited liability company

By:	PMB SPE Chula Vista, Inc.,
a Delaware corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

LILIHA PARTNERS L.P., a California limited partnership

By:	PMB SPE Honolulu, Inc.,
a California corporation,
its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 2

THE PLAZA AT WASHOE, LLC,
a Nevada limited liability company

By:	PMB Reno LLC,
a Nevada limited liability company, its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company

By:	PMB South Meadows LLC,
a Nevada limited liability company, its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 3

PMB BURBANK #2 LLC,
a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PDP ORANGE LLC, a Delaware limited liability company

By:	PMB Founders Orange LLC,
a California limited liability company, its Administrative Agent

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 4

PDP MISSION VIEJO LLC,
a Delaware limited liability company

By:	PMB Founders Mission Viejo LLC,
a California limited liability company, its Administrative Agent

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PDP POMERADO LLC, a California limited liability company

By:	PMB Poway LLC,
a California limited liability company, its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 5

PMB PASADENA LLC,
a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB GILBERT LLC, a Delaware limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 6

NEW TERRACE TRANSFEROR:

PMB South Meadows LLC, a Nevada limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

Signature Page 7

EXHIBIT “A”

FORM OF AMENDED TERRACE OPERATING AGREEMENT

See attached.

Exhibit A-1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE TERRACE AT SOUTH MEADOWS, LLC

a Delaware Limited Liability Company

MEMBERSHIP INTERESTS IN THE TERRACE AT SOUTH MEADOWS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, HAVE NOT BEEN REGISTERED WITH OR QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE INTERESTS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE INTERESTS CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE TERRACE AT SOUTH MEADOWS, LLC, AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

Dated as of             , 2008

ARTICLE 6 OPERATIONS		A-27

6.1	Management	A-27
6.2	Limitations on Authority of the Managing Member	A-29
6.3	Reimbursement and Remuneration	A-30
6.4	Reliance by Third Parties	A-30
6.5	Records and Reports; Fiscal Year	A-30
6.6	Indemnification and Liability	A-31
6.7	Other Activities	A-33
6.8	Anti-Competition	A-33

ARTICLE 7 INTERESTS AND TRANSFERS OF INTERESTS		A-34

7.1	Transfers and Withdrawals	A-34
7.2	Further Restrictions	A-36
7.3	Rights of Assignees	A-37
7.4	Admissions, Withdrawals and Removals	A-37
7.5	Admission of Assignees as Substitute Members.	A-38
7.6	Withdrawal of Members Upon Transfer	A-39
7.7	Conversion of Membership Interest	A-39
7.8	Option to Purchase by Renown	A-39
7.9	Buy/Sell by NHP/PMB	A-40

ARTICLE 8 DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY		A-41

8.1	Limitations	A-41
8.2	Exclusive Causes	A-41
8.3	Effect of Dissolution	A-42
8.4	No Capital Contribution Upon Dissolution	A-42
8.5	Liquidation	A-42

ARTICLE 9 MISCELLANEOUS		A-43

9.1	Amendments	A-43
9.2	Member Representations and Warranties	A-44
9.3	Entire Agreement	A-46
9.4	Further Assurances	A-46
9.5	Notices	A-47
9.6	Tax Matters	A-47
9.7	Governing Law	A-47
9.8	Construction	A-47
9.9	Captions - Pronouns	A-47
9.10	Binding Effect	A-48
9.11	Severability	A-48
9.12	Interpretation	A-48

9.13	No Third Party Beneficiaries	A-48
9.14	Counterparts	A-48
9.15	Mandatory Arbitration	A-48
9.16	Attorneys’ Fees	A-49
9.17	Injunctive Relief and Enforcement	A-49
9.18	Appointment of Managing Member as Attorney-in-Fact	A-49
9.19	Force Majeure	A-50
9.20	Limitation On Creditors’ Interests	A-50
9.21	No Liability For Return of Capital	A-50
9.22	Good Faith	A-50
9.23	Time of Essence	A-51
9.24	1031 Exchange Cooperation	A-51
9.25	REIT Restrictions	A-51

EXHIBITS:
Exhibit A	Members, Initial Capital Contributions, Capital Accounts and Percentage Interests
Exhibit B	Dilution of Defaulting Member’s Interest
Exhibit C	Fair Market Value Determination Procedures
Exhibit D	Interim Report Template
Exhibit E	Existing Competing Medical Office Buildings

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF THE TERRACE AT SOUTH MEADOWS, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of THE TERRACE AT SOUTH MEADOWS, LLC (the “Company”) is made and entered into effective as of             , 2008 (the “Effective Date”), by and between NHP/PMB L.P., a Delaware limited partnership (“NHP/PMB”), and RENOWN BUSINESSES (formerly known as Washoe Professional Center, Inc.), a Nevada corporation (“Renown”) (together with NHP/PMB, the “Members,” with each being referred to, individually, as a “Member”) for the purpose of continuing the operation of the Company as a limited liability company organized in Delaware under the Delaware Limited Liability Company Act, 6 Del.C. § 18-101, et seq. (as the same may be amended from time to time, the “Act”).

RECITALS

A. On January 17, 2003, Renown and PMB South Meadows, LLC, a Nevada limited liability company (“PMB South Meadows”) formed The Terrace at South Meadows, LLC, a Nevada limited liability company, by filing Articles of Organization with the Secretary of State of the State of Nevada pursuant to Chapter 86 of the Nevada Revised Statutes, and on April     , 2003, entered into a First Amended and Restated Operating Agreement (the “Existing Operating Agreement”) for the purpose of amending and restating the Operating Agreement of The Terrace at South Meadows, LLC, a Nevada limited liability company.

B. On             , 2008, The Terrace at South Meadows, LLC, a Nevada limited liability company, was converted into the Company.

C. Following the conversion described in Recital B above, PMB South Meadows and Renown each held a fifty (50%) membership interest in the Company.

D. Pursuant to that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (as amended to date, and as the same may be further amended or modified from time to time in accordance with the terms thereof, the “Formation and Contribution Agreement”), by and among Nationwide Health Properties, Inc., NHP/PMB, Pacific Medical Buildings LLC (“Pac Med”), and certain partnerships or limited liability companies affiliated with Pac Med, PMB South Meadows has transferred and conveyed to NHP/PMB all of its right, title and interest in and to a fifty percent (50%) membership interest in the Company and NHP/PMB was admitted to the Company as a member and is hereby being appointed as the sole Managing Member (as defined below). As a result of such transaction, the Company is owned fifty percent (50%) by NHP/PMB and fifty percent (50%) by Renown.

E. In connection with the transactions consummated pursuant to the Formation and Contribution Agreement and the admission of NHP/PMB as a Member and its appointment as the sole Managing Member of the Company, the Members desire to adopt this Agreement in accordance with the Act and to amend and restate the Existing Operating Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

ORGANIZATIONAL MATTERS

1.1 Continuation; Organization. The Members are continuing the Company under the Act for the purposes and upon the terms and conditions hereinafter set forth. The rights and liabilities of the Members of the Company shall be as provided in the Act, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern.

1.2 Name. The name of the Company shall be The Terrace at South Meadows, LLC. The Company may also conduct business at the same time under one or more fictitious names if the Managing Member determines that such is in the best interests of the Company. The Managing Member may change the name of the Company, from time to time, in accordance with applicable law.

1.3 Principal Place of Business; Other Places of Business. The principal place of business of the Company is located at 610 Newport Center Drive, Suite 1150, Newport Beach, California 92660, or such other place or places as the Managing Member may from time to time designate. The Company may maintain offices and places of business at such other place or places as the Managing Member deems advisable.

1.4 Business Purpose. The Company purpose is to engage in any lawful activity for which a limited liability company may be organized under the Act. Without the Managing Member’s consent, however, the Company shall not engage in any business other than the following:

1.4.1 The business of acquiring, whether by purchase, ground lease, or otherwise, the Property (as defined below) and developing, managing, owning, leasing, exchanging, maintaining, operating and selling the Property, building a medical office building and related improvements on the Property, incurring debt, and related activities; and

1.4.2 Such other activities directly related to the above as may be necessary, advisable, or appropriate, in the Managing Member’s sole opinion, to further the business purposes set forth herein.

1.5 Statutory Compliance.

1.5.1 The Certificate of [Conversion/Formation] (the “Certificate”) of the Company was previously filed by [PMB South Meadows], as the sole and managing member of the Company, as an “authorized person” within the meaning of the Act, in the Office of the Delaware Secretary of State as required by the Act. As of the Effective Date, the Managing Member or any Officer of the Company, as an “authorized person” within the meaning of the Act, is hereby authorized to execute, deliver and file an amendment in accordance with the Act as the Managing Member shall deem necessary or advisable.

1.5.2 The Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. Initially the agent for service of process shall be c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The agent may be changed from time to time as the Managing Member determines.

1.5.3 The Company shall qualify to do business in each jurisdiction where required to do so under the laws of such jurisdiction.

1.6 Term. The term of the Company commenced on the date that the Certificate was filed with the Office of the Delaware Secretary of State, and shall continue until terminated pursuant to this Agreement or by law.

1.7 Partnership Status for Income Tax Purposes. It is the intent of the Members that, as of the Effective Date, the Company shall be characterized as a “partnership” for federal and state income tax purposes. This characterization, solely for such tax purposes, does not create or imply a general partnership among the Members for state law or any other purpose.

ARTICLE 2

DEFINITIONS

2.1 Definitions. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

“Acquiring Member” is defined in Section 7.2(b) hereof.

“Act” is defined in the Preamble.

“Additional Members” is defined in Section 3.5 hereof.

“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) Add to such Capital Account the following items:

(i) The amount, if any, that such Member is obligated to contribute to the Company upon liquidation of such Member’s Interest; and

(ii) The amount that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Subtract from such Capital Account such Member’s share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant fiscal year.

“Affiliate” means, with reference to a specified Person, any Person which, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including any Subsidiary of a Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership or control of voting securities, partnership interests or other equity interests or otherwise.

“Agreed Value” is defined in Section 7.8 hereof.

“Agreement” is defined in the Preamble hereof, as it is amended from time to time.

“Assignee” means any Person (a) to whom a Member (or Assignee thereof) Transfers all or any part of its Interest in accordance with the terms of this Agreement, and (b) that has not been admitted to the Company as a Substitute Member pursuant to Section 7.5 of this Agreement.

“Business Day” means a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

“Buy/Sell Offer Notice” is defined in Section 7.9 hereof.

“Buy/Sell Price” is defined in Section 7.9 hereof.

“Capital Account” means the Capital Account maintained for each Member on the Company’s books and records in accordance with the following provisions:

(a) To each Member’s Capital Account there shall be added (i) such Member’s Capital Contributions, (ii) such Member’s allocable share of Net Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Article 5 hereof or other provisions of this Agreement, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

(b) From each Member’s Capital Account there shall be subtracted (i) the amount of (A) cash and (B) the Gross Asset Value of any Company Assets (other than cash) distributed to such Member (other than any payment of principal and/or interest to such Member pursuant to the terms of a loan made by the Member to the Company or any fees paid to a Member) pursuant to any provision of this Agreement, (ii) such Member’s allocable share of Net Losses and any other items in the nature of expenses or losses that are specially allocated to such Member pursuant to Article 5 or other provisions of this Agreement, and (iii) liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(c) In the event any Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any additions or subtractions thereto, are computed in order to comply with such Regulations, the Managing Member may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 8 hereof upon the dissolution of the Company. The Managing Member shall also make (i) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2.

“Capital Contributions” means, with respect to any Member, the total amount of cash and the initial Gross Asset Value of property (other than cash) contributed to the capital of the Company by such Member, whether as an initial Capital Contribution or as an additional Capital Contribution.

“Capital Proceeds” means the net proceeds derived by the Company as a result of a Capital Transaction determined as follows: (a) in the case of any borrowing or refinancing, the gross amount of proceeds resulting therefrom less (i) all Company Expenses incurred in connection with such borrowing or refinancing, (ii) any other costs, expenses or liabilities (including repayment of any indebtedness of the Company) paid or repaid with such proceeds and (iii) any amounts reasonably set aside for the restoration, increase, or creation of Reserves; (b) in the case of a sale, exchange or other disposition of any Company Asset (or interest therein), the gross amount of proceeds resulting therefrom less (i) all Company Expenses incurred in connection with such transaction, (ii) any other costs, expenses or liabilities (including repayment of any indebtedness of the Company) paid or repaid with such proceeds and (iii) any amounts reasonably set aside for the restoration, increase, or creation of Reserves; (c) in the case of any insurance or condemnation recovery on account of any Company Asset (or interest therein), the gross amount of proceeds resulting therefrom, less (i) all Company Expenses incurred in connection with such event, (ii) any other costs, expenses or liabilities (including repayment of any indebtedness of the Company) paid or repaid with such proceeds, and (iii) any amounts reasonably set aside for the restoration, increase, or creation of Reserves or for payment of any restoration of the applicable Company Assets relating to the event giving rise to such recovery; and (d) any revenue previously set aside from Capital Proceeds that are deemed available for Distribution by the Managing Member, including any decrease in any Reserves previously set aside from Capital Proceeds.

“Capital Transaction” means a transaction pursuant to which (a) the Company finances or refinances any Company Assets (or any interest therein), (b) all or any portion of any Company Assets is sold, condemned, exchanged or otherwise disposed of, (c) insurance proceeds or other damages in respect of any Company Assets are recovered by the Company, or (d) any other transaction that, in accordance with GAAP, is considered capital in nature.

“Cash Available for Distribution” means, for the immediately preceding calendar quarter or other accounting period designated by the Managing Member, the Net Operating Income for such period.

“Certificate” is defined in Section 1.5 hereof.

“Change in Control” means, with respect to any Person, the occurrence of any of the following: (a) the sale of all or substantially all of that Person’s assets, stock, membership or partnership interests or other equity interests; (b) the merger, reorganization, share exchange, recapitalization, restructuring or consolidation of that Person, other than a transaction that would result in the voting securities of that Person outstanding immediately prior thereto to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of that Person or such surviving entity outstanding immediately after such transaction; or (c) the acquisition by any “Person” or “Group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) not previously owning any beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of the issued and outstanding voting securities of that Person, of an aggregate of 40% or more of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of the issued and outstanding voting securities of that Person.

“Change in Control Option Notice” is defined in Section 7.8 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law). Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” is defined in the Preamble hereof.

“Company Assets” means all direct and indirect interests in real and personal property owned by the Company from time to time, and shall include both tangible and intangible property (including cash) and the interests held by the Company in any Subsidiary.

“Company Expenses” means, for any period, the amount of expenses accrued or paid by or on behalf of the Company in the ordinary course of business during such period, including all cash expenses, such as insurance premiums, legal, accounting, and bookkeeping. Company Expenses shall include the actual cost of goods, materials, and administrative services (including reasonably allocated overhead expenses) used for or by the Company, whether incurred by the Managing Member, any Affiliate thereof, or any non-Affiliate in performing functions set forth in this Agreement reasonably requiring the use of such goods, materials, or administrative services (including reasonably allocated overhead expenses).

“Company Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase “partnership minimum gain.”

“Defaulted Contribution” is defined in Section 3.3.1 hereof.

“Defaulted Contribution Amount” is defined in Section 3.3.1 hereof.

“Defaulting Member” is defined in Section 3.3.1 hereof.

“Depreciation” means, for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Dispute” is defined in Section 9.15 hereof.

“Distribution” means a distribution of cash or other property by the Company to a Person arising from that Person’s ownership of a Membership Interest or an Economic Interest.

“Economic Interest” means a Person’s right to share in the Net Profits, Net Losses, or similar items of, and to receive Distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or, except as specifically provided in this Agreement or required under the Act, any right to information concerning the business and affairs of the Company.

“Effective Date” is defined in the Preamble hereof.

“Existing Operating Agreement” is defined in the Recitals hereto.

“Fair Market Value” means the value of the particular asset or interest in question determined on the basis of an arm’s length transaction for cash between an informed and willing seller (under no compulsion to sell) and an informed and willing purchaser (under no compulsion to purchase), taking into account, among other things, the anticipated cash flow, taxable income and taxable loss attributable to the asset or interest in question determined in accordance with the procedures set forth in Exhibit C attached hereto.

“Formation and Contribution Agreement” is defined in the Recitals hereto.

“GAAP” means United States generally accepted accounting principles.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the mutual consent of the Managing Member and the contributing Member.

(b) The Gross Asset Values of all Company Assets immediately prior to the occurrence of any event described in subparagraph (i), subparagraph (ii), subparagraph (iii) or subparagraph (iv) below shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

(i) the acquisition of an additional Interest (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member determines that such adjustment is necessary or appropriate to reflect the relative interests of the Members in the Company;

(ii) the Distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for an Interest, if the Managing Member determines that such adjustment is necessary or appropriate to reflect the relative interests of the Members in the Company;

(iii) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the Company by an existing Member acting in a capacity as a Member of the Company or by a new Member acting in a capacity as a Member of the Company or in anticipation of being a member of the Company if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(v) at such other times as the Managing Member shall determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Company Asset distributed to a Member shall be the gross fair market value of such asset on the date of Distribution as determined by the Managing Member.

(d) The Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e) If the Gross Asset Value of a Company Asset has been determined or adjusted pursuant to subparagraph (a), subparagraph (b) or subparagraph (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Company Asset for purposes of computing Net Profits and Net Losses.

“Ground Lease” shall mean the Ground Lease entered into as of February 12, 2003 (as amended to date or as the same may hereafter be amended from time to time), between Washoe Professional Center, Inc. as landlord and The Terrace at South Meadows, LLC, as tenant.

“Incapacity” means, (a) as to any Member who is an individual, the death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (b) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (c) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (e) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (i) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (iii) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (iv) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (ii) above, (v) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (vii) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (viii) an appointment referred to in clause (vii) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” is defined in Section 6.6.1 hereof.

“Interim Reporting Period” is defined in Section 6.5.5 hereof.

“Liabilities” is defined in Section 6.6.1 hereof.

“Liquidator” is defined in Section 8.5.1 hereof.

“Lists” is defined in Section 9.2.3 hereof.

“Majority of Non-Managing Members” means Members (or the applicable subset thereof) holding, in the aggregate, more than fifty percent (50%) of the Percentage Interests held by all Members other than the Managing Member (or the applicable subset thereof).

“Managing Member” means, initially, NHP/PMB and any other Person that succeeds to NHP/PMB as the “Managing Member” of the Company.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to “partner minimum gain.”

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i) for the phrase “partner nonrecourse deductions.”

“Members” means the Persons owning Membership Interests, any Substitute Members and any Additional Members, with each Member being referred to, individually, as a “Member.”

“Membership Interest” or “Interest” means the entire ownership interest of a Member in the Company at any particular time, including without limitation, the Member’s Economic Interest, any and all rights to vote and otherwise participate in the Company’s affairs, and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

“M.O.B.” shall mean the three-story medical office building complex with a rentable area of approximately sixty thousand nine hundred and fifty-three (60,953) square feet previously constructed by Company located on the premises leased pursuant to the Ground Lease.

“Net Operating Income” means, for any period, the amount by which Operating Revenues exceed Company Expenses for such period.

“Net Profits” or “Net Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of Net Profits and Net Losses shall be added to such taxable income or loss;

(b) Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of Net Profits and Net Losses, shall be subtracted from such taxable income or loss;

(c) Gain or loss resulting from any disposition of Company Assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Assets disposed of, notwithstanding that the adjusted tax basis of such Company Assets differs from its Gross Asset Value;

(d) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

(e) To the extent an adjustment to the adjusted tax basis of any asset included in Company Assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Profits and Net Losses;

(f) If the Gross Asset Value of any Company Asset is adjusted in accordance with paragraph (b) or paragraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account in the taxable year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

(g) Notwithstanding any other provision of this definition of Net Profits and Net Losses, any items that are specially allocated pursuant to the Regulatory Allocations or Section 5.4.2 hereof shall not be taken into account in computing Net Profits or Net Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to the Regulatory Allocations and Section 5.4.2 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Profits and Net Losses.

“NHP/PMB” is defined in the Preamble hereof.

“NHP/PMB’s Controlling Principal” means Nationwide Health Properties, Inc., a Maryland corporation, and its successors and assigns.

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“OFAC” is defined in Section 9.2.3 hereof.

“Officers” is defined in Section 6.1.3 hereof.

“Operating Revenues” means, for any period, the gross revenues of the Company arising from the ownership and operation of the Company Assets during such period determined in accordance with GAAP, but specifically excluding Capital Proceeds and Capital Contributions made by the Members (provided that the amount of any decrease in Reserves previously included in determining Company Expenses for any period shall be included in Operating Revenues for the period in which such decrease occurs).

“Option Notice” is defined in Section 7.8 hereof.

“Option Purchase Price” is defined in Section 7.8 hereof.

“Order” and “Orders” are defined in Section 9.2.3 hereof.

“Pac Med” is defined in the Recitals hereto.

“Percentage Interest” means, with respect to each Member, the percentage set forth opposite such Member’s name on Exhibit A attached hereto, as the same may be amended or otherwise modified from time to time.

“Person” means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

“PMB, LLC” means PMB, LLC, a Delaware limited liability company, and its successors and assign.

“PMB South Meadows” is defined in the Recitals hereto.

“Property” means the premises leased by the Company pursuant to the Ground Lease, together with all right, title and interest of the Company as tenant under the Ground Lease, and all improvements thereon and rights related thereto, including the M.O.B.

“Property Manager” means the Person responsible for the day to day management of the M.O.B. and marketing of available space therein, including preparation of operating expense budgets therefor, and the maintenance, cleaning, care, security and safety of the M.O.B.

“Put Agreement” means that certain Put Agreement dated             , 2008, between NHP/PMB and PMB, LLC, pursuant to which NHP/PMB has the right to require that PMB, LLC purchase all of NHP/PMB’s Membership Interest in the Company upon and subject to the terms and conditions therein.

“Put Closing” means the date that (i) PMB, LLC (or its assignee) purchases all of NHP/PMB’s Membership Interest in the Company pursuant to the terms of the Put Agreement, (ii) NHP/PMB withdraws as a Member and as the Managing Member of the Company, and (iii) PMB, LLC (or its assignee) becomes a Substituted Member and the substituted Managing Member of the Company.

“Regulations” means temporary and final Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

“Regulatory Allocations” is defined in Section 5.2.8 hereof.

“Renown” is defined in the Preamble hereof, and its successor and assigns.

“Renown’s Controlling Principal” means Renown Health System, a Nevada not-for-profit corporation, and its successors and assigns.

“Reserves” means funds set aside or amounts allocated to reserves that shall be maintained in amounts reasonably deemed sufficient by the Managing Member for working capital, and to pay taxes, insurance, debt service, and other liabilities, costs or expenses incident to the existence of the Company or the conduct of business by the Company as contemplated hereunder.

“Right of First Refusal” is defined in Section 7.1.2 hereof.

“Right to Compete” is defined in Section 6.7 hereof.

“ROFO Interest” is defined in Section 7.1.2 hereof.

“ROFO Offer Notice” is defined in Section 7.1.2 hereof.

“Securities Act” is defined in Section 9.2.2 hereof.

“Stated Value” is defined in Section 7.9 hereof.

“Subsidiary” means any Affiliate of the Company which is directly or indirectly, through one or more intermediaries, controlled by the Company.

“Substitute Member” means any Person (a) to whom a Member (or Assignee thereof) Transfers all or any part of its Interest, and (b) which has been admitted to the Company as a Substitute Member pursuant to Section 7.5 hereof.

“Tax Matters Partner” is defined in Section 9.6 hereof.

“Term Option Date” is defined in Section 7.8 hereof.

“Term Option Notice” is defined in Section 7.8 hereof.

“Transfer” means, with respect to any Interest in the Company or portion thereof, any assignment, conveyance, sale, pledge, hypothecation, encumbrance, transfer or other disposition of all or any part of such Interest.

“Transferred or “Transferring” shall have a correlative meaning to “Transfer.”

ARTICLE 3

MEMBER CAPITAL, CAPITAL ACCOUNTS, LOANS

AND LIABILITIES

3.1 Generally; Contributions.

3.1.1 The names, addresses and Percentage Interests of the Members as of the Effective Date are set forth on Exhibit A attached hereto and incorporated herein. All Members acknowledge and agree that on or before Effective Date, the Members have made the Capital Contributions described on Exhibit A attached hereto.

3.1.2 The names, addresses, Capital Contributions (including additional Capital Contributions) and Percentage Interests of the Members shall at all times be set forth in the books and records of the Company and shall represent the amount of cash and the Gross Asset Value of all property (other than cash) contributed by or deemed to have been contributed by the Members. Such books and records shall be supplemented from time to time by the Managing Member to reflect the admission of Additional Members and Substitute Members pursuant to this Agreement, as well as to reflect any changes in the Members’ respective Capital Contributions and Percentage Interests pursuant to the terms of this Agreement.

3.2 Additional Contributions.

3.2.1 Except as set forth in this Section 3.2 hereof, or as otherwise required by law, no Member or Assignee shall be required to make any additional Capital Contributions to the Company.

3.2.2 As and when appropriate from time to time to satisfy the capital needs of the Company, the Managing Member shall determine if, when and to what extent additional equity contributions are necessary and shall require the Members to make additional Capital Contributions in accordance with this Section 3.2 hereof. If the Managing Member determines that any additional Capital Contributions are necessary in accordance with the foregoing, the Managing Member shall give written notice to each Member indicating each Member’s required amount thereof. In all events, the Members shall be obligated to make such additional Capital Contributions only in proportion to their then respective Percentage Interests.

3.2.3 Each Member shall have ten (10) calendar days from the date such notice is given to contribute to the Company its additional Capital Contributions in cash. The Managing Member shall cause the Company’s books and records to be updated to reflect such additional Capital Contributions and any corresponding changes to the Members’ Capital Account balances as a result thereof.

3.3 Default in Making of Contributions.

3.3.1 If any Member (in such capacity, a “Defaulting Member”) fails to timely make all or any portion of any initial or additional Capital Contribution such Member is required to make (the “Defaulted Contribution”), and such failure continues for a period of five (5) calendar days after receipt by such Defaulting Member of written notice from the other Member (the “Non-Defaulting Member”) specifying such failure, then the Non-Defaulting Member shall have the right, but not the obligation to make a replacement cash Capital Contribution to the Company in the amount of the Defaulted Contribution (the “Defaulted Contribution Amount”). In the case of a replacement Capital Contribution as described in this Section 3.3.1, only the contributing Member’s Capital Account will be credited with the Defaulted Contribution Amount so contributed by it, and in such event, all Percentage Interests shall thereupon be adjusted as provided in Exhibit B attached hereto.

3.3.2 The rights of the Company and the Non-Defaulting Member under Section 3.3.1 hereof shall be in addition to, and not exclusive of, any and all other rights and remedies available to the Company or the Non-Defaulting Member under this Agreement or otherwise at law or in equity (including, without limitation, instituting a legal proceeding to collect the amount of the Defaulted Contribution).

3.4 Capital Accounts. A Capital Account shall be established and maintained for each Member in accordance with the Regulations promulgated under Section 704 and the terms of this Agreement to the extent such terms are consistent with the applicable Regulations. Immediately prior to the amendment and restatement of this Agreement, the Capital Accounts of the Members were restated pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and paragraph (b) of the definition of Gross Asset Value. Following that restatement, the Capital Accounts of the Members equaled the amounts set forth on Exhibit A attached hereto.

3.5 Additional Members. Subject to Section 6.2.1 hereof, the Managing Member is hereby authorized to issue new Interests directly from the Company and to admit one or more recipients of such Interests as additional Members (“Additional Members”) from time to time, on such terms and conditions and for such Capital Contributions as the Managing Member may determine, and the Percentage Interests of the existing Members shall thereupon be diluted in accordance with Section 3.10 hereof; provided, however, that any dilution of Renown’s Percentage Interest as a result thereof shall require the prior written consent of Renown, in its sole and absolute discretion. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement and such other documents as the Managing Member shall deem appropriate.

3.6 Member Capital. Except as otherwise provided in this Agreement or with the prior written consent of the Managing Member: (a) no Member shall demand or be entitled to receive a return of or interest on its Capital Contributions or Capital Account, (b) no Member shall withdraw any portion of its Capital Contributions or receive any Distributions from the Company as a return of capital on account of such Capital Contributions, and (c) the Company shall not redeem or repurchase the Interest of any Member.

3.7 Liability of Members. Except as otherwise required by any non-waivable provision of the Act or other applicable law: (a) no Member shall be personally liable in any manner whatsoever for any debt, liability or other obligation of the Company, whether such debt, liability or other obligation arises in contract, tort, or otherwise; and (b) no Member shall in any event have any liability whatsoever in excess of (i) the amount of its Capital Contributions, if any, (ii) its share of any assets and undistributed profits of the Company, (iii) the amount of any unconditional obligation of such Member to make additional Capital Contributions to the Company pursuant to this Agreement, and (iv) the amount of any wrongful Distribution to such Member, unless and to the extent such Member has actual knowledge (at the time of the Distribution) that such Distribution is made in violation of the Act.

3.8 Member Loans.

3.8.1 No Member shall be required to make any loans or otherwise lend any funds to the Company.

3.8.2 A Member may make loans to the Company or any Subsidiary of the Company with the consent of such Member and the Managing Member, provided that such loans are on commercially reasonable terms no less favorable to the Company than might be available from independent third parties as reasonably determined by the Managing Member, unless otherwise approved by a Majority of Non-Managing Members.

3.8.3 No loans made by any Member to the Company shall have any effect on such Member’s Percentage Interest, such loans representing a debt of the Company payable or collectible solely from the assets of the Company in accordance with the terms and conditions upon which such loans were made or, absent any such documents or instruments, shall be repaid prior to making any Distribution to the Members of the Company.

3.9 Loans by Third Parties. The Managing Member, in its sole and absolute discretion and from time to time, may cause the Company to borrow funds or enter into any similar credit, guarantee, financing or refinancing arrangements for any use consistent with the purpose of the Company from or with any Person, including from the Managing Member (provided that if such Person is a Member or any Affiliate thereof, the provisions of Section 3.8 hereof with respect to loans from Members shall apply) upon such terms as the Managing Member determines appropriate in its sole and absolute discretion, and to pledge or otherwise secure such borrowings or similar arrangements with any Company Assets.

3.10 Dilution.

3.10.1 Subject to Section 6.2.1 hereof, the Managing Member shall have the right at any time and from time to time, to designate an additional Percentage Interest to any new or existing Member in exchange for such consideration as the Managing Member may determine; provided that, subject to Section 3.3.1, all then-existing Percentage Interests shall be diluted pro rata in connection therewith.

3.10.2 All dilution under this Section 3.10 shall be effected without compensation to the Members from whom such Percentage Interests are taken, except as otherwise agreed in writing by the Managing Member and a Majority of Non-Managing Members.

ARTICLE 4

DISTRIBUTIONS

4.1 Distributions of Cash Available for Distribution and Capital Proceeds.

4.1.1 Generally. Except as otherwise provided in this Section 4.1 or in Section 4.2 and Article 8 hereof, no Member shall be entitled to receive Distributions from the Company.

4.1.2 Quarterly Distributions of Cash Available for Distribution. Except as otherwise provided in Section 4.2 and Article 8 hereof, the Managing Member shall cause the Company to distribute Cash Available for Distribution on a quarterly basis, in proportion to each Member’s Percentage Interest provided that such Distributions shall be made in accordance with the remainder of this Article 4.

4.1.3 Distributions Upon Capital Transaction. Except as otherwise provided in Section 4.2 and Article 8 hereof, upon a Capital Transaction, the Managing Member shall cause all Capital Proceeds resulting therefrom to be distributed to the Members in proportion to each Member’s Percentage Interest, provided that such Distribution shall be made in accordance with the remainder of this Article 4.

4.2 Distributions Upon Liquidation. Notwithstanding the provisions of this Article 4, Distributions made in conjunction with the winding-up and final liquidation of the Company shall be applied or distributed as provided in Article 8 hereof.

4.3 Withholding. The Company may withhold Distributions or portions thereof if it is required to do so by any applicable rule, regulation, or law, and each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement. Any amount paid on behalf of or with respect to a Member pursuant to this Section 4.3 shall be treated as having been distributed to such Member in accordance with the terms of this Agreement. Each Member will furnish the Managing Member with such information as may be requested by the Managing Member from time to time to determine whether withholding is required, and each Member will promptly notify the Managing Member if such Member determines at any time that it is subject to withholding.

4.4 Distributions in Kind. No right is given to any Member to demand or receive property other than cash as provided in this Agreement. All distributions to the Members shall be in cash unless otherwise determined by the Managing Member and with the affirmative vote or written consent of a Majority of Non-Managing Members. Subject to the foregoing, any Company Assets distributed in a form other than cash shall be distributed in such a fashion as to ensure that the fair market value thereof is distributed and allocated in accordance with this Article 4 and Articles 5 and 8 hereof. The fair market value of any Company Assets distributed in kind shall be determined by the Managing Member and with the affirmative vote or written consent of a Majority of Non-Managing Members.

4.5 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall be required to make a Distribution to any Person in violation of the Act or other applicable law.

ARTICLE 5

ALLOCATIONS OF NET PROFITS AND NET LOSSES

5.1 General Allocation of Net Profits and Losses.

5.1.1 Generally. Net Profits and Net Losses shall be determined and allocated with respect to each fiscal year or other period of the Company: (a) as of the end of such fiscal year, (b) at such times as the Gross Asset Value of any Company Asset is adjusted pursuant to the definition thereof, and (c) at such other times as may be required or permitted pursuant to this Agreement or otherwise under the Code. Subject to the other provisions of this Agreement, an allocation to a Member of a share of Net Profits or Net Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profits or Net Losses.

5.1.2 Interim Allocations. After giving effect to the allocations set forth in Section 5.2, Net Profits and Net Losses for any fiscal year or other period shall be allocated to each of the Members as follows:

(a) Net Profits. Net Profits shall be allocated as follows:

(i) First, to the Members in accordance with their Percentage Interests in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to such Members pursuant to Section 5.1.2(b)(ii) hereof for all prior fiscal years minus the cumulative Net Profits allocated to such Member pursuant to this Section 5.1.2(a)(i) for all prior fiscal years;

(ii) Second, to the Members in proportion to and in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Member pursuant to Section 5.1.2(b)(i) for all prior fiscal years minus the cumulative Net Profits allocated to such Member pursuant to this Section 5.1.2(a)(ii) for all prior fiscal years; and

(iii) Third, to the Members in accordance with their Percentage Interests.

(b) Net Losses. Net Losses shall be allocated as follows:

(i) First, to the Members in proportion to, and in reverse order of, the Net Profits previously allocated to the Members in accordance with Section 5.1.2(a) hereof to the extent not already taken into account under this Section 5.1.2(b)(i); and

(ii) Second, to the Members in accordance with their Percentage Interests.

5.1.3 Adjustments. To the extent any allocation of Net Profits is made under Section 5.1.2(a)(i) or (ii), to the greatest extent possible, such income shall be of the same character as the Net Loss which is being offset.

5.1.4 Allocations in Connection with Liquidations. Notwithstanding the allocation provisions set forth in Sections 5.1.1 and 5.1.2 hereof, but subject to Section 5.2 hereof, all Net Profits or Net Losses realized in connection with the dissolution of the Company in accordance with Article 8 hereof shall be allocated to the Members in a manner so that the Distributions to each Member pursuant to Section 4.2 and Article 8 hereof shall, to the greatest extent possible, be equal to that amount that each such Member would receive under Section 4.1 hereof if the amounts to be distributed by the Company in connection with such dissolution were instead distributed under Section 4.1 hereof.

5.2 Regulatory Allocations. Notwithstanding the foregoing provisions of this Article 5, the following special allocations shall be made in the following order of priority:

5.2.1 If there is a net decrease in Company Minimum Gain during a Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Section 5.2.1 is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

5.2.2 If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). This Section 5.2.2 is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

5.2.3 If any Member unexpectedly receives an adjustment, allocation, or Distribution of the type contemplated by Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be allocated to all such Members (in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible. It is intended that this Section 5.2.3 qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d).

5.2.4 If the allocation of Net Loss (or items of loss or deduction) to a Member as provided in Section 5.1 hereof would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Net Loss as will not create or increase an Adjusted Capital Account Deficit. The Net Loss that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to the limitations of this Section 5.2.4.

5.2.5 To the extent that an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of its Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations

Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such Distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

5.2.6 The Nonrecourse Deductions for each taxable year of the Company shall be allocated to the Members in accordance with their respective Percentage Interests.

5.2.7 The Member Nonrecourse Deductions shall be allocated each year to the Member that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

5.2.8 The allocations set forth in Sections 5.2.1, 5.2.2, 5.2.3, 5.2.4, 5.2.5, 5.2.6 and 5.2.7 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(i). Notwithstanding the provisions of Sections 5.1.2 and 5.1.3, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

5.3 Tax Allocations.

5.3.1 Except as provided in Section 5.3.2 hereof, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss and deduction shall be allocated between the Members as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to this Article 5.

5.3.2 Tax items with respect to Company Assets that are contributed to the Company on or before the Effective Date with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated between the Members for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under the “traditional method,” without curative allocations, as described in Regulations Section 1.704-3(b). If the Gross Asset Value of any Company Asset is adjusted pursuant to the definition of “Gross Asset Value” in Section 2.1 hereof, or if assets are contributed to the Company after the Effective Date at a Gross Asset Value that differs from their tax bases, subsequent allocations of income, gain, loss and deduction with respect to any such Company Asset shall take account of any variation between the adjusted basis of such Company Asset for federal income tax purposes and its Gross Asset Value under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Managing Member. Allocations pursuant to this Section 5.3.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses and any other items or Distributions pursuant to any provision of this Agreement.

5.4 Other Provisions.

5.4.1 For any fiscal year or other period during which any part of a Membership Interest or Economic Interest is transferred between the Members or to another Person, the portion of the Net Profits, Net Losses and other items of income, gain, loss, deduction and credit that are allocable with respect to such part of a Membership Interest or Economic Interest shall be apportioned between the transferor and the transferee under any method allowed pursuant to Section 706 of the Code and the applicable Regulations as determined by the Managing Member.

5.4.2 In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 5, the Managing Member is hereby authorized to make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Member.

5.4.3 The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Net Profits, Net Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

5.4.4 For purposes of determining a Member’s proportional share of the Company’s “excess nonrecourse liabilities” within the meaning of Regulations Section 1.752-3(a)(3), each Member’s interest in Net Profits shall be such Member’s Percentage Interest.

5.4.5 All matters concerning the allocations and other determinations provided for in this Article 5 and any accounting procedures not expressly provided for in this Agreement shall be determined by the Managing Member in a manner consistent with the terms and intent of this Agreement.

ARTICLE 6

OPERATIONS

6.1 Management.

6.1.1 Except as otherwise expressly provided in this Agreement, the Managing Member shall have sole and complete charge and management of all the affairs and business of the Company, in all respects and in all matters and shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company.

6.1.2 Except as otherwise provided in this Agreement, the Managing Member shall have the sole power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Managing Member (including, without limitation, through the appointment of officers of the Company).

6.1.3 The Managing Member may appoint one or more individuals to manage the day-to-day business affairs of the Company (the “Officers”). The Officers shall serve at the pleasure of the Managing Member. To the extent delegated by the Managing Member, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company. Unless otherwise specified by the Managing Member, such Officers shall have such authority and responsibility in respect of the Company as is generally attributable to the holders of such offices in corporations incorporated under the laws of the State of Delaware. In addition, the Managing Member may designate such other Persons to act as agents of the Company’s business as the Managing Member shall determine in its sole and absolute discretion, and the actions of such other Persons taken in such capacity and in accordance with this Agreement shall bind the Company to the same extent the Managing Member is authorized to bind the Company.

6.1.4 Except as otherwise expressly provided in this Agreement or as the Managing Member may delegate, the Members shall not participate in the management of the Company, and shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company. Except as expressly provided in this Agreement or required by any non-waivable provisions of applicable law, Members (other than the Managing Member) shall have no right to vote on or consent to any other matter, act, decision, or document involving the Company or its business. No Member (other than the Managing Member) shall take any action in the name of or on behalf of the Company, including, without limitation, assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Member, shall have been expressly authorized by the Managing Member or shall be expressly and specifically authorized by this Agreement.

6.1.5 Without limiting the generality of the foregoing provisions of this Section 6.1, in furtherance of the Company’s purpose as set forth in Section 1.4 hereof, the Managing Member (on behalf of the Company) shall have full and complete power and authority, without the approval of any Member (except as otherwise specifically provided herein):

(a) to take all actions necessary to fulfill the Company’s purpose set forth in Section 1.4;

(b) to negotiate, enter into, perform, modify, extend, terminate, amend, waive, renegotiate, and/or carry out any contracts and agreements of any kind and nature, including, without limitation, contracts and agreements with any Person, including any Member or Assignee, or any Affiliate thereof (provided that any contract or agreement with any Member or Affiliate of a Member shall be on commercially reasonable terms no less favorable to the Company than might be available from independent third parties as reasonably determined by the Managing Member, unless otherwise approved by a Majority of Non-Managing Members), or any other agent of the Company, as the Managing Member deems necessary or advisable;

(c) to, from time to time, employ, engage, hire, or otherwise secure the services of such Persons, including any Member or any Affiliate thereof (provided that any such engagement or employment of a Member or Affiliate of a Member shall be approved by the other Member, with such consent not to be unreasonably withheld), as the Managing Member may deem necessary or advisable for the administration of the business of the Company;

(d) to exercise any and all rights on behalf of the Company;

(e) to acquire, hold, sell, lease, exchange and otherwise deal with the Company’s Assets or any interests therein;

(f) to make Distributions of Company Assets;

(g) to borrow or lend money on behalf of the Company for any general purpose of the Company; and

(h) to control all other aspects of the business and operations of the Company that the Managing Member elects to so control.

6.2 Limitations on Authority of the Managing Member.

6.2.1 General Limitations. The Managing Member shall not have authority hereunder to cause the Company to engage in the following transactions without first obtaining the affirmative vote or written consent of a Majority of Non-Managing Members in their sole and absolute discretion: (a) pledge any of the Company’s credit or Company Assets for other than Company purposes; (b) assign the Company’s Assets in contravention of this Agreement; (c) confess judgment against the Company; (d) commit any wrongful act making it impossible to carry on the Company’s ordinary business; (e) sell or transfer the Property or all or substantially all of the Company Assets (provided, however, that in the event NHP/PMB, as Managing Member, seeks the affirmative vote or written consent of a Majority of Non-Managing Members, and such affirmative vote or written consent is not provided within thirty (30) days, NHP/PMB shall be permitted to Transfer all of its Membership Interest to PMB, LLC in accordance with Section 7.1.3(d) hereof, provided that such Transfer shall be subject to the Right of First Refusal in accordance with Section 7.1.2 hereof); (f) merge the Company with any other Person (including a reorganization, acquisition, or similar transaction); or (g) admit any Additional Members (to the extent that their admission would dilute Renown’s Percentage Interest or result in NHP/PMB no longer being the Managing Member), except in accordance with Section 7.1.3 hereof.

6.2.2 Approval of Property Manager. Notwithstanding anything to the contrary in this Agreement, for so long as Renown is a Member of the Company, the Managing Member shall cause the M.O.B. to be managed by a Property Manager approved by Renown, which approval shall not be unreasonably withheld, conditioned or delayed. Renown hereby approves of PMB Real Estate Services, LLC, the Managing Member or any Affiliate of the Managing Member as the Property Manager of the M.O.B. (provided that any contract or agreement with PMB Real Estate Services, LLC, the Managing Member or any Affiliate of the Managing Member shall be on commercially reasonable terms no less favorable to the Company than might be available from independent third parties as reasonably determined by the Managing Member).

6.3 Reimbursement and Remuneration. The Managing Member shall not be compensated for acting in such capacity, but shall be entitled to reimbursement for reasonable expenses including the Managing Member’s reasonably allocated overhead expenses incurred in furtherance of the business or management of the Company. Distributions received by the Members pursuant to Articles 4 and 8 are not, and shall not be deemed to be, remuneration within the meaning of this Section 6.3.

6.4 Reliance by Third Parties. Any Person dealing with the Company or the Managing Member may rely upon a certificate signed by the Managing Member (or any one or more of its agents designated by the Managing Member for such purpose or given such authority) as to:

6.4.1 The identity of the Managing Member, any Member of the Company or any Officer;

6.4.2 The existence or non-existence of any facts which constitute a condition precedent to acts by the Managing Member or in any other manner germane to the affairs of the Company;

6.4.3 The Persons who are authorized to execute and deliver any instrument or document for or on behalf of the Company; or

6.4.4 Any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

6.5 Records and Reports; Fiscal Year.

6.5.1 The Managing Member shall cause to be kept (and made available to each Member), at the principal place of business of the Company, or at such other location as the Managing Member shall reasonably deem appropriate, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities, and the internal affairs of the Company for at least the current and past four fiscal years.

6.5.2 The Members agree that the books of the Company shall be kept for accounting purposes in accordance with GAAP, consistently applied, and shall be kept for tax reporting purposes in accordance with applicable provisions of the Code. Subject to Code Section 448, the books of the Company may be kept on such other methods of accounting for tax and financial reporting purposes as may be determined by the Managing Member. The fiscal year of the Company shall end on December 31 of each year.

6.5.3 Members (personally or through an authorized representative) may, for purposes reasonably related to their Interests, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours.

6.5.4 Prior to December 15 of each year, the Managing Member shall deliver to the other Members, for informational purposes only and not for approval, a copy of the annual budget approved by the Managing Member for the Property for the following calendar year.

6.5.5 Notwithstanding that the fiscal year of the Company shall end on December 31 of each year, for so long as Renown is a Member of the Company, the Managing Member shall have prepared and delivered to Renown an interim report of the Company’s operations for the period from July 1 of each year through June 30 of the following year (the “Interim Reporting Period”) in the form attached hereto as Exhibit D (or such other form as the Managing Member and Renown may reasonably agree) in order to permit Renown to report on the operations of the Company for each Interim Reporting Period. Such interim report shall be delivered to Renown no later than forty-five (45) days after the end of each Interim Reporting Period.

6.6 Indemnification and Liability.

6.6.1 The Company shall indemnify and hold harmless the Managing Member, each of the Members and all officers and agents of the Company (each an “Indemnitee”) to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements and other costs of litigation, whether pending or threatened), judgments, fines, settlements and other amounts, of any nature whatsoever, known or unknown, liquid or illiquid (collectively, “Liabilities”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising out of or incident to the business of the Company, if (a) the Indemnitee acted in good faith in a manner such Person believed to be within the scope of such Indemnitee’s authority and in, or not contrary to, the best interests of the Company, and (b) the Indemnitee’s conduct did not constitute fraud, bad faith or willful misconduct. The termination of an action, suit, or proceeding by judgment, order, settlement, or upon a plea of nolo contendre or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clauses (a) or (b) above. For purposes of this Section 6.6, reasonable reliance upon the advice of legal counsel shall raise a rebuttable presumption of “good faith.” Notwithstanding anything to the contrary herein, the foregoing indemnity shall not extend to any Liabilities arising from a Member’s breach of its representations, warranties, covenants or acknowledgements in Section 9.2 hereof.

6.6.2 Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.6 shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a satisfactory written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.

6.6.3 The indemnification provided by this Section 6.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

6.6.4 Any indemnification provided hereunder shall be satisfied solely out of the Company Assets. No Member shall be subject to personal liability by reason of these indemnification provisions.

6.6.5 No Indemnitee shall be denied indemnification in whole or in part under this Section 6.6 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

6.6.6 Except as set forth in Section 6.6.3 hereof, the provisions of this Section 6.6 are for the benefit of the Indemnitees only and shall not be deemed to create any rights for the benefit of any other Person.

6.6.7 None of the Officers of the Company, the Managing Member or any Member (except as provided in Section 9.2.4(b) hereof) shall be liable to the Company or to any other Member for any losses sustained or liabilities incurred as a result of any act or omission of such Person if (i) such Person acted in good faith in a manner such Person believed to be within the scope of such Person’s authority and in, or not contrary to, the best interests of the Company, and (ii) such Person’s conduct did not constitute fraud, bad faith, willful misconduct or a material breach of this Agreement.

6.6.8 The Managing Member is hereby authorized on behalf of the Company to cause the Company to indemnify, hold harmless and release any agents and/or advisors of the Company, the Managing Member and the Company’s Affiliates, to the same extent provided with respect to the Indemnitees in this Section 6.6.

6.6.9 To the extent that, at law or in equity, the Members have duties (including fiduciary duties) and liabilities relating thereto to the Company, any Member or other Person bound by the terms of this Agreement, such Members acting in good faith in accordance with this Agreement shall not be liable to the Company, any other Member, or any such other Person for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Member otherwise existing at law or in equity, are agreed by all parties hereto to modify to that extent such other duties and liabilities to the greatest extent permitted under applicable law.

6.6.10 Each Member shall have a duty to act in good faith. Subject to the foregoing sentence, but notwithstanding anything else in this Agreement to the contrary or otherwise applicable law, whenever a Member or the Members are required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing: (a) “in its discretion,” under a similar grant of authority or latitude, or without an express standard of behavior (including, without limitation, standards such as “reasonable”), then each Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall, to the fullest extent permitted by law, have no duty or obligation to consider any other interests or factors whatsoever (other than the duty to act in good faith), or (b) with an express standard of behavior (including, without limitation, standards such as “reasonable”), then each Member shall comply with such express standard but shall not be subject to any other, different or additional standard (other than the standard of good faith).

6.7 Other Activities. Except as provided in Section 6.8 hereof, each Member and its Affiliates may engage or invest in, and devote its and their time to, any other business venture or activity of any nature and description, whether or not such activities are considered competitive with the Company (the “Right to Compete”), and neither the Company nor any other Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Member (or to the income or proceeds derived therefrom), and the pursuit of such other venture or activity shall not be deemed wrongful or improper. The Right to Compete of each Member and its Affiliates does not require the notice to, approval from, or other sharing with, any of the other Members or the Company. The legal doctrines of “corporate opportunity,” “business opportunity” and similar doctrines shall not be applied to any such competitive venture or activity of a Member or its Affiliates. No Member or its Affiliates shall have any obligation to the Company or its other Members with respect to any opportunity.

6.8 Anti-Competition. Notwithstanding anything to the contrary in Section 6.7 hereof, or any other provision of this Agreement to the contrary, Renown and NHP/PMB agree as follows:

6.8.1 Renown. Renown covenants and agrees with NHP/PMB that, so long as Renown or any Affiliate of Renown is a Member of the Company, neither Renown nor any Affiliate of Renown shall engage in the construction or operation of other new medical office buildings that might be in competition with the M.O.B. within a three (3) mile radius of the M.O.B. while the occupancy of the M.O.B. is below ninety-five percent (95%) without the prior written consent of NHP/PMB, which consent may be given or withheld in NHP/PMB’s sole and absolute discretion. At such time as either (i) the M.O.B. first achieves at least a ninety-five percent (95%) occupancy or (ii) Renown or any Affiliate of Renown is no longer a Member of the Company, this restriction shall terminate and be of no further force or effect, even if, with respect to such occupancy, the occupancy later drops below the ninety five percent (95%) level. The restriction in this Section 6.8.1 shall not apply to any existing medical office buildings or properties owned, leased or operated by Renown or any of its Affiliates described on Exhibit E attached hereto.

6.8.2 NHP/PMB. NHP/PMB covenants and agrees with Renown that, so long as NHP/PMB or any Affiliate of NHP/PMB is a Member of the Company, neither NHP/PMB nor any Affiliate of NHP/PMB shall engage in the construction or operation of other new medical office buildings that might be in competition with the M.O.B. within a three (3) mile radius of the M.O.B. without the prior written consent of Renown, which consent may be given or withheld in Renown’s sole and absolute discretion. At such time as neither NHP/PMB nor any Affiliate of NHP/PMB is a Member of the Company, this restriction shall terminate and be of no further force or effect. The restriction in this Section 6.8.2 shall not apply to any existing medical office buildings owned, leased or operated by NHP/PMB or any of its Affiliates described on Exhibit E attached hereto.

6.8.3 Medical Office Building Defined. As used in this Section 6.8, “medical office building” shall mean a building, the primary use of which is for the private practice of medicine and related services by medical, osteopathic, podiatric doctors and/or related health care professionals, and uses related or incidental thereto (including parking), and “Medical

Office Building” shall expressly not include any senior housing, assisted living or other similar facility.

ARTICLE 7

INTERESTS AND TRANSFERS OF INTERESTS

7.1 Transfers and Withdrawals.

7.1.1 Generally. To the fullest extent permitted by law, and except as otherwise permitted in this Article 7, no Member nor any Assignees or Substitute Member may (a) Transfer all or any portion of its Membership Interest or Economic Interest (or beneficial interest therein) to any Person voluntarily or permit such a Transfer by operation of law, (b) withdraw from the Company, or (c) take any action causing the dissolution of the Company prior to its termination pursuant to the terms hereof, without, in each case, the consent of the Managing Member, or, if the Managing Member is the Transferring Member, without the consent of a Majority of the Non-Managing Members, which consent, in either such case, may be given or withheld in each such Member’s sole and absolute discretion. To the fullest extent permitted by law, any purported Transfer which is not in strict compliance with this Agreement shall be void ab initio.

As a condition to the effectiveness of any Transfer that is permitted under this Section 7.1, the transferor shall bear and pay all related fees and costs including any Company Expenses. Any Transfer permitted under this Section 7.1 shall also be subject to the provisions of Section 7.2 hereof. Except as otherwise expressly provided in this Article 7, the recipient or transferee of any Membership Interest or Economic Interest (or any part thereof or beneficial interest therein) Transferred (or deemed Transferred) in accordance with this Article 7 shall be an Assignee only, with only the rights provided in Section 7.3, unless and until admitted as a Substitute Member pursuant to Section 7.5 hereof.

7.1.2 First Refusal Right. Except as provided in Section 7.1.3 hereof, if, at anytime a Member shall desire to Transfer all or any portion of its Membership Interest or Economic Interest (or any part thereof or beneficial interest therein), including by NHP/PMB pursuant to the exercise of its rights under the Put Agreement (such offered interest being hereinafter referred to as the “ROFO Interest”), it shall first offer the ROFO Interest to the other Members in accordance with this Section 7.1.2 (the “Right of First Refusal”). In such event, the Transferring Member shall first deliver to the other Members a written notice (the “ROFO Offer Notice”) stating (a) the exact interest to be Transferred as the ROFO Interest, (b) the name of the proposed Assignee, (c) the purchase price, and (d) the terms for payment; provided, however, that if NHP/PMB shall exercise its rights under the Put Agreement, then the ROFO Offer Notice to be delivered to the other Members shall be a written notice of NHP/PMB’s exercise of its rights under the Put Agreement, together with the purchase price to be paid by PMB, LLC (or its assignee) thereunder. Within fifteen (15) days after receipt of the ROFO Offer Notice, any one (1) or more of the other Members may, at their option, exercisable in writing by an irrevocable notice, elect to purchase the ROFO Interest for the purchase price and on the terms set forth in the ROFO Offer Notice, which purchase shall be consummated within forty-five (45) days of the delivery of the notice of such election (or such earlier or later date as the Members may agree). The closing of such a purchase shall be held at the principal office of the Company and the owner of the ROFO Interest being sold shall transfer such interest free and clear of all liens, security interests and competing claims and shall deliver such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of any such liens, security interests or competing claims as the purchaser hereunder shall reasonably request. If more than one Member elects to purchase the offered ROFO Interest pursuant to the Right of First Refusal, the right to purchase such ROFO Interest shall be apportioned to such electing Members in proportion to their Percentage Interests, or in such different proportions as may be agreed on by them in writing, provided that all of the ROFO Interest offered pursuant to the ROFO Offer Notice must be purchased. All the Members who exercise the Right of First Refusal hereunder, shall only be severally liable for the purchase price in the proportion of their purchase; provided, however, that should any Member fail to purchase their agreed upon or designated share of the offered ROFO Interest, the other electing Members shall purchase their prorata portion of such ROFO Interest (so that the entire ROFO Interest is purchased).

If none of the other Members elect to purchase the ROFO Interest pursuant to the Right of First Refusal provided in this Section 7.1.2, then the Transferring Member may Transfer the Membership Interest or Economic Interest being offered to the proposed Assignee in the ROFO Offer Notice to such Assignee. Nevertheless, except as otherwise provided in Section 7.1.3 hereof, the Assignee shall become a Substituted Member only with the consent of the Managing Member, or, if the Managing Member is the Transferring Member, with the consent of a Majority of the Non-Managing Members, which consent, in either such case, may be given or withheld in each such Member’s sole and absolute discretion. In the event that NHP/PMB, as Managing Member, seeks the consent of a Majority of Non-Managing Members under the preceding sentence with respect to an Assignee other than PMB, LLC, and such consent is not provided within thirty (30) days, NHP/PMB shall be permitted to Transfer all of its Membership Interest to PMB, LLC in accordance with Section 7.1.3(d) hereof (provided that if NHP/PMB’s entire Membership Interest is greater than the ROFO Interest previously offered, then such Transfer of NHP/PMB’s entire Membership Interest shall first be subject to another Right of First Refusal in accordance with the terms of this Section 7.1.2).

7.1.3 Permitted Transfers. Notwithstanding anything to the contrary herein, the following Transfers may be consummated (x) without the consent or approval of any other Member and (y) except as provided in subsection (d) below, without first complying with the Right of First Refusal pursuant to Section 7.1.2 hereof, and the Assignee shall become a Substituted Member with respect to any Membership Interest so Transferred (subject only to the condition set forth in Section 7.5.1(c) hereof):

(a) Between Members. Any Member may Transfer all or any part of its Membership Interest or Economic Interest (or beneficial interest therein) in the Company to any other Member on terms and conditions agreed upon by such Members.

(b) Affiliate Transfers. Any Member may Transfer all or any portion of its Membership Interest or Economic Interest (or beneficial interest therein) in the Company to an Affiliate (in each case, for so long as such Affiliate remains an Affiliate of such transferor). Except as otherwise provided herein, if any such Member (or Assignee thereof) Transfers all or any portion of its Membership Interest or Economic Interest (or beneficial interest therein) to an Affiliate and such Affiliate ceases to be an Affiliate of the transferor at any time thereafter, then such transferor and such transferee shall be in material breach of this Agreement and such event shall be deemed a Transfer in violation of the restrictions set forth in Section 7.1.1 hereof.

(c) Transfers for Estate Planning. Any Member may Transfer all or any portion of its Membership Interest or Economic Interest (or beneficial interest therein) in the Company to a family member of such Member, a trust of which all the beneficiaries are such Member or family members of such Member, to a corporation, general or limited partnership or limited liability company all of the owners of which are such Member or family members of such Member.

(d) Put Closing. NHP/PMB may, subject to first complying with the Right of First Refusal provisions of Section 7.1.2 hereof, Transfer its Membership Interest in the Company to PMB, LLC (or its assignee) in connection with a Put Closing, in which case PMB, LLC (or its assignee) shall become not only a Substitute Member, but shall, notwithstanding anything to the contrary in Section 7.5.1(c) hereof, also replace NHP/PMB as the Managing Member of the Company.

7.1.4 Allocations and Adjustments Upon Transfer. In the event of a Transfer of all or any Membership Interest or Economic Interest in the Company in accordance with this Agreement, at any time other than at the end of the Company’s fiscal year, the profits, gains, losses, deductions and credits of the Company for such fiscal year shall be allocated between or among the respective parties or the Members, as the case may be, in such manner as determined by the Managing Member which is consistent with the provisions of Code Section 706(d) or any applicable successor thereto.

7.1.5 No Mortgages, Pledges and Hypothecations. Without limiting the provisions of Section 7.1.1 hereof, and notwithstanding the other provisions of this Section 7.1, no Member may mortgage, pledge or hypothecate its Interest in the Company without the approval of the Managing Member, or, if the Managing Member is the Member desiring to mortgage, pledge or hypothecate its Interest, without the consent of a Majority of the Non-Managing Members, which consent, in either such case, may be given or withheld in each such Member’s sole and absolute discretion.

7.2 Further Restrictions. Notwithstanding any contrary provision in this Agreement, unless approved by the Managing Member and a Majority of Non-Managing Members, in each case in their sole and absolute discretion, any otherwise permitted Transfer to any Person shall be null and void if:

(a) such Transfer may cause a termination of the Company for federal or state, if applicable, income tax purposes (unless otherwise waived in writing by the Managing Member and a Majority of Non-Managing Members);

(b) such Transfer may cause the Company to cease to be classified as a partnership for federal or state income tax purposes, provided, however, that if as a result of such Transfer one Member (for purposes of this Section 7.2(b), the “Acquiring Member”) would own one hundred percent (100%) of the outstanding Interests, and following such Transfer the Company would constitute a disregarded entity for United States federal income tax purposes with respect to the Acquiring Member, such Transfer shall be a permitted Transfer;

(c) such Transfer may require the registration of such Transferred Interests pursuant to any applicable federal or state securities laws;

(d) such Transfer may cause the Company to become a “Publicly Traded Partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;

(e) such Transfer would cause the Company to violate the “private placement” safe harbor of Section 1.7704-1(h) of the Regulations;

(f) such Transfer may subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

(g) such Transfer may result in a violation of applicable laws;

(h) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Interest; or

(i) the Company does not receive written instruments (including, without limitation, copies of any instruments of Transfer and such Substitute Member’s or Assignee’s consent to be bound by this Agreement as appropriate) that are in a form satisfactory to the Managing Member (in its reasonable discretion).

7.3 Rights of Assignees. Until such time, if any, as the transferee in any permitted Transfer pursuant to this Article 7 is admitted to the Company as a Substitute Member pursuant to Section 7.5: (a) such transferee shall be an Assignee only, and only shall receive, to the extent Transferred, the Distributions and allocations of income, gain, loss, deduction, credit, or similar items to which the Member that Transferred its Interest would be entitled, and (b) such Assignee shall not be entitled or enabled to exercise any other rights or powers of a Member, such other rights remaining with the transferring Member. In such a case, the transferring Member shall remain a Member, and shall remain liable for the satisfaction of all obligations contained herein as a Member, even if he has Transferred his entire Economic Interest to one or more Assignees. In the event any Assignee desires to make a further assignment of any Economic Interest, such Assignee shall be subject to all of the provisions of this Agreement relating to restrictions on Transfer to the same extent as any Member desiring to make such an assignment.

7.4 Admissions, Withdrawals and Removals. Except as otherwise specifically set forth in this Agreement, no Person shall be admitted to the Company as a Member except in accordance with Sections 3.5 and 3.10 hereof (and subject to the restrictions set forth in Section 6.2.1 hereof) (in the case of Persons obtaining an Interest directly from the Company) or Sections 7.1.3 and 7.5 hereof (in the case of transferees of a permitted Transfer of an Interest from another Person). Except as otherwise specifically set forth in this Agreement, no Member shall be entitled to retire or withdraw from being a Member of the Company except (i) in accordance with Section 7.6 hereof, or (ii) with the consent of the Managing Member, or, if the

Managing Member is the withdrawing Member, with the consent of a Majority of the Non-Managing Members, which consent, in either such case, may be given or withheld in each such Member’s sole and absolute discretion. No Member shall be subject to removal in the Company as a Member. No admission, withdrawal or removal of a Member shall cause the dissolution of the Company. Any purported admission, withdrawal or removal which is not in accordance with this Agreement shall be null and void.

7.5 Admission of Assignees as Substitute Members.

7.5.1 Except as otherwise provided in Section 7.1.3 hereof, an Assignee shall become a Substitute Member only if and when each of the following conditions are satisfied:

(a) The assignor of the Interest Transferred sends written notice to the Managing Member, or if the Managing Member is the Transferring Member, to the other Members, requesting the admission of the Assignee as a Substitute Member and setting forth the name and address of the Assignee, the Capital Account transferred, the Percentage Interest transferred, and the effective date of the Transfer; provided, however, that in connection with a Transfer by the Managing Member of its entire Membership Interest to PMB, LLC (or its assignee) in connection with a Put Closing, such notice shall be for informational purposes only;

(b) The Managing Member consents in writing to the admission of such Assignee as a Substitute Member, or if the Managing Member is the Transferring Member, a Majority of the Non-Managing Members consent in writing to the admission of such Assignee as a Substitute Member; provided, however, that the Managing Member may Transfer its entire Membership Interest to PMB, LLC (or its assignee) in connection with a Put Closing without the consent of a Majority of the Non-Managing Members, and in such event PMB, LLC (or its assignee) shall be admitted as a Substitute Member and appointed the Managing Member of the Company;

(c) The Managing Member receives from the Assignee (i) such information concerning the Assignee’s financial capacities and investment experience as the Managing Member may reasonably request, and (ii) written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a Substitute Member) that are in a form satisfactory to the Managing Member (as determined in the Managing Member’s reasonable discretion); provided, however, that if the Managing Member is the Transferring Member, the other Members shall receive (except with respect to PMB, LLC (or its assignee)) from such Assignee (A) such information concerning the Assignee’s financial capacities and investment experience as a Majority of the Non-Managing Members may reasonably request, and (B) written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a Substitute Member) that are in a form satisfactory to a Majority of the Non-Managing Members (as determined in a Majority of the Non-Managing Members’ reasonable discretion).

7.5.2 Upon the admission of any Substitute Member, the books and records of the Company shall be updated by the Managing Member to reflect the name, address, Capital Contributions and Percentage Interest of such Substitute Member and to eliminate or adjust, if necessary, the name, address, Capital Contributions and Percentage Interest of the predecessor of such Substitute Member.

7.6 Withdrawal of Members Upon Transfer. If a Member has transferred all of its Membership Interest to one or more Assignees, then such Member shall withdraw from the Company if and when all such Assignees have been admitted as Substitute Members in accordance with this Agreement.

7.7 Conversion of Membership Interest. Upon the Incapacity of a Member, such Incapacitated Member’s Membership Interest shall automatically be converted to an Economic Interest only, and such Incapacitated Member (or its executor, administrator, trustee, or receiver, as applicable) shall thereafter be deemed an Assignee for all purposes hereunder, with the same Economic Interest as was held by such Incapacitated Member prior to its Incapacity, but without any other rights of a Member unless the holder of such Economic Interest is admitted as a Substitute Member pursuant to Section 7.5 hereof.

7.8 Option to Purchase by Renown. Renown shall have the option to purchase (a) NHP/PMB’s entire Membership Interest upon a Change in Control of NHP/PMB or NHP/PMB’s Controlling Principal or (b) the Managing Member’s entire Membership Interest (whether owned by NHP/PMB or a successor or assign to NHP/PMB) upon or at the conclusion of the five (5), ten (10), fifteen (15) and twenty (20) year anniversaries of the Effective Date (each, a “Term Option Date”). In the event of a Change in Control of NHP/PMB or NHP/PMB’s Controlling Principal, NHP/PMB shall deliver written notice of such event to Renown on or before the fifth (5th) Business Day following such event, and Renown may exercise its option to purchase NHP/PMB’s entire Membership Interest pursuant to clause (a) above, if at all, by delivering a written irrevocable notice (a “Change in Control Option Notice”) to NHP/PMB of such exercise within one hundred twenty (120) days following Renown’s receipt of NHP/PMB’s written notice of such Change in Control, which Change in Control Option Notice shall also specify a closing date not later than ninety (90) days following the date on which such Change of Control Option Notice is delivered. If Renown is entitled to exercise the option to purchase pursuant to clause (b) above, such option shall be exercised, if at all, by delivering a written irrevocable notice (a “Term Option Notice,” and together with a Change of Control Option Notice, each an “Option Notice”) to the Managing Member at least six (6) months before the applicable Term Option Date, and the closing date therefor shall occur on the Term Option Date. If such option to purchase is exercised by Renown, the purchase price payable by Renown for such Membership Interest on the closing date shall be the Option Purchase Price.

As used herein, “Option Purchase Price” shall mean the amount that NHP/PMB would receive if, as of the date of the Option Notice, the Company Assets were sold at the Agreed Value, and the Company had immediately paid all Company debts and liabilities and distributed the net proceeds of the sale and any other liquid assets of the Company among the Members in accordance with the provisions of Section 8.5.1 hereof (without regard to any other costs of liquidation or the establishment of Reserves); provided, however, that if any prepayment penalties or loan assumption fees or costs become due with respect to the financing or other indebtedness as a result of transactions contemplated by this Section 7.8, such costs and fees shall be borne solely by Renown and shall be deducted from Renown’s distributions pursuant to Section 8.5.1 hereof prior to such calculation. As used herein, the term “Agreed Value” shall mean the Fair Market Value of the Company Assets as of the date of the Option Notice; provided, however, that the “Agreed Value” for the first (1st) Term Option Date (i.e., the option upon or at the conclusion of the fifth (5th) anniversary of the Effective Date), shall be the greater of (i) the Fair Market Value of the Company Assets as of the date of the Option Notice with respect thereto or (ii) $ [INSERT CONTRIBUTION VALUE FROM CONTRIBUTION AGREEMENT].

The closing of a purchase pursuant to this Section 7.8 shall be held at the principal office of the Company on the applicable closing date. At such closing, NHP/PMB (or the then owner of NHP/PMB’s Membership Interests) shall transfer to Renown the entire Membership Interest in the Company of NHP/PMB (or its successor or assign) free and clear of all liens, security interests and competing claims and shall deliver to Renown such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of any such liens, security interests or competing claims as Renown shall reasonably request. All other rights of NHP/PMB (or the then owner of NHP/PMB’s Membership Interests) in the Company shall be deemed terminated. Renown shall pay the Option Purchase Price to NHP/PMB (or its successor or assign) at the closing in cash.

7.9 Buy/Sell by NHP/PMB. In the event of a Change in Control of Renown or Renown’s Controlling Parent, Renown shall deliver written notice of such event to NHP/PMB on or before the fifth (5th) Business Day following such event. NHP/PMB may initiate the buy/sell procedure set forth in this Section 7.9 by delivering, within one hundred twenty (120) days following NHP/PMB’s receipt of written notice of a Change in Control of Renown or Renown’s Controlling Principal, a written irrevocable offer (the “Buy/Sell Offer Notice”) to either (a) purchase the entire Membership Interest of Renown in the Company or (b) sell the entire Membership Interest of NHP/PMB in the Company to Renown on such terms and conditions as NHP/PMB shall set forth in the Buy/Sell Offer Notice. NHP/PMB shall in the Buy/Sell Offer Notice state a value for the Company Assets as of the date of such Buy/Sell Offer Notice (the “Stated Value”). The purchase price to be paid by NHP/PMB for Renown’s Membership Interest in the Company or by Renown for NHP/PMB’s Membership Interest in the Company pursuant to this Section 7.9 shall equal the Buy/Sell Price.

In the event that NHP/PMB shall deliver a Buy/Sell Offer Notice to Renown, Renown shall have a period of ninety (90) days after the date on which such Buy/Sell Offer Notice is delivered to either (i) accept the offer contained in the Buy/Sell Offer Notice or (ii) reject such offer, which rejection shall be deemed to constitute an irrevocable counter-offer. Failure of Renown to give written notice to NHP/PMB rejecting NHP/PMB’s offer within said 90-day period shall be deemed to be an acceptance of NHP/PMB’s offer by Renown. If NHP/PMB’s offer is an offer to sell to Renown, and Renown rejects such offer within the time period herein provided, then such rejection by Renown shall constitute an irrevocable counter-offer of Renown to sell Renown’s entire Membership Interest in the Company to NHP/PMB on the terms and conditions set forth in the Buy/Sell Offer Notice. Likewise, if NHP/PMB’s offer is an offer to buy from Renown then such rejection by Renown shall constitute an irrevocable counter-offer of

Renown to purchase NHP/PMB’s entire Membership Interest in the Company on the terms and conditions set forth in the Buy/Sell Offer Notice.

The closing of a purchase pursuant to this Section 7.9 shall be held at the principal office of the Company on the one hundred twentieth (120th) day after the date on which the Buy/Sell Offer Notice is delivered. The selling Member shall transfer to the buying Member the entire Membership Interest in the Company of the selling Member free and clear of all liens, security interests and competing claims and shall deliver to the buying Member such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of any such liens, security interests or competing claims as the buying Member shall reasonably request. All other rights of the selling Member(s) in the Company shall be deemed terminated. The buying Member shall pay the Buy/Sell Price for the selling Member’s Membership Interest at the closing in accordance with the terms and conditions set forth in the Buy/Sell Offer Notice.

As used herein, “Buy/Sell Price” shall mean the amount that the selling Member would receive if, as of the date of the Buy/Sell Offer Notice, the Company Assets were sold at the Stated Value, and the Company had immediately paid all Company debts and liabilities and distributed the net proceeds of the sale and any other liquid assets of the Company among the Members in accordance with the provisions of Section 8.5.1 hereof (without regard to any other costs of liquidation or the establishment of Reserves); provided, however, that if any prepayment penalties or loan assumption fees or costs become due with respect to the financing or other indebtedness as a result of transactions contemplated by this Section 7.9, such costs and fees shall be borne solely by the buying Member and shall be deducted from such buying Member’s distributions pursuant to Section 8.5.1 hereof prior to such calculation.

ARTICLE 8

DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

8.1 Limitations. The Company may be dissolved, liquidated, and terminated only pursuant to the provisions of this Article 8, and the parties hereto do hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company Assets.

8.2 Exclusive Causes. Notwithstanding the Act, the following and only the following events shall cause the Company to be dissolved, liquidated, and terminated:

(a) The election of the Managing Member, with the affirmative vote or written consent of a Majority of Non-Managing Members;

(b) Judicial dissolution;

(c) At any time that there are no Members, unless the business of the Company is continued in accordance with the Act;

(d) Cancellation or termination of the Ground Lease entered into between Renown and the Company, unless such cancellation or termination results from the Company acquiring fee title to the Property;

(e) The sale, exchange, or other disposition of all or substantially all of the Company Assets and the distribution to the Members of the proceeds of such sales, exchanges, or other dispositions;

(f) If (i) this Agreement is found to be illegal or (ii) it is reasonably determined by the Internal Revenue Service or Renown in good faith consultation with its independent certified public accountants that the continuation of this Agreement would likely jeopardize the tax-exempt status of Renown’s Controlling Principal or any of the other tax exempt Affiliates of Renown’s Controlling Principal; provided, however, that if the event potentially resulting in dissolution results from the jeopardization of Renown’s tax-exempt status as described in clause (ii) of this Section 8.2(f), then the dissolution shall not occur until: (A) first, Renown shall have the option to transfer its Membership Interest to an Affiliate pursuant to 7.1.3(b) hereof, or (B) if Renown declines to exercise its option to Transfer its Membership Interest to an Affiliate, the Managing Member shall have the right to initiate the buy/sell procedures set forth in Section 7.9 hereof. If neither Renown nor the Managing Member desires to exercise the rights provided above, the Company shall be dissolved.

To the fullest extent permitted by law, any dissolution of the Company other than as provided in this Section 8.2 shall be a dissolution in contravention of this Agreement.

8.3 Effect of Dissolution. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until (a) it has been wound up and its assets have been distributed as provided in Section 8.5 hereof and (b) a certificate of cancellation has been filed with the office of the Secretary of State of the State of Delaware. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

8.4 No Capital Contribution Upon Dissolution. Each Member shall look solely to the assets of the Company for all Distributions with respect to the Company, its Capital Contributions thereto, its Capital Account and its share of Net Profits or Net Losses, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member. Accordingly, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, Distributions and allocations for all taxable years, including the year during which the liquidation occurs), then such Member shall have no obligation to make any Capital Contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other person for any purpose whatsoever.

8.5 Liquidation.

8.5.1 Upon dissolution of the Company, the Company shall thereafter engage in no further business other than that which is necessary to wind up the business, and the Managing Member (or such other Person as the Managing Member may determine) shall act as the “Liquidator” of the Company. A reasonable time shall be allowed for the winding up of the affairs of the Company in order to minimize any losses attendant upon such a winding up. In the event the Liquidator reasonably believes that it is prudent to do so, cash or other assets held in reserve may be placed in a liquidating trust or other escrow immediately prior to the termination of the Company in order to ensure that any and all obligations of the Company are satisfied. After allocating (pursuant to Article 5 hereof) all income, gain, loss, deductions and credit resulting from the liquidation of the Company Assets, the Liquidator shall apply and distribute the cash proceeds thereof as follows:

(a) First, to the creditors of the Company (including, without limitation, to Members who are creditors to the extent permitted by law) in satisfaction of liabilities of the Company, and to the setting up of any Reserves for contingencies which the Liquidator may consider necessary or appropriate;

(b) Thereafter, to the Members in accordance with their respective positive Capital Account balances determined in accordance with Section 8.5.2 hereof, by the end of the taxable year in which such liquidation occurs or, if later, within 90 days after the date of the liquidation.

8.5.2 The Capital Account balances shall be determined after taking into account all Capital Account adjustments for the accounting period during which such liquidation occurs (other than those made as a result of the Distributions set forth in Section 8.5.1(b) hereof).

8.5.3 Notwithstanding Section 8.5.1 or Section 8.5.2 hereof, in the event that the Liquidator determines that an immediate sale of all or any portion of the Company Assets would cause undue loss to the Members, the Liquidator, in order to avoid such loss to the extent not then prohibited by the Act, may either defer liquidation of and withhold from Distribution for a reasonable time any Company Assets except those necessary to satisfy, including the provision of reasonable Reserves for, the Company’s debts and obligations, or distribute the Company Assets to the Members in kind in a manner otherwise in accordance with the Distribution procedure of Section 8.5.1 hereof.

ARTICLE 9

MISCELLANEOUS

9.1 Amendments.

9.1.1 Each Substitute Member shall become a signatory hereto by signing a counterpart signature page to this Agreement, and such other instruments, in such manner, as the Managing Member shall determine. By so signing, each Substitute Member shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Agreement.

9.1.2 In addition to amendments specifically authorized herein, amendments may be made to this Agreement from time to time by the Managing Member, without the consent of any other Member: (a) to delete or add any provision of this Agreement required to be so deleted or added by any federal or state law, rule or regulation (provided that any such amendment may not adversely affect the Economic Interest or other material rights of any Member without such Member’s consent); (b) to take such actions as may be necessary (if any) to insure that the Company will be treated as a partnership for federal income tax purposes (provided that any such amendment may not adversely affect the Economic Interest of any

Member without such Member’s consent); and (c) to reflect the admission of any Additional Member pursuant to Section 3.5 hereof or Substitute Member pursuant to Section 7.5 hereof.

9.1.3 In making any amendments, there shall be prepared and filed by, or for, the Managing Member such documents and certificates as may be required under the Act and under the laws of any other jurisdiction applicable to the Company.

9.2 Member Representations and Warranties. Each Member (solely on behalf of itself and not with respect to any other Member) hereby represents, warrants, covenants and acknowledges as follows:

9.2.1 Generally.

(a) Status. Such Member is duly incorporated, organized or formed (in the event such Member is not a corporation), validly existing and in good standing under the laws of its state or country of incorporation, organization or formation (as the case may be). Such Member has the requisite power and authority to own its property and to carry on its business as now conducted, to the extent material to its rights and obligations under this Agreement.

(b) Authority. Such Member has the requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder in accordance with the terms and provisions hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, corporate or otherwise, on the part of such Member. This Agreement constitutes the legally valid and binding obligation of such Member, enforceable against it in accordance with its terms, except as enforceability may be affected by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity and the limitation of certain remedies by certain equitable principles of general applicability; and (iii) the fact that the rights to indemnification hereunder may be limited by federal or state securities laws.

(c) No Breach or Default. The execution, delivery and performance by such Member of this Agreement and the transactions contemplated hereby will not constitute a material breach of any term or provision of, or a material default under (i) any outstanding indenture, mortgage, loan agreement or other similar contract or agreement to which such Member or any of its Affiliates is a party or by which it or any of its Affiliates or its or their property is bound; (ii) its certificate or articles of incorporation or bylaws or other governing documents; (iii) any material applicable law, rule or regulation; or (iv) any material order, writ, judgment or decree having applicability to it.

(d) Consents and Approvals. All material consents, licenses, approvals and authorizations, if any, and all material filings and registrations, required from any governmental body, authority, bureau or agency for or on the part of such Member or any of its Affiliates in connection with its execution and delivery of this Agreement and its contributions to the capital of the Company have been obtained on or prior to the date hereof.

9.2.2 Investment Representations.

(a) Such Member is acquiring its Interest for its own account and not for the account of any other Person. Such Member is acquiring its Interest solely for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Such Member understands that the sale and issuance of the Interests has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), applicable state securities laws or the securities or similar laws of any other jurisdiction whatsoever, and, therefore, the Interests cannot be sold, resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the securities and similar laws of each applicable jurisdiction, or unless exemptions from such registration requirements are available. Such Member understands that dispositions of its Interest can be made only (i) as explicitly permitted or contemplated under the terms of this Agreement and (ii) in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and all applicable state securities and “blue sky” laws; and such Member understands that the Company is under no obligation to register the offer or sale of any Interests in any jurisdiction whatsoever or to assist Members in complying with any exemption from registration under the securities or similar laws of any jurisdiction whatsoever.

(b) Such Member understands that it may bear the economic risk of an investment in an Interest for an indefinite period of time, and such Member’s financial situation is such that it can afford to bear the economic risk of holding its Interest for an indefinite period of time and suffer a complete loss of its investment in the Company.

(c) Such Member’s investment in the Company represented by its Interest is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within such Member’s risk capital means and is not so great in relation to such Member’s total financial resources as would jeopardize the financial needs of such Member in the event such investment were lost in whole or in part.

(d) Such Member’s knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase and acquisition of its Interest, or it has been advised by representatives possessing such knowledge and experience.

(e) Such Member is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

9.2.3 Patriot Act. Such Member, and to such Member’s knowledge, all persons or entities holding any legal or beneficial interest whatsoever in such Member, are in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the (“Orders”)). To such Member’s knowledge, neither such Member nor any of its Affiliates (i) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (ii) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) is owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

9.2.4 Other

(a) Neither the Company nor the other Members have made any warranties or representations to such Member with respect to the income tax consequences of the transactions contemplated by this Agreement, and such Member is in no manner relying on the Company, any other Member or their respective representatives for an assessment of such tax consequences.

(b) Such Member agrees to indemnify, defend and hold harmless the Company, the other Members, each officer, director, agent and Affiliate of the Company and the other Members, and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act, against any and all losses, claims, demands, costs, damages, liabilities (joint and several), expenses of any nature (including reasonable attorneys’ fees and disbursements and other costs of litigation, whether pending or threatened), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such Person may be involved, or threatened to be involved as a party or otherwise, arising out of or based upon any false representation or warranty made by such Member herein or in any other document or certificate delivered to the Company by such Member in connection with such Member’s acquisition of its Interest, or any breach or failure by such Member to comply with any covenant or agreement made by such Member herein.

9.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof and thereof.

9.4 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

9.5 Notices. Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a “notice”) must be in writing and may be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed to the recipient at that recipient’s address set forth on Exhibit A attached hereto. Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In lieu of notice by U.S. Mail, either party may send notices by facsimile to the number specified for the recipient on Exhibit A attached hereto or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, provided that an original of such facsimile is also sent to the intended addressee by another method approved in this Section 9.5, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified on Exhibit A attached hereto set forth in the courier’s delivery receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address or facsimile number for notice purposes.

9.6 Tax Matters.

9.6.1 The Managing Member shall be designated and shall serve as “Tax Matters Partner” (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company.

9.6.2 The Member designated as “Tax Matters Partner” may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Section 754 of the Code) in accordance with this Agreement.

9.6.3 Income tax returns of the Company shall be prepared by such certified public accountants as the Managing Member shall retain at the expense of the Company.

9.7 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of choice of law or conflicts of law.

9.8 Construction. The Members intend that this Agreement shall be construed as if all parties prepared this Agreement.

9.9 Captions - Pronouns. Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

9.10 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving a Membership Interest or Economic Interest, whether as Assignees, Substitute Members or otherwise.

9.11 Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

9.12 Interpretation. All references herein to Articles, Sections, subparagraphs, Exhibits and addenda shall be deemed to be references to Articles, Sections and subparagraphs of, and Exhibits and addenda to, this Agreement unless the context shall otherwise require. All Exhibits and addenda attached hereto shall be deemed incorporated herein as if set forth in full herein. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The words “date hereof” shall refer to the date set forth on the cover page of this Agreement. All accounting terms not defined in this Agreement shall have the meanings determined by GAAP as in effect from time to time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

9.13 No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company or by any creditor of any Member. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto and, solely with respect to the provisions of Sections 6.6 and 9.2.4(b) hereof, each Indemnitee and each other indemnified Person addressed therein.

9.14 Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

9.15 Mandatory Arbitration. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement, including any claim based on contract, tort or statute (collectively, a

“Dispute”), that cannot be resolved by the Members within thirty (30) days shall first be submitted to mediation between the Members. In the event that such mediation does not resolve the Dispute within ten (10) Business Days, the Dispute shall be resolved at the written request of any Member by binding arbitration using applicable arbitration procedures of JAMS located in Orange County, California pursuant to Delaware law. The Members shall attempt to designate one arbitrator from JAMS. If they are unable to do so within thirty (30) days after written demand therefor, then JAMS shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys’ fees (including those of in-house counsel) and costs to the prevailing Member and charge the cost of arbitration to any Member which is not the prevailing party. Notwithstanding anything to the contrary contained herein, this Section 9.15 shall not prevent a Member from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state of California (to which all Members consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such Member under this Agreement or to prevent irreparable harm and injury. The court’s jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Agreement between the parties hereto shall be determined through final and binding arbitration in accordance with the terms of this Section 9.15. Neither the Members nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all Members except to the extent necessary to enforce the award; provided, however, that either Member may disclose the existence, content or results of any such arbitration to its partners, officers, directors, employees, agents, attorneys and accountants and to any other Person to whom disclosure is required by applicable law, including pursuant to an order of a court of competent jurisdiction. Each Member’s obligation under this Section 9.15 will survive the dissolution, liquidation and winding up of the Company.

9.16 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or to resolve any dispute under this Agreement, the losing party shall pay the attorneys’ fees, costs and necessary disbursements of the prevailing party in addition to any other relief to which such prevailing party may be entitled.

9.17 Injunctive Relief and Enforcement. In the event of a breach by a Member of the terms of this Agreement, the Company or the other Members shall be entitled to institute, in accordance with Section 9.15 hereof, legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by such Member and to enjoin such Member from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Each Member acknowledges that money damages for any breach by such Member of the provisions of this Agreement would not be a sufficient remedy for any breach of this Agreement by such Member and that in addition to all other remedies the Company and the non-breaching Members shall be entitled to specific performance and injunctive or other equitable relief for any such breach.

9.18 Appointment of Managing Member as Attorney-in-Fact.

9.18.1 Each Member, including each Additional Member and Substitute Member, by its execution of this Agreement, irrevocably constitutes and appoints the Managing Member as its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such certificates and other instruments, and all amendments thereto, which the Managing Member deems appropriate to form, qualify or continue the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Company may conduct business or in which such formation, qualification, or continuation is, in the opinion of the Managing Member, necessary or desirable to protect the limited liability of the Members or operate the Company.

9.18.2 The appointment by all Members of the Managing Member as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power, and the transfer or assignment of all or any portion of the Interest of such Person in the Company, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Member of all of its Interest in the Company, the foregoing power of attorney of an assignor Member shall survive such assignment only until such time as the Assignee shall have been admitted to the Company as a Substitute Member and all required documents and instruments shall have been duly executed, filed, and recorded to effect such substitution.

9.19 Force Majeure. The parties to this Agreement shall be excused from performance of their obligations under this Agreement where they are prevented from so performing by revolutions, terrorism or similar disorders, wars, acts of enemies, strikes, fires, floods, acts of God, or, without limiting the foregoing, by any cause not within the control of the party whose performance is interfered with, and which, by the exercise of reasonable diligence, the party is unable to prevent. All parties shall perform such parts or aspects of their obligations as are not interfered with by these causes.

9.20 Limitation On Creditors’ Interests. No creditor who makes a non-recourse loan to the Company shall have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital, or property of the Company, other than as a secured creditor.

9.21 No Liability For Return of Capital. No Member shall be personally liable for the return of all or any part of the Capital Contributions of the other Members. Any such return shall be made solely from Company Assets.

9.22 Good Faith. The Members shall deal with one another fairly, reasonably and in good faith. Except as is expressly provided otherwise in this Agreement, neither party shall unreasonably withhold, condition or delay its consent in any situation in which this Agreement calls for consent.

9.23 Time of Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

9.24 1031 Exchange Cooperation. Notwithstanding anything to the contrary contained herein, each of the parties hereto hereby acknowledges and agrees that, to the extent requested, it shall cooperate with the other party to enable the other party to conduct a tax-free exchange under Section 1031 of the Code. Each party hereby agrees to take all reasonable steps to facilitate any such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Agreement, (c) no party making such accommodation shall make any representations or warranties concerning tax treatment to the other party or incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Agreement will be extended as a result thereof.

9.25 REIT Restrictions. NHP/PMB’s Controlling Principal is a real estate investment trust (“REIT”) and is subject to the provisions of Code Sections 856 through and including Code Section 860.

(a) So long as NHP/PMB’s Controlling Principal owns, directly or indirectly through one or more partnerships or entities that are disregarded for tax purposes, any interest in the Company, then notwithstanding any other provision of this Agreement, except for securities of a taxable REIT subsidiary of NHP/PMB’s Controlling Principal, the Company shall not own or acquire, directly or indirectly, securities that represent more than 10% of the total value or the total voting power of the outstanding securities of any issuer without the specific written approval of NHP/PMB’s Controlling Principal.

(b) So long as NHP/PMB’s Controlling Principal owns, directly or indirectly, any interest in the Company, then the Managing Member shall cause the Company to be operated (by any Property Manager and/or otherwise) in a manner that: (i) does not prevent NHP/PMB’s Controlling Principal from being taxed as a real estate investment trust under Sections 856-859 of the Code, as determined by NHP/PMB’s Controlling Principal; and (ii) unless otherwise determined by NHP/PMB’s Controlling Principal, would not result in the recognition of income that is not described in Section 856(c)(2) or Section 856(c)(3) of the Code.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NHP/PMB:	NHP/PMB L.P.,
a Delaware limited partnership

	By:	NHP/PMB GP LLC,
a Delaware limited liability company,
its General Partner

	By:	NHP Operating Partnership L.P.,
a Delaware limited partnership,
its Sole Member

	By:	NHP GP LLC,
a Delaware limited liability company,
its General Partner

	By:	Nationwide Health Properties, Inc.,
a Maryland corporation,
its Sole Member

By:
Name:
Title:

RENOWN:	RENOWN BUSINESSES, a Nevada corporation

By:
Name:
Title:

EXHIBIT A

MEMBERS, CAPITAL CONTRIBUTION,

CAPITAL ACCOUNTS AND PERCENTAGE INTERESTS

Name and Address of Members	Capital Contributions	Capital Accounts	Percentage Interests
NHP/PMB L.P. 610 Newport Center Drive, Suite 1150 Newport Beach, CA 92660 Attention: Doug Pasquale	$		$50%

Renown Businesses	$		$50%

Attention:

EXHIBIT B

DILUTION OF DEFAULTING MEMBER’S INTEREST

Upon the occurrence of an event described in Section 3.3.1, all Percentage Interests shall thereupon be adjusted as follows:

Dilution of Percentage Interest:

1.	Determine the percentage, stated as a fraction, the numerator of which is the aggregate amount of all Capital Contributions of the Defaulting Member theretofore received by the Company (excluding the Defaulted Contribution Amount) and the denominator of which is the aggregate amount of all Capital Contributions of all Members theretofore received by the Company (including the Defaulted Contribution Amount made by another Member).

2.	Determine the amount equal to: (a) the Defaulting Member’s Percentage Interest immediately prior to such default, minus (b) the percentage determined under step 1 above.

3.	Multiply the percentage from step 2 above by 1.5, and deduct the result of this calculation from the Defaulting Member’s Percentage Interest. This is the new Percentage Interest of the Defaulting Member from and after the date of the default. The amount by which the old Percentage Interest of the Defaulting Member exceeds the new Percentage Interest of the Defaulting Member shall be added to the Percentage Interest of the Non-Defaulting Member from and after the date of the default.

EXHIBIT C

FAIR MARKET VALUE DETERMINATION PROCEDURES

If it becomes necessary to determine the Fair Market Value of any of the Company Assets pursuant to Section 7.8 hereof, the same shall me determined in accordance with the provisions of this Exhibit C.

Within ten (10) Business Days following receipt by the Managing Member of the Option Notice, a senior executive or other authorized representatives of each of the Managing Member and Renown (each, a “Representative”) shall meet (which meeting may be telephonically) (the “Meeting”) in an attempt to agree upon the Fair Market Value of such Company Assets, provided however, in no event shall either of the Managing Member or Renown be obligated to agree to any particular Fair Market Value of such Company Assets at such Meeting. In the event such Representatives agree upon the Fair Market Value of such Company Assets at or in connection with the Meeting, the same shall be confirmed, in writing, in which event the Fair Market Value of such Company Assets as so agreed upon shall be final and binding upon each of the Managing Member and Renown. By way of clarification, each of the Managing Member and Renown acknowledge and agree that, in the event the Representatives are unable to agree upon the Fair Market Value of such Company Assets hereunder, the Fair Market Value of such Company Assets shall be determined as set forth below.

In the event that the Managing Member and Renown are unable to establish the Fair Market Value of such Company Assets (or in the event no Meeting is held), each of the Managing Member and Renown shall within twenty (20) days after the Managing Member’s receipt of the Option Notice select one MAI Appraiser (as hereinafter defined) to participate in the determination of the Fair Market Value of such Company Assets hereunder and shall notify the other Member of such selection, which notice shall include the name and address of the MAI Appraiser selected by such Member. Within ten (10) days after the timely selection of the last of the initial two (2) MAI Appraisers, such initial MAI Appraisers so selected by each Member shall each determine the Fair Market Value of such Company Assets hereunder. If such two (2) valuations are within ten percent (10%) of each other, then the average of such two (2) valuations shall be deemed to be the Fair Market Value of such Company Assets hereunder. If such two (2) valuations are not within ten percent (10%) of each other, then within ten (10) days of such determination, such initial MAI Appraisers so selected by each Member shall select a third MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Value of such Company Assets hereunder within ten (10) days of the selection of the third MAI Appraiser. The Company shall pay the fees and expenses of the three (3) MAI Appraisers selected pursuant to this Exhibit C.

In the event either of the Managing Member or Renown fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other Member shall alone determine the Fair Market Value of such Company Assets hereunder in accordance with the provisions of this Exhibit C and such Fair Market Value as so determined shall be final and binding upon the Managing Member and Renown.

In the event the MAI Appraisers selected by the Managing Member and Renown are unable to agree upon a third MAI Appraiser within the time period set forth above, the Managing Member and Renown shall endeavor, reasonably and in good faith, to agree upon a third MAI Appraiser. In the event the Managing Member and Renown are unable to so agree within twenty (20) days after the timely selection of the last of the initial two (2) MAI Appraisers, such dispute shall be submitted to, and resolved under binding arbitration pursuant to Section 9.15 hereof (the cost of any such arbitration to be paid by the Company, excluding the costs incurred by either of the Managing Member or Renown in participating in the same, which shall be borne by such Member).

If the initial two (2) MAI Appraisers are timely selected and a third (3rd) MAI Appraiser is selected pursuant to the provisions above, then the Fair Market Value of such Company Assets for purposes of this Exhibit C shall be the average of the two (2) nearest valuations and shall be final and binding upon the Managing Member and Renown. Notwithstanding the foregoing, in the event any of the MAI Appraisers fails to timely determine the Fair Market Value of such Company Assets as provided above, the final and binding Fair Market Value of such Company Assets shall be (x) the average of the appraisals (if two (2) of the MAI Appraisers timely determine the Fair Market Value of such Company Assets) or (y) the appraised value (if only one (1) of the MAI Appraisers timely determines the Fair Market Value of such Company Assets).

The Managing Member and Renown shall, and shall cause the Company to, at all times cooperate reasonably and in good faith, and in a timely manner, with the MAI Appraisers so as to facilitate the appraisal processes hereunder.

“MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the State of Nevada, independent and not an Affiliate of either NHP/PMB or Renown and who has substantial experience in performing appraisals of medical office buildings similar to the Property and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is mutually agreed upon by the Managing Member and Renown, which approval shall not be unreasonably withheld, conditioned or delayed.

EXHIBIT D

INTERIM REPORT TEMPLATE

EXHIBIT E

EXISTING COMPETING MEDICAL OFFICE BUILDINGS

Renown and its Affiliate’s Buildings:

NHP/PMB and its Affiliate’s Buildings:

EXHIBIT “B”

FORM OF AMENDMENT TO TERRACE GROUND LEASE

See attached.

Exhibit B-1

FIRST AMENDMENT

TO

GROUND LEASE

This FIRST AMENDMENT TO GROUND LEASE (this “First Amendment”) is made and entered into as of             , 2008 (the “Effective Date”), by and between RENOWN BUSINESSES (formerly known as Washoe Professional Center, Inc.), a Nevada corporation (“Landlord”), and THE TERRACE AT SOUTH MEADOWS, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A. Landlord is the “Landlord” and Tenant is the “Tenant” pursuant to that certain Ground Lease dated February 12, 2003 (as amended by this First Amendment, the “Lease”), affecting certain premises located within the Washoe Medical Center South Meadows Campus, in the City of Reno, County of Washoe and State of Nevada. The Premises are more particularly described in Exhibit “A” attached hereto and incorporated herein by reference.

B. Tenant is governed by the terms and conditions of that certain Amended and Restated Limited Liability Company Agreement of The Terrace at South Meadows, LLC (“Operating Agreement”), dated as of             , 2008 (“Operating Agreement Effective Date”), by and between Landlord and NHP/PMB L.P., a Delaware limited partnership.

C. As of the Effective Date, Landlord owns fifty percent (50%) of the Membership Interests and Economic Interests (each, as defined in the Operating Agreement) of Tenant (collectively, the “Landlord Membership Interests”) in accordance with the Operating Agreement.

D. Landlord and Tenant desire to amend certain of the terms and provisions of the Lease, upon the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. Definitions. All capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings given to such terms in the Lease (as amended hereby).

2. Leasehold Mortgages. The first sentence of Section 12.2 of the Lease is hereby deleted in its entirety and amended to read as follows:

“Tenant shall have the right at any time and from time to time during the Term, and without Landlord’s consent to encumber Tenant’s interest under this Lease and any Improvements located on the Premises by Mortgage for the benefit of any Mortgagee as collateral security for the repayment of any indebtedness procured by Tenant to finance the construction, restoration or alteration of Improvements located on the Premises, recapitalize Tenant, or to finance Tenant’s operations on the Property (herein, “Mortgage Indebtedness”); provided, however, that notwithstanding the foregoing, (a) Landlord’s prior written consent shall be required for any encumbrance by Tenant of its interest under this Lease and any Improvements by Mortgage for the benefit of any Mortgagee as collateral security for the repayment of any Mortgage Indebtedness if at the time of incurrence of any such Mortgage Indebtedness either (i) the LTVR exceeds eighty percent (80%) or (ii) the DSCR is less than 1.25x, and (b) no Mortgage may encumber or create a security interest in Landlord’s fee title to the Premises.”

3. Landlord’s Option to Purchase. The following shall be added as Section 12.5 to the Lease:

“12.5 Landlord’s Option to Purchase.

12.5.1 Landlord’s Option. If Landlord has transferred all of Landlord’s right, title and interest in and to the Landlord Membership Interests to one or more third parties in accordance with the terms of the Operating Agreement (so that neither Landlord nor its Affiliates have any Membership Interests or Economic Interests (each as defined in the Operating Agreement) in Tenant or any other rights under the Operating Agreement), then, if applicable, starting on the date of the closing of such transfer (the “Commencement Date”), Landlord shall have the option to purchase (the “Purchase Option”) Tenant’s interest in the Lease and in the Improvements on each Term Option Date to the extent any remain at such time, at a price (“Price”) equal to the Agreed Value. The “Agreed Value” shall mean the then fair market value of the Tenant’s leasehold interest in the Premises and Tenant’s interest in the Improvements (“FMV”); provided, however, that if Landlord is entitled to and exercises its Purchase Option for the first (1st) Term Option Date (i.e., the fifth (5th) anniversary of the Operating Agreement Effective Date, the “Agreed Value” shall be the greater of (a) the FMV or (b) $[Contribution Value].

12.5.2 Exercise of Option. Landlord may exercise this option only by delivery of an irrevocable (subject to the terms of Section 12.5.3 below) written notice of such exercise thereof to Tenant (“Option Notice”) not less than six (6) months before the applicable Term Option Date.

12.5.3 FMV Determination. Unless Landlord and Tenant agree to the FMV within twenty (20) days after delivery of the Option Notice, each of Landlord and Tenant shall select an Appraiser within such twenty (20) day period to participate in the determination of the FMV hereunder and shall notify the other of such selection, which notice shall include the name and address of such Appraiser. Within ten (10) days after the timely selection of the last of the initial two (2) Appraisers, such Appraisers shall each determine the FMV. If such two (2) valuations are within ten percent (10%) of each other, then the average of such two (2) valuations shall be deemed to be the FMV. If such two (2) valuations are not within ten percent (10%) of each other, then within ten (10) days of such determination, such initial Appraisers shall select a third (3rd) Appraiser. The three (3) Appraisers shall each determine the FMV within ten (10) days of the selection of the third (3rd) Appraiser. If three (3) Appraisers are timely selected and they timely submit their valuations, then the FMV shall be the average of the two (2) nearest valuations and shall be final and binding on Landlord and Tenant. Notwithstanding the foregoing, in the event that any Appraiser fails to timely determine the FMV as provided above (or if either Landlord or Tenant fails to timely select an Appraiser or if the Appraisers fail to timely select a third (3rd) Appraiser), the final and binding FMV shall be (a) the average of the valuations of two (2) of the Appraisers, if two (2) timely determine the FMV or (b) the valuation of one (1) of the Appraisers, if only one (1) timely determines the FMV. Landlord shall pay the fees and expenses of its Appraiser, Tenant shall pay the fees and expenses of its Appraiser and, if applicable, the fees and expenses of the third (3rd) Appraiser shall be paid equally by Landlord and Tenant. If the FMV, as so determined by the Appraiser(s), is not acceptable to Landlord, in its sole discretion, Landlord may revoke its notice of exercise by delivering written notice of such revocation to Tenant within ten (10) business days after the receipt of such determination, in which case Landlord’s future option rights under this Section 12.5.3 shall be restored and remain in effect; provided, however, that Landlord shall reimburse Tenant for its costs associated with determining the FMV, including the fees and expenses of the Appraiser(s). As used in this Section 12.5.3, “Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the State of Nevada, independent and not an Affiliate of either Landlord or Tenant and who has substantial experience in performing appraisals of medical office buildings similar to the Premises and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is mutually agreed upon by Landlord and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

12.5.4 Escrow; Closing. On exercise of the Purchase Option, Landlord and Tenant shall open escrow with a mutually acceptable nationally recognized escrow company whose fees shall be paid equally by Landlord and Tenant. Escrow will close on the applicable Term Option Date, at which time Tenant shall convey title to its leasehold interest in the Premises and its interest in the Improvements free and clear of all liens, encumbrances and any other irregular title exceptions not approved or created by Landlord or otherwise affecting the Premises prior to the inception of the Lease; provided, however, that if any prepayment penalties or loan assumption fees or costs become due with respect to any Mortgage Indebtedness as a result of transactions contemplated by this Section 12.5, such costs and fees shall be borne solely by Landlord.”

4. Right of First Refusal. The following shall be added as Section 12.6 to the Lease:

“12.6 Landlord’s Right of First Refusal.

12.6.1 Offer. If Landlord has transferred all of Landlord’s right, title and interest in and to the Landlord Membership Interests to one or more third parties in accordance with the terms of the Operating Agreement (so that neither Landlord nor its Affiliates have any Membership Interests or Economic Interests (each as defined in the Operating Agreement) in Tenant or any other rights under the Operating Agreement), and following such transfer by Landlord, Tenant desires to sell or otherwise transfer the Improvements or Tenant’s interest in this Lease (the “ROFR Property”) to a third party (other than an Affiliate) (the “Proposed Purchaser”), Tenant shall first comply with the following procedure:

12.6.1.1 ROFR Notice. Promptly after the initiation of an offer from a Proposed Purchaser to Tenant or an offer from Tenant to such Proposed Purchaser with respect to a sale or transfer of the ROFR Property, Tenant shall provide Landlord written notice (the “ROFR Notice”) specifying the price (the “First Offer Price”) and the terms and conditions of such proposed sale or transfer.

12.6.1.2 Acceptance Notice. If Landlord wishes to exercise the right of first refusal with respect to the ROFR Property, then within fifteen (15) days after delivery of the ROFR Notice, Landlord shall deliver an irrevocable written notice to Tenant of its intent to purchase the ROFR Property upon the terms and conditions set forth in the ROFR Notice (“Acceptance Notice”). If Landlord timely delivers the Acceptance Notice, (a) the sale of the ROFR Property shall be made to Landlord for the First Offer Price on the terms and conditions set forth in the ROFR Notice, and (b) such sale shall close, and Tenant shall deliver Landlord possession of the ROFR Property, forty-five (45) days after Landlord delivers the Acceptance Notice to Tenant.

12.6.1.3 Failure to Accept. If Landlord declines to purchase the ROFR Property or fails to timely deliver the Acceptance Notice, then Tenant may effect the sale of such ROFR Property on the terms and conditions specified in the ROFR Notice with Landlord’s consent (which shall not be unreasonably withheld, conditioned or delayed); provided, however, Tenant shall not sell the ROFR Property on more favorable terms than are contained in the ROFR Notice, including the First Offer Price, without first providing Landlord another ROFR Notice as provided above. Notwithstanding the foregoing, if Landlord declines to exercise its rights under this Section and Tenant fails to sell such Leasehold Estate within six (6) months after the date on which Tenant gives such ROFR Notice, then Landlord’s rights under this Section shall be reinstated as to the ROFR Property and apply to any subsequent assignment or sublease of the ROFR Property proposed by the Tenant. “

5. Property Management. During the Term, Tenant shall cause the Premises to be managed by a Property Manager approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves of PMB Real Estate Services, LLC, Landlord or any Affiliate of Landlord as the Property Manager of the Premises.

6. Exhibit B — Definitions. Exhibit B to the Lease is hereby amended to add the following defined terms thereto:

““DSCR” shall mean the ratio, as of the date of incurrence of any Mortgage Indebtedness incurred by Tenant, in which the numerator is equal to the then current annual Net Operating Income of Tenant and the denominator is equal to the projected Mortgage Debt Service for the ensuing twelve (12) months.

“Formation and Contribution Agreement” shall have the meaning set forth in the Operating Agreement.

“Landlord Membership Interests” shall have the meaning set forth in Recital C of the First Amendment to this Lease.

“LTVR” shall mean the ratio, as of the date of incurrence of any Mortgage Indebtedness incurred by Tenant, in which the numerator is equal to the outstanding principal balance of all Mortgage Indebtedness of Tenant and the denominator is equal to the fair market value of Tenant’s interest under this Lease and the Improvements, as reasonably and in good faith determined by Tenant.

“Mortgage Debt Service” shall mean, as of the date of incurrence of any Mortgage Indebtedness incurred by Tenant, all principal and interest payments projected for the next twelve (12) months on all Mortgage Indebtedness of Tenant.

“Net Operating Income” means the gross income received by Tenant from the operation of the Property for the period of determination in question with the rental income based on the actual rent received by Tenant, less the actual expenses incurred and/or paid by Tenant in connection with the operation and maintenance of the Property that are allocable to such period, computed without regard to depreciation or debt service, but otherwise in accordance with generally accepted accounting principles consistently applied.

“Operating Agreement” shall have the meaning set forth in Recital B of the First Amendment to this Lease.

“Operating Agreement Effective Date” shall have the meaning set forth in Recital B of the First Amendment to this Lease.

“Property Manager” means the Person responsible for the day to day management of the Premise and marketing of available space therein, including preparation of operating expense budgets therefor, and the maintenance, cleaning, care, security and safety of the Premises.

“Term Option Date” means each of the fifth (5th), tenth (10th), fifteenth (15th) and twentieth (20th) anniversary of the Operating Agreement Effective Date.”

7. No Other Changes. Except for the foregoing changes in the Lease, the parties ratify and confirm the Lease. Landlord and Tenant acknowledge and agree that the Lease, as hereby amended, is in full force and effect in accordance with its terms. Any inconsistency between this First Amendment and the Lease (as it existed before this Amendment) shall be resolved in favor of this First Amendment. Wherever the Lease refers to the “Lease”, such reference shall be deemed to refer to the Lease as modified by this First Amendment.

8. Full Force and Effect. The Lease is in full force and effect and has not been supplemented, modified or otherwise amended, or canceled, terminated, or surrendered, except pursuant to this First Amendment. The Lease, as modified by this First Amendment represents the entire agreement and understanding between Tenant and Landlord with respect to Tenant’s occupancy of the Premises and all other matters relating to the Premises.

9. Miscellaneous.

9.1. Representations and Warranties. Each party represents and warrants that it has the legal power and authority to enter into this First Amendment without consent or approval by any third party, and that this First Amendment is a valid, legal, and binding obligation of such party enforceable in accordance with its terms.

9.2. Further Assurances. Each party shall take such further actions as shall be reasonably necessary from time to time to implement and effectuate the intentions of the parties expressed in this First Amendment.

9.3. Amendments. The Lease may not be further amended, discharged or terminated except by a written instrument executed by the parties.

9.4. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute a single agreement.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the Effective Date.

LANDLORD:

RENOWN BUSINESSES, a Nevada corporation

By:
Name:
Title:

TENANT:

THE TERRACE AT SOUTH MEADOWS, LLC, a Delaware limited liability company

By:	NHP/PMB L.P., a Delaware limited partnership, its Managing Member

By:	NHP/PMB GP LLC, a Delaware limited liability company, its General Partner

By:	NHP Operating Partnership L.P., a Delaware limited partnership, its Sole Member

By:	NHP GP LLC, a Delaware limited liability company, its General Partner

By:	Nationwide Health Properties, Inc. a Maryland corporation, its Sole Member

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

All that certain lot, piece or parcel of land situate in the County of Washoe, State of Nevada, described as follows:

Parcel 2 of Merger & Resubdivision Parcel Map 3929 for Washoe Health System, Inc., recorded November 14, 2002, as File No. 2763202, Official Records, Washoe County, Nevada.

EXHIBIT “C”

FORM OF PUT AGREEMENT

See attached.

Exhibit C-1

PUT AGREEMENT

This PUT AGREEMENT (this “Agreement”), is made and entered into effective as of             , 2008 (the “Effective Date”), by and between NHP/PMB L.P., a Delaware limited partnership (“Operating Partnership”), and PMB LLC, a California limited liability company (“PMB” together with Operating Partnership, the “Parties,” with each being referred to, individually, as a “Party”) and, solely with respect to the Guaranteed Obligations (as defined in Section 10.1 hereof), JEFFREY L. RUSH, an individual, MARK D. TOOTHACRE, an individual, ELIZABETH A. POWELL, an individual, KIMBERLY B. COCHRANE, an individual, ROBERT A. ROSENTHAL, an individual, EVAN M. STONE, an individual, JOHN HUSSEY III, an individual, GREG NELSON, an individual, and JIM ROHAN, an individual (each, a “Guarantor”, and collectively, the “Guarantors”). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Operating Agreement (as hereinafter defined).

RECITALS

A. The Operating Partnership and Renown Businesses, a Nevada corporation (“Renown”), are the sole members of The Terrace at South Meadows, LLC, a Delaware limited liability company (“Terrace”).

B. Terrace is governed by the terms and conditions of that certain Amended and Restated Limited Liability Company Agreement of The Terrace at South Meadows, LLC (“Operating Agreement”), dated as of             , 2008, by and between Renown and Operating Partnership.

C. Terrace is the ground lessee of that certain real property located within the Washoe Medical Center South Meadows Campus, in the City of Reno, County of Washoe and State of Nevada (the “Premises”) pursuant to that certain Ground Lease, dated February 12, 2003 (the “Original Lease”), as amended by the First Amendment to Ground Lease, dated as of             , 2008 (the “First Amendment,” and together with the Original Lease, the “Lease”). The Premises are more particularly described in the Lease.

D. Terrace previously constructed on the Premises a three-story medical office building complex with a rentable area of approximately sixty thousand nine hundred and fifty-three (60,953) square feet pursuant to the Lease (such medical office building, together with all right, title and interest of Terrace as tenant under the Lease, and all other improvements and rights related thereto, the “Property”).

E. In connection with the execution and delivery of the Operating Agreement and the First Amendment, the Parties now desire to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	Put Right.

1.1 Grant of Put Right. Subject to Renown’s Right of First Refusal (as described in Section 7.1.2 of the Operating Agreement), Operating Partnership or any Affiliate of Operating Partnership who is a successor-in-interest to Operating Partnership (herein, sometimes referred to as the “Put Member”) shall have the right (the “Put Right”), in its sole and absolute discretion, to require PMB to purchase from the Put Member all of the Put Member’s right, title and interest in and to its entire Membership Interest and Economic Interest (collectively referred to herein as the “Put Interests”) in Terrace, if at any time during the Term (as hereinafter defined): (a) the Put Member desires to sell, transfer or otherwise convey its entire Membership Interest in Terrace to any non-Affiliated third party, and Renown or any successor-in-interest to Renown’s Membership Interest and Economic Interest in and to Terrace (herein, sometimes referred to as the “Hospital Member”) either (i) fails to consent to such sale, transfer or conveyance in accordance with Section 7.1.1 of the Operating Agreement or (ii) consents to such sale, transfer or conveyance (or the Put Member is otherwise permitted to Transfer its Membership Interest or Economic Interest without consent pursuant to the provisions of Section 7.1.2 of the Operating Agreement), but fails to consent to the Put Member’s Assignee becoming a Substituted Member; or (b) the Put Member desires to cause Terrace to sell or transfer all of its right, title and interest in and to the Property to any non-Affiliated third party, and the Hospital Member does not consent to such sale or transfer in accordance with Section 6.2.1(e) of the Operating Agreement (the events described in items (a) and (b) above are each referred to herein as a “Put Event”). The Put Right shall be exercised by the Put Member by delivery of a written notice (the “Put Notice”) to PMB, which Put Notice shall (A) be delivered to PMB within sixty (60) days after the occurrence of a Put Event (or, if there are fewer than sixty (60) days remaining in the Term (as hereinafter defined), then the Put Notice shall be delivered on or before the expiration of the Term), (B) set forth in reasonable detail the facts giving rise to the Put Member’s right to exercise such Put Right, and (C) shall include such information as is required by Section 4 hereof. If the Put Notice delivered by Put Member does not satisfy the requirement set forth in subsection (A) of the preceding sentence, Put Member shall not be entitled to deliver another Put Notice unless and until a subsequent Put Event occurs. Notwithstanding anything contained herein to the contrary, if the Put Member proposes to cause Terrace to sell its interest in the Property and the Hospital Member approves a sale, but disapproves of a particular purchaser, the Put Member shall not have the Put Right granted pursuant to this Section 1.1.

1.2 Purchase Price. The aggregate purchase price to be paid by PMB to the Put Member for the Put Interests upon the exercise of the Put Right hereunder (the “Purchase Price”) shall be the amount that the Put Member would receive, if, as of the date on which the Put Notice is delivered, the Company Assets were sold at the Agreed Value (as hereinafter defined) and Terrace immediately paid all debts and liabilities of Terrace and distributed the net proceeds of such sale and any other liquid assets of Terrace among the Members in accordance with the provisions of Section 8.5.1 of the Operating Agreement. As used herein, the term “Agreed Value” shall mean (a) if the Put Member is entitled to and exercises the Put Right on or before the fifth (5th) anniversary of the Effective Date, the greater of (i) [$             INSERT CONTRIBUTION VALUE FOR PROPERTY] and (ii) the Fair Market Value of the Company Assets as of the date on which the Put Notice is delivered, and (b) if the Put Member is entitled to and exercises the Put Right after the fifth (5th) anniversary of the Effective Date, the Fair Market Value of the Company Assets as of the date on which the Put Notice is delivered. The Purchase Price shall be subject to customary prorations, adjustments and closing costs which shall be allocated between the Parties in the same manner as prorations, adjustments and closing costs are allocated pursuant to the Formation and Contribution Agreement related to the “Terrace Contribution” (as defined therein). For purposes of this Agreement, the “Fair Market Value of the Company Assets” shall be determined in accordance with the procedures set forth on Exhibit C to the Operating Agreement, except that all references therein to the “Managing Member” shall mean and refer instead to the Put Member, and all references therein to “Renown” shall mean and refer instead to PMB.

1.3 Payment Date. Upon delivery to PMB by the Put Member of the Put Notice hereunder, and satisfaction by the Put Member of the conditions precedent set forth in Section 8 hereof, PMB shall be required to make payment of the Purchase Price in cash to the Put Member upon the later of (a) one hundred twenty (120) calendar days after receipt of such Put Notice or (b) thirty (30) calendar days following the date the Purchase Price is finally determined pursuant to Section 1.2 hereof. The date on which the Purchase Price is paid shall be referred to herein as the “Payment Date”. On the Payment Date, the Put Member shall (i) transfer to PMB (or its assignee or designee) the Put Interests free and clear of all liens, security interests and competing claims, and (ii) deliver to PMB such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of any such liens, security interests or competing claims as PMB shall reasonably request. Upon the Payment Date, all rights of the Put Member in Terrace shall be deemed terminated, and PMB (or its assignee or designee) shall be admitted as a Substitute Member and appointed as the Managing Member of Terrace in accordance with the terms of the Operating Agreement.

2. Termination. The term (the “Term”) of this Agreement shall commence upon the Effective Date and terminate (without any action by any Party hereto) upon the earlier to occur of (a) the date that is ten (10) years after the Effective Date, (b) the date upon which Terrace has sold, transferred or otherwise conveyed all or substantially all of its right, title and interest in and to the Property (whether to any third party, any Member or any Affiliate of any Member), (c) the date upon which the Put Member has sold, transferred or otherwise conveyed all or substantially all its Membership Interests or Economic Interests in Terrace to the other Member or to any other third party who is not an Affiliate of the Put Member, (d) the date upon which Operating Partnership and/or its Affiliates acquire(s) in one or more transactions one hundred percent (100%) of the Membership Interests or Economic Interests in Terrace, or (e) any Termination Event (as hereinafter defined).

3. PMB’s Representations and Warranties. Unless otherwise stated herein, PMB, on behalf of itself and its designee (as applicable), represents and warrants (a) to Operating Partnership, as of the Effective Date, and (b) to the Put Member, as of the Payment Date, as follows:

3.1 No Conflicts. The execution and delivery of this Agreement by PMB, the consummation of the transactions herein contemplated to be performed by PMB, and compliance with the terms of this Agreement by PMB will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under (a) the operating agreement of PMB, (b) any indenture, loan agreement, or other document, instrument or agreement, oral or written, to which PMB is a party or by which PMB or its assets are bound, or (c) any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over PMB.

3.2 Due Organization; Consent . PMB is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, with its principal place of business in the State of California. All requisite action has been taken by PMB in connection with entering into this Agreement, and will be taken by PMB or its designee, as applicable, prior to the Payment Date in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, member, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection with the execution by PMB of this Agreement and/or the performance by PMB of its obligations hereunder.

3.3 PMB’s Authority; Validity of Agreements. PMB has full right, power and authority to accept the Put Interests as provided in this Agreement, to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this Agreement. The individual(s) executing this Agreement on behalf of PMB and the instruments referenced herein on behalf of PMB have the legal power, right and actual authority to bind PMB to the terms hereof and thereof. This Agreement is, and all other documents and instruments to be executed and delivered by PMB in connection herewith shall be, duly authorized, executed and delivered by PMB and shall be valid, binding and enforceable obligations of PMB, except to the extent that the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

3.4 Survival. All of the representations and warranties of PMB set forth in this Section 3 shall survive the Payment Date for a period of one (1) year; provided, however, that the representations set forth in Sections 3.2 and 3.3 hereof shall survive for the period of the applicable statute of limitations.

4. Put Member’s Representations and Warranties. By delivery of a Put Notice, the Put Member shall be deemed to have made the following representations and warranties to PMB as of the date of the Put Notice and as of the Payment Date (unless otherwise stated herein):

4.1 No Conflicts. The delivery of such Put Notice, the consummation of the transactions herein contemplated to be performed by the Put Member in connection therewith and compliance with the terms of this Agreement by the Put Member do not (so long as the Right of First Refusal provisions described in Section 7.1.2 of the Operating Agreement are complied with) conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, (a) the Put Member’s operating agreement, (b) any indenture, loan agreement, or other document, instrument or agreement, oral or written, to which Terrace or the Put Member is a party or by which Terrace or the Put Member or their assets are bound, or (c) any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Terrace or the Put Member.

4.2 Due Organization; Consents. The Put Member is a duly organized entity of the type set forth in the Put Notice, validly existing and in good standing under the laws of the State in which it was formed as identified in the Put Notice. Terrace is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business in the State of Nevada. As of the Payment Date, Terrace is duly qualified or licensed as a foreign limited liability company in the State of Nevada and in each other jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by Terrace makes such qualification or licensing necessary. All requisite action has been taken by the Put Member in connection with the delivery of the Put Notice, and will be taken prior to the Payment Date in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. Subject to complying with the Right of First Refusal provisions described in Section 7.1.2 of the Operating Agreement, no consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection with the delivery by the Put Member of the Put Notice and/or the performance by the Put Member of its obligations hereunder.

4.3 Put Member’s Authority; Validity of Agreements. Subject to complying with the Right of First Refusal provisions described in Section 7.1.2 of the Operating Agreement, the Put Member has the full right, power and authority to: (a) transfer, contribute and convey the Put Interests to PMB (or its assignee(s) or designee(s)) as provided in this Agreement, and (b) to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this Agreement. The individual executing the instruments referenced herein on behalf of the Put Member has the legal power, right and actual authority to bind the Put Member to the terms hereof and thereof. All instruments, documents and agreements to be executed by the Put Member in connection herewith shall be, duly authorized, executed and delivered by the Put Member and shall be valid, binding and enforceable obligations of the Put Member, except to the extent that the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

4.4 Ownership. Exhibit “A” attached to the Put Notice contains a true, correct and complete list of all of the Members of Terrace and their respective Membership Interests and Economic Interests as of the date of the Put Notice (which shall be updated as of the Payment Date, if necessary).

4.5 Contracts. Exhibit “B” attached to the Put Notice (the “Contracts Schedule”), contains a true, correct and complete list of any and all contracts, contract rights, and obligations, including all property management, employee, insurance, maintenance, repair, management supply or other material contracts relating to the Property (the “Contracts”), which would be binding on the owner of the Property subsequent to the Payment Date. To the Put Member’s knowledge, each Contract is in good standing and in full force and effect and has not been previously assigned, transferred, pledged, hypothecated or otherwise encumbered, and Terrace is not in material default thereunder (nor does the Put Member have any knowledge of any event or circumstance which, with or without the giving of notice, the passage of time or both, may constitute a material default thereunder). To the Put Member’s knowledge, neither Terrace nor the Put Member has received any notice of any claimed default under or violation of any Contracts (that will not have been cured on or before the Payment Date). To the Put Member’s knowledge, all fees and other sums required to be paid under the terms of each Contract have been paid. On or before the Payment Date, copies of each Contract will be furnished to PMB or made available during normal business hours at the offices of the Put Member or of Terrace, and all such Contracts are true, complete and correct copies of the same and have not been amended, modified or supplemented other than as furnished to PMB.

4.6 Rent Roll. Exhibit “C” attached to the Put Notice (the “Rent Roll”) is, in all material respects, a true, correct and complete list of all of the leases, subleases, licenses, tenancies and other occupancy agreements (whether written or oral) (each, a “Lease” and, collectively, the “Leases”) in effect at the Property as of the date of the Put Notice and includes a statement of the outstanding balance of all sums to which tenants remain entitled for tenant improvement work associated with each Lease. To the Put Member’s knowledge, Terrace is not in material default under any Lease (nor does the Put Member have any knowledge of any event or circumstance which, with or without the giving of notice, the passage of time or both, may constitute a material default thereunder). Except as may otherwise be set forth in the Put Notice, to the Put Member’s knowledge, (a) each Lease is in good standing and in full force and effect and has not been previously assigned, transferred, pledged, hypothecated or otherwise encumbered, and (b) neither Terrace nor the Put Member has received any notice of any claimed default under or violation of any Leases (that will not have been cured on or before the Payment Date).

4.7 No Violation of Laws. Since the Effective Date, to the Put Member’s knowledge, Terrace has not received any written notices of any material violations of any laws, ordinances, orders or requirements of any governmental authority, agency or officer having jurisdiction affecting the Property and/or Terrace, which have not been materially complied with previously.

4.8 Partnership Not Reporting Company. Since the Effective Date, Terrace is not required to file reports pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

4.9 Not a Prohibited Person. As used herein, the term “Prohibited Person” shall mean any of the following: (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above. To the Put Member’s knowledge, none of the investors, affiliates or brokers or other agents (if any) of the Put Member, acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person. The Put Interests are not the property of, and are not beneficially owned, directly or indirectly, by a Prohibited Person. The assets the Put Member will transfer to PMB (or its assignee or designee) under this Agreement and/or any other document executed in connection with the transactions contemplated hereby are not the proceeds of specified unlawful activity as defined by 18 U.S.C. §1956(c)(7).

4.10 Employees.

(a) Terrace has no employees and since the Effective Date has never had any employees.

(b) Since the Effective Date, Terrace is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees.

(c) Since the Effective Date, neither Terrace nor any trade or business (whether or not incorporated) that, together with Terrace, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 412 of the Code, is treated as a single employer under Section 414 of the Code (an “ERISA Affiliate”) has ever, sponsored, maintained, contributed, been a party to or been required to sponsor, maintain or contribute to any of the following: (i) any deferred compensation, bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement, severance or termination pay, medical, surgical, hospitalization, life insurance and other “welfare” plan, fund or program (including, but not limited to, within the meaning of Section 3(1) of ERISA ); (ii) any profit sharing, stock bonus or other “pension” plan, fund, program or arrangement (including, but not limited to, within the meaning of Section 3(2) of ERISA); (iii) any employment, termination or severance plan, program, agreement or arrangement or (iv) any other employee benefit plan, fund, program, agreement or arrangement for the benefit of any employee or former employee of Terrace or any of its ERISA Affiliates. Since the Effective Date, neither Terrace nor any ERISA Affiliate has ever made, or ever been required to make, contributions to any “multi-employer plan” (within the meaning of Section 3(37) of ERISA).

4.11 Tax Matters.

(a) Since the Effective Date, Terrace has, at all times been classified for U.S. Federal income tax purposes as a partnership and not as a corporation.

(b) Terrace is not, and as of the Payment Date, Terrace will not be, a “publicly traded partnership” within the meaning of Section 7704 of the Code.

(c) Terrace holds no material assets other than its interest in the Property, the Contracts identified on the Contracts Schedule, the Leases identified on the Rent Roll and intellectual, intangible and/or personal property which is incidental to such ownership.

(d) Since the Effective Date, Terrace has timely filed (including all proper extensions) all material Tax Returns (as hereinafter defined) required to be filed and has paid all Taxes (as hereinafter defined) shown to be due thereon (to the extent such amounts were payable by it). All such Tax Returns are true, complete and accurate in all material respects. For purposes of this Agreement, “Taxes” shall include, without limitation, all Federal, state, local and foreign income, property, sales, use, excise, payroll, franchise, withholding, disability and other taxes, assessments and similar governmental charges together with any penalties, interest or additions thereto. For purposes of this Agreement, “Tax Return” shall mean all returns, reports, statements or other information, whether submitted or sent in writing or electronically, relating to Taxes, including, but not limited to, income tax returns, employee wage and withholding statements and statements to partners and independent contractors.

(e) Except as may otherwise be set forth in the Put Notice, since the Effective Date, Terrace has not received any written notice of audit or investigation that is currently pending, and is not, to the knowledge of the Put Member, currently under any audit or investigation relating to material Taxes that has not been resolved as of the date hereof.

4.12 Litigation. Since the Effective Date, (a) there are no actions, investigations, suits or proceedings pending or, to the knowledge of the Put Member, threatened against or affecting Terrace which would be reasonably expected to have material adverse impact on the business or assets of Terrace, and (b) except for unlawful detainer or similar actions that are brought in the ordinary course of business operations, there are no actions, suits or proceedings pending, contemplated or threatened by Terrace which would be reasonably expected to have material adverse impact on the business or assets of Terrace. Additionally, there are no judgments, orders, awards or decrees currently in effect against the Put Member with respect to the ownership of the Put Interests or against Terrace with respect to the operation of its business, which will not be fully discharged prior to the Payment Date. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to the Put Member’s knowledge, threatened, against Terrace.

4.13 Absence of Undisclosed Liabilities. Since the Effective Date, Terrace has no liabilities or obligations of any kind or nature, whether absolute, contingent or accrued, and whether due or to become due, other than its Permitted Entity Liabilities (as defined in the Formation and Contribution Agreement) or as set forth on Exhibit “E” attached to the Put Notice.

4.14 Ownership and Adverse Claims. The Put Member owns the Put Interests free and clear of all security interests, liens, adverse claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges, hypothecations and other encumbrances of any nature whatsoever, other than such rights as are set forth in the Operating Agreement. Other than this Agreement and the Operating Agreement, the Put Interests are not subject to any contract, agreement, arrangement or understanding relating to the disposition of such Put Interests.

4.15 Foreign Investment in Real Property Tax Act. The Put Member is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and PMB is not required to withhold taxes from the payment of the Purchase Price to the Put Member under the Code or any applicable state, commonwealth, local or other tax laws.

4.16 Operating Agreement. To the Put Member’s knowledge, the Operating Agreement is in full force and effect, and the Put Member is not in material default thereunder (nor does the Put Member have any knowledge of any event or circumstance which, with or without the giving of notice, the passage of time or both, may constitute a material default thereunder). To the Put Member’s knowledge, the Put Member has not received any notice of any claimed default under or violation of the Operating Agreement. To the Put Member’s knowledge, the Hospital Member is not in material default under the Operating Agreement (nor does the Put Member have any knowledge of any event or circumstance which, with or without the giving of notice, the passage of time or both, may constitute a material default thereunder by the Hospital Member).

4.17 Survival. All of the representations and warranties of the Put Member set forth in this Section 4 shall survive the Payment Date for a period of one (1) year; provided, however, that the representations set forth in Sections 4.2, 4.3, 4.4 and 4.9 shall survive for the period of the applicable statute of limitations.

Notwithstanding anything to the contrary contained in this Agreement, if at the time of the delivery of the Put Notice or as of the Payment Date, any Affiliate of PMB (including, without limitation, PMB Real Estate Services LLC, a Delaware limited liability company “PMBRES”) shall then be providing any property management services or asset management services to Terrace or with respect to the Property so that such Affiliate of PMB is or was responsible (a) for entering into Contracts or Leases with respect to the Property or (b) for operating the Property in accordance with any laws, ordinances, orders or requirements of any governmental authority, agency or officer having jurisdiction over the Property, then the Put Member shall not be deemed to have made (and shall not be required to make) the representations and warranties contained in

Sections 4.5, 4.6 and 4.7 hereof with respect to such matters solely to the extent relating to the period during which such Affiliate of PMB provided such services.

5. Put Member’s Covenants After the Delivery of the Put Notice. By delivery of a Put Notice, the Put Member shall be deemed to have covenanted and agreed that between the date of the delivery of the Put Notice and the Payment Date (or the date of earlier termination hereof, if applicable):

5.1 Ownership. The Put Member shall not directly or indirectly sell, contribute, assign or create any rights, title or interest whatsoever in or to the Put Interests, other than pursuant to any rights existing under the Operating Agreement of which the Put Member shall keep PMB apprised, or create or permit to exist thereon any lien, charge or encumbrance, or enter into any agreement to do any of the foregoing.

5.2 No Defaults. Terrace shall not default with respect to the performance of any of its material obligations under any Contract or Lease, including, without limitation, the payment of all amounts due and the performance of all material obligations with respect thereto. The Put Member shall cause Terrace to operate and maintain the Property in compliance with all applicable laws.

5.3 Contracts; Leases. The Put Member shall notify PMB and provide PMB with access to each new Contract and Lease entered into by Terrace following the date of the delivery of the Put Notice.

5.4 Notice of Change in Circumstances. The Put Member shall promptly notify PMB of any material change (collectively, “Changes”) in any condition or event or circumstance of which the Put Member obtains knowledge subsequent to the delivery of the Put Notice which (a) materially affects the Put Member, Terrace or the Put Right, (b) makes any representation or warranty of the Put Member under this Agreement untrue or misleading in any material respect or (c) makes any covenant or agreement of the Put Member under this Agreement incapable or substantially less likely of being performed, it being expressly understood that the obligation to provide information under this Section 5.4 shall in no way relieve the Put Member of any liability for a breach of its representations, warranties, covenants or agreements under this Agreement. If the Put Member becomes aware after delivering the Put Notice of any Changes that (i) make any of its representations or warranties under this Agreement (which were true, correct and complete as of the date of the delivery of the Put Notice) untrue, incorrect or incomplete or (ii) make any covenant or agreement of the Put Member under this Agreement (which was, as of the date of the delivery of the Put Notice, capable of being performed) incapable or substantially less likely of being performed, to the extent that such Changes are not the result of the Put Member’s (or any of its Affiliates’) breach of this Agreement, such Changes shall not constitute a default by the Put Member hereunder and the Put Member shall have no liability to PMB with respect thereto, but the Put Member shall promptly notify PMB of such Changes and PMB shall not be obligated to pay the Purchase Price unless and until such Changes have been cured or eliminated by the Put Member and such cure or elimination shall be deemed to be one of “PMB’s Conditions Precedent” (as hereinafter defined) and subject to the last sentence of Section 8 hereof.

5.5 Further Action, Reasonable Efforts. Upon the terms and subject to the conditions hereof, the Put Member shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Federal, state and local governmental and regulatory agencies, authorities, commissions and instrumentalities, and all partners of, and parties to contracts with, any of PMB, the Put Member or Terrace, in each case, as are necessary or desirable for the consummation of the transactions contemplated by this Agreement. If, at any time after the Payment Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the Put Member shall use its commercially reasonable efforts to take any such action. The Put Member shall use its commercially reasonable efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

Notwithstanding anything to the contrary contained in this Section 5, if at the time of the delivery of the Put Notice or at any time thereafter prior to the Payment Date, any Affiliate of PMB (including, without limitation, PMBRES) shall then be providing any property management services or asset management services to Terrace or with respect to the Property, then the Put Member shall not be deemed to be responsible for performing the covenants set forth in Sections 5.2 and 5.3 hereof, solely to the extent relating to the period during which such Affiliate of PMB provided such services.

6. Operating Covenants. From and after the Effective Date and continuing through the earlier of (x) the expiration or earlier termination of this Agreement or (y) the Payment Date, the Put Member covenants and agrees to:

6.1 Cause Terrace to operate, lease, manage, insure and maintain the Property in a commercially reasonable manner (understanding that at all times the Property will be operated, leased and managed in such a way that (a) does not prevent Nationwide Health Properties, Inc. (“NHP”) from being taxed as a real estate investment trust under Sections 856-859 of the Code (as determined by NHP) and (b) unless otherwise determined by NHP, would not result in the recognition of income that is not described in Section 856(c)(2) or Section 856(c)(3) of the Code).

6.2 Cause Terrace to use commercially reasonable efforts to keep in full force and effect, and shall renew, when necessary, all licenses and permits required for the Property;

6.3 Cause Terrace not to permit any default in any material respect, or any event that could give rise to a default in any material respect with lapse of time or notice, to occur under any existing loan secured by the Property or other financing encumbering the Property;

6.4 Cause Terrace to use commercially reasonable efforts not to be in default in any material respect under any Contracts, Leases or any other agreements affecting the Property;

6.5 Cause Terrace to pay all debts of Terrace when due and payable (unless and to the extent being contested in good faith); and

6.6 Cause Terrace to pay all Taxes related to Terrace and the Property when due and payable (unless and to the extent being contested in good faith).

7. PMB’s Covenants. In addition to the covenants and agreements of PMB set forth elsewhere in this Agreement, PMB covenants and agrees that during the Term:

7.1 Act in Good Faith. PMB shall deal with the Put Member fairly, reasonably and in good faith and shall not unreasonably withhold, condition or delay its consent in any situation in which this Agreement calls for consent.

7.2 Notice of Change in Circumstances. PMB shall promptly notify the Put Member of any Changes in any condition or event or circumstance of which PMB obtains knowledge subsequent to the Effective Date which (a) materially affects PMB or the Put Right, (b) makes any representation or warranty of PMB under this Agreement untrue or misleading in any material respect or (c) makes any covenant or agreement of PMB under this Agreement incapable or substantially less likely of being performed, it being expressly understood that the obligation to provide information under this Section 7.2 shall in no way relieve PMB or the Guarantors of any liability for a breach of its representations, warranties, covenants or agreements under this Agreement. If PMB becomes aware after the Effective Date of any Changes that (i) make any representation or warranty of PMB or of any of the Guarantors under this Agreement (which was true, correct and complete as of the Effective Date) untrue, incorrect or incomplete or (ii) make any covenant or agreement of PMB or of any of the Guarantors under this Agreement (which was, as of the Effective Date, capable of being performed) incapable or substantially less likely of being performed, to the extent that such Changes are not the result of PMB’s (or any of its Affiliates’) breach of this Agreement, such Changes shall not constitute a default by PMB hereunder and PMB shall have no liability to the Put Member with respect thereto, but PMB shall promptly notify the Put Member of such Changes; provided, however, that the Put Member shall continue to have the remedies set forth in Section 12 hereof and the Guarantors shall continue to be liable to fully perform the obligations set forth in Section 10 hereof.

7.3 Further Action, Reasonable Efforts. Upon the terms and subject to the conditions hereof, PMB shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Federal, state and local governmental and regulatory agencies, authorities, commissions and instrumentalities, and all partners of, and parties to contracts with, any of PMB, the Put Member or Terrace, in each case, as are necessary or desirable for the consummation of the transactions contemplated by this Agreement. If, at any time after the Payment Date, any further action is necessary or desirable to carry out the purposes of this Agreement, PMB shall use its commercially reasonable efforts to take any such action. PMB shall use its commercially reasonable efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

7.4 Assignment of Membership Interests. On the Payment Date, PMB shall execute and deliver two (2) original assignment and assumption agreements with respect to the Put Interests in the form of Exhibit C-2 attached to the Formation and Contribution Agreement (the “Membership Assignment”).

8. PMB’s Conditions Precedent. The obligation of PMB to pay the Purchase Price hereunder is subject to the following conditions precedent (“PMB’s Conditions Precedent”), which may be waived, or the time for satisfaction thereof extended, by PMB only in a writing executed by PMB:

8.1 Put Member’s Due Performance. All of the representations and warranties of the Put Member set forth in this Agreement shall be true, correct and complete in all material respects as of the date of the Put Notice and the Payment Date, and the Put Member, on or prior to the Payment Date, shall have materially complied with and/or performed all of the obligations, covenants and agreements required on the part of the Put Member to be complied with or performed pursuant to the terms of this Agreement.

8.2 Bankruptcy. No action or proceeding shall have been commenced by or against the Put Member or Terrace under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to any of the Put Member’s interest in the Put Interests or any portion thereof.

8.3 Lender’s Approval. Allianz Life Insurance Company of North America, a Minnesota corporation (“Allianz”), is the current holder of a mortgage encumbering the Property as collateral security for the repayment of indebtedness procured by Terrace from Allianz to finance Terrace’s construction, development and/or operations on the Property (herein, “Allianz Mortgage Indebtedness”). Subject to the terms and conditions contained in that certain Loan Assumption Agreement, dated as of October     , 2008, by and between Allianz, Terrace and the New Guarantors (as defined therein) (the “Assumption Agreement”), Allianz has consented to the transfer of the Put Interests to a Permitted Transferee (as defined in the Assumption Agreement). If the Put Member desires to refinance the Allianz Mortgage Indebtedness with indebtedness from a new lender, such new lender must first provide its prior consent to the consummation of the transactions contemplated under this Agreement in accordance with the terms and conditions hereof. It is a condition precedent to PMB’s obligation to pay the Purchase Price that such consent be obtained before Terrace procures such indebtedness. If the Put Member fails to obtain such consent, the Put Member may elect to cause Terrace to sell the

Property in accordance with the terms and conditions contained in the Operating Agreement and subject to the Put Right and the limitations set forth therein.

8.4 Non-Foreign Affidavit. On the Payment Date, the Put Member shall deliver to PMB a non-foreign affidavit in a form reasonably acceptable to PMB, executed by the Put Member, together with any comparable state required affidavits and forms required by the State of Nevada.

8.5 Statement of Representations and Covenants. On the Payment Date, the Put Member shall deliver to PMB an updated representation certificate (the “Payment Date Statement”), pursuant to which the Put Member shall provide, and represent and warrant to PMB that (a) each of the representations and warranties set forth in Section 4 hereof (including an updated Contracts Schedule and Rent Roll, if necessary) are true and correct as of the Payment Date, subject to the provisions of the last sentence of Section 4 hereof, (b) to the knowledge of the Put Member, the Put Member has complied with and/or performed all of the obligations, covenants and agreements required on the part of the Put Member to be complied with or performed pursuant to Sections 5 and 6 hereof, subject to the provisions of the last sentence of Section 5 hereof, and (c) to the knowledge of the Put Member, no Termination Event has occurred.

8.6 Assignment of Membership Interests. On the Payment Date, the Put Member shall execute and deliver two (2) originals of the Membership Assignment.

8.7 Litigation. As of the Payment Date, there are no actions, investigations, suits or proceedings pending or, to the knowledge of Operating Partnership, threatened against or affecting Operating Partnership, the Put Interests, Terrace or the Property, which would be reasonably expected to have a material adverse impact on the business or assets of Terrace or the Property, if adversely determined.

If any of PMB’s Conditions Precedent have not been fulfilled within the applicable time periods, PMB may, at its election and in its sole and absolute discretion: (a) waive such condition and close in accordance with this Agreement; or (b) delay paying the Purchase Price until such time as each of PMB’s Conditions Precedent have been satisfied; provided, however, that if PMB’s Conditions Precedent have not been satisfied within one hundred eighty (180) days after the delivery of the Put Notice, such Put Notice shall be deemed to be automatically rescinded by the Put Member and of no further force or effect. The Parties acknowledge and agree that a rescission of a Put Notice pursuant to item (b) of the preceding sentence shall not terminate the Put Right and the Put Member shall continue to have a right to deliver additional Put Notices during the Term in accordance with Section 1.1 hereof, but only to the extent that a Put Event occurs subsequent to such rescission.

9. Termination Event. As used herein, “Termination Event” shall mean that the Put Member has taken, or has permitted Renown (or any successor-in-interest to Renown) to have taken, any of the following actions without PMB’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), at any time during the Term:

9.1 materially amend or modify the Operating Agreement;

9.2 materially amend or modify the Ground Lease;

9.3 issue, sell, pledge or dispose of, grant or otherwise create, or agree to issue, sell, pledge or dispose of, grant or otherwise create any membership interests, or any debt or any securities convertible into or exchangeable for membership interests in Terrace;

9.4 except as permitted by the Operating Agreement, purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire any membership interests in Terrace (including any options with respect to its membership interests and any security convertible or exchangeable into its membership interests);

9.5 permit Terrace to incur or become contingently liable with respect to any indebtedness or guarantee any such indebtedness or issue any debt securities or incur any obligation or liability, except in the ordinary course of business;

9.6 permit Terrace to adopt a plan of complete or partial liquidation, merger, consolidation, restructuring, recapitalization or other reorganization;

9.7 permit Terrace to acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity;

9.8 permit Terrace to make any loan to any person, except in the ordinary course of business;

9.9 take any action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement;

9.10 except as permitted by the Operating Agreement, admit any additional members to Terrace as Substitute Members or otherwise, (other than Affiliates of Members);

9.11 if the Put Member’s consent is required under the Operating Agreement, permit any transfer of Renown’s or any other Hospital Member’s Membership Interest or Economic Interest without the Put Member’s prior consent;

9.12 cause the Put Member to cease serving as the Managing Member of Terrace;

9.13 permit Terrace to make any material tax election;

9.14 take any action which could cause Terrace to be treated as an association taxable as a corporation; or

9.15 authorize any of, or commit or agree to take any of, the foregoing actions.

10. Guarantee.

10.1 Guaranteed Obligations. The Guarantors hereby irrevocably and unconditionally guarantee, as primary obligors and not merely as sureties, the performance of all obligations of PMB under this Agreement, including, without limitation, the due and punctual payment by PMB in full of the Purchase Price to be paid pursuant to this Agreement (collectively, the “Guaranteed Obligations”).

10.2 Certain Waivers. To the fullest extent permitted by applicable law, each of the Guarantors waive presentment to, demand of payment from and protest to the Put Member, and also waive notice of acceptance of the guarantee pursuant to this Section 10 and notice of protest for non-payment. To the fullest extent permitted by applicable law, the obligations of each of the Guarantors hereunder shall not be affected by the failure of the Put Member to assert any claim or demand or to exercise or enforce any right or remedy against PMB under the provisions of this Agreement or otherwise.

10.3 Guarantee Absolute. Each of the Guarantors agrees that the guarantee pursuant to this Section 10 constitutes an absolute, unconditional, present and continuing guarantee of payment and not of collection, and waives any right to require that any resort be had by the Put Member (a) against PMB or any other Person for the Guaranteed Obligations or (b) against any other right or remedy available to the Put Member by contract, applicable law or otherwise. It is the intent of the guarantee pursuant to this Section 10 that the Put Member shall have resort to each of the Guarantors without asserting or resorting to any remedy against PMB or any other Person and without demand to it, as though each of the Guarantors was primarily liable for any of the Guaranteed Obligations.

10.4 Additional Waivers. Without limiting the foregoing, each of the Guarantors hereby waives and relinquishes all rights and remedies now or hereafter accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provision, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies, including, without limitation, (a) any right to require the Put Member to proceed against PMB or any other Person or to proceed against or exhaust any security held by the Put Member at any time or to pursue any other remedy in the Put Member’s power before proceeding against each of the Guarantors; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of PMB or any other Person, or any defect in the formation of PMB or any other Person; (c) any defense that may arise by reason of the incapacity, lack of authority, insolvency, bankruptcy, death or disability of PMB or any other guarantor (including any of the Guarantors) or other Person or the failure of the Put Member to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of PMB or any other guarantor (including any of the Guarantors) or other Person; (d) notice of the existence, creation or incurring of any new or additional indebtedness or obligation of PMB under this Agreement or of any action or non-action on the part of PMB under this Agreement or in connection with any Guaranteed Obligation; (e) any defense based upon an election of remedies by the Put Member which destroys or otherwise impairs any subrogation rights of any of the Guarantors or any right of any of the Guarantors to proceed against PMB or any other Person for reimbursement, or both; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any duty on the part of the Put Member to disclose to each of the Guarantors any facts the Put Member may now or hereafter know about PMB, regardless of whether the Put Member has reason to believe that any such fact materially increases the risk beyond that which each of the Guarantors intends to assume or has reason to believe that any such fact is unknown to the Guarantors or has a reasonable opportunity to communicate such fact to the Guarantors, it being understood and agreed that each of the Guarantors is fully responsible for being and keeping informed of the financial condition of PMB and of all circumstances bearing on the risk of non payment or non-performance of any Guaranteed Obligation; (h) any defense arising because of the Put Member’s election, in any proceeding instituted under the federal Bankruptcy Code; (i) any defense based upon the validity or enforceability of this Agreement; (j) all rights to insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law or requirement, which may delay, prevent or otherwise affect the performance by any of the Guarantors of any of the Guaranteed Obligations; (k) diligence, presentment and demand; (l) any requirement to mitigate any damages resulting from any default under this Agreement; and (m) any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code.

10.5 Representations and Warranties by the Guarantors. Each of the Guarantors makes the following representations and warranties to the Put Member as of the Effective Date:

(a)	Such Guarantor is benefiting from the transactions contemplated under this Agreement and the Formation and Contribution Agreement;

(b)	Such Guarantor is an individual and has full power, authority and legal right to execute and to deliver and to perform and observe the obligations and provisions of this Section 10;

(c)	This Agreement has been duly authorized, executed and delivered by such Guarantor, and the provisions of this Section 10 constitute the valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with the terms hereof, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

(d)	No consent, approval or other authorization of any spouse, nor any consent, approval or other authorization, or registration, declaration or filing with, any governmental authority, is required for the due execution and delivery by such Guarantor of this Agreement, or for the performance by or the validity or enforceability hereof against such Guarantor.

11. Indemnification.

11.1 By PMB. PMB hereby agrees to indemnify, protect, defend and hold the Put Member harmless from and against any and all claims, demands, actions, causes of action, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (“Claims”) arising out of or in connection with (a) the breach of any of PMB’s representations or warranties set forth herein (subject to the survival limitations set forth in Section 3.4 hereof), (b) the breach of any of PMB’s covenants or agreements set forth herein or (c) the ownership of the Put Interests arising after the Payment Date, including, without limitation any liabilities for any Taxes, that relate to Terrace or the Put Interests to the extent relating to the period from and after the Payment Date, except to the extent prorated pursuant to this Agreement.

11.2 By Operating Partnership. Operating Partnership hereby agrees to indemnify, protect, defend and hold PMB and its assignee(s) or designee(s), if applicable, harmless from and against any Claims arising out of or in connection with (a) the breach of the Put Member’s representations or warranties set forth herein (subject to the survival limitations set forth in Section 4.17 hereof), (b) the breach of any of the Put Member’s covenants or agreements set forth herein, (c) the ownership of the Put Interests arising after the Effective Date and prior to the Payment Date, or (d) any fraud or willful misconduct by the Put Member. In addition, Operating Partnership hereby agrees to indemnify, protect, defend and hold PMB harmless from any liabilities (other than (1) its “Permitted Entity Liabilities” (as defined in the Formation and Contribution Agreement) or (2) liabilities to the extent that such liabilities are the responsibility or liability of Renown), including, without limitation any liabilities for any Taxes, that relate to Terrace or the Put Interests to the extent relating to the period from and after the Effective Date and prior to the Payment Date, except to the extent prorated pursuant to this Agreement.

11.3 Interpretation. Notwithstanding anything to the contrary contained herein, no Party shall be entitled to any recovery of damages pursuant to this Section 11 to the extent that the Party seeking indemnification hereunder had knowledge as of the Payment Date of the matter that gives rise to the Claims, including the breach by any Party of any of its representations, warranties, covenants or agreements set forth in this Agreement that give rise to such Claims. In addition, and notwithstanding anything to the contrary contained herein, the indemnification provisions of this Section 11 (subject to the guarantee set forth in Section 10 hereof and the remedies set forth in Section 12 hereof) shall be the sole remedy of an indemnified party and shall be in lieu of any other remedy available to any indemnified party, whether at law or in equity, arising out of or in connection with a Claim for which an indemnified party is entitled to indemnification hereunder, including, without limitation, on account of any breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement that give rise to such Claims.

11.4 Limitations and Indemnity. Notwithstanding anything to the contrary in this Agreement (other than with respect to the PMB’s Claims arising out of or in connection with the matters described in clauses (c) and (d) and the last sentence of Section 11.2 hereof, for which the Parties hereby agree that the limitations set forth in this sentence shall not apply), PMB shall not seek, or be entitled to, indemnification or any other action, whether in law or in equity, for a breach of any express representation, warranty, covenant or obligation of the Put Member under this Agreement (a) to the extent the aggregate Claims for damages or losses for which indemnification is sought pursuant to Section 11 hereof or any other claim for breach of any other express representation, warranty, covenant or obligation of the Put Member under this Agreement is less than $50,000 or (b) to the extent the aggregate Claims for damages or losses (excluding any Claims arising out of or in connection with the matters described in clauses (c) and (d) and the last sentence of Section 11.2 hereof) exceed an amount equal to three percent (3%) of the Agreed Value. In calculating the amount of any damages payable to PMB hereunder, the amount of the damages (A) shall not be duplicative of any other award for any indemnification claim or other claim for breach of any express representation, warranty, covenant or obligation of the Put Member under this Agreement, and (B) shall be computed net of any amounts actually recovered by PMB under any insurance policy with respect to such damages.

11.5 Further Assurances. Each Party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Section 11.

11.6 Survival. The provisions of this Section 11 shall survive the Payment Date.

12. Failure to Close by PMB. In the event that the closing of the purchase of the Put Interests following the Put Member’s exercise of the Put Right as contemplated by this Agreement does not occur by reason of any default by PMB of its obligations under this Agreement, then the Put Member shall be entitled to pursue all remedies available at law or in equity, including enforcement of the terms of Section 10 hereof and an action for specific performance, subject to the last sentence of this Section 12. Notwithstanding anything contained herein to the contrary, the Put Member acknowledges and agrees that no breach under this Agreement shall result in a default by PMB under this Agreement unless written notice of such breach has been given to PMB, and PMB fails to cure such breach within five (5) Business Days after its receipt of such notice. The Put Member expressly waives any right to recover any and all consequential damages, punitive damages and exemplary damages, and any other damages which would be predicated in whole or in part upon loss of bargain, opportunity lost, or any loss of anticipated benefits incurred by Put Member.

13. Inspections. At all reasonable times during the period commencing on the date of delivery of the Put Notice and ending on the Payment Date, PMB, its agents and representatives shall be entitled at PMB’s sole cost and expense, to enter onto the Property during normal business hours and upon at least forty eight (48) hours’ advance written notice to Operating Partnership, to perform inspections and investigations of the Property and the books and records of Terrace.

14. Miscellaneous.

14.1 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of laws.

14.2 Construction. The Operating Partnership, PMB and each Guarantor intend that this Agreement shall be construed as if all parties prepared this Agreement.

14.3 Entire Agreement. This Agreement, the instruments called for herein, and the Formation and Contribution Agreement (and the applicable agreements referenced therein), constitute the entire agreement between the Put Member and PMB pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements, express or implied, made to any Party by any other Party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

14.4 Modification; Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding on any Party unless executed in writing by the Party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

14.5 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, “Communications”) shall be in writing and may be given personally, by registered or certified mail, by electronic communication, telecopy or by Federal Express (or other reputable overnight delivery service) as follows:

To Operating Partnership:	c/o Nationwide Health Properties, Inc.
610 Newport Center Drive, Suite 1150 Newport Beach, California 92660
Attention: Doug Pasquale
Telephone: (949) 718-4400
Telecopy: (949) 759-6887
Email: doug@nhp-reit.com

With a Copy To:	Nationwide Health Properties, Inc.
610 Newport Center Drive, Suite 1150 Newport Beach, California 92660
Attention: Abdo Khoury
Telephone: (949) 718-4413
Telecopy: (949) 759-6887
Email: abdo@nhp-reit.com

With A Copy To:	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400 Los Angeles, California 90071
Attention: Meryl K. Chae, Esq.
Telephone: (213) 687-5035

Telecopy: (213) 621-5035
Email: mchae@skadden.com

To PMB:	c/o Pacific Medical Buildings
12348 High Bluff Drive, Suite 100 San Diego, California 92130
Attention: Mark D. Toothacre
Telephone: (858) 794-1900
Telecopy: (858) 794-1910
Email: mark@pmbllc.com

With A Copy To:	Pacific Medical Buildings
12348 High Bluff Drive, Suite 100 San Diego, California 92130
Attention: Evan Stone
Telephone: (858) 794-1900 x313
Telecopy: (858) 794-1910
Email: evan@pmbllc.com

With A Copy To:	Latham & Watkins LLP
650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925
Attention: David C. Meckler
Telephone: (714) 755-8103
Telecopy: (714) 755-8290
Email: david.meckler@lw.com

or to such other address or such other person as the addressee party shall have last designated by notice to the other parties. All Communications shall be deemed to have been given when received. All Communications given by telecopy or electronic communication shall be followed by the delivery of a hard copy of such Communication, provided that such Communications shall be deemed to have been given when received by telecopy or electronic communication.

14.6 Expenses. All fees and expenses incurred by any Party hereto in connection with this Agreement shall be borne by such Party.

14.7 Assignment. Neither the Parties nor any of the Guarantors shall have the right, power, or authority to assign all or any portion of this Agreement or its respective rights hereunder or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without the prior written consent of each of the other Parties hereto; provided, however, that: (a) PMB shall have the right, power and authority to (i) designate one or more Affiliates to take title to the Put Interests (provided that no such assignment, delegation or designation shall relieve PMB of its obligations or liabilities under this Agreement or any of the documents to be delivered in connection herewith, nor shall any of the Guarantors be released from the guarantee of the Guaranteed Obligations pursuant to Section 10 hereof, and upon the Put Member’s request, each of PMB and the Guarantors shall reaffirm such obligations and guarantees at the time of such election) and (ii) assign its rights and obligations under this Agreement to any Affiliate of PMB or to any third party who assumes PMB’s rights and obligations hereunder (provided that no such assignment, delegation or designation shall relieve PMB of its obligations or liabilities under this Agreement or any of the documents to be delivered in connection herewith, nor shall any of the Guarantors be released from the guarantee of the Guaranteed Obligations pursuant to Section 10 hereof, and upon the Put Member’s request, each of PMB and the Guarantors shall reaffirm such obligations and guarantees at the time of such election); and (b) Operating Partnership (and each Put Member) shall have the right, power and authority to assign its rights (and related obligations) hereunder to any Affiliate who is a successor-in-interest to Operating Partnership (or the Put Member) under the Operating Agreement with respect to the Put Interests (provided that no such assignment, delegation or designation shall relieve Operating Partnership of its obligations or liabilities under this Agreement or any of the documents to be delivered in connection herewith, and upon PMB’s request, Operating Partnership shall reaffirm such obligations at the time of such election). The Parties acknowledge and agree that neither a change in control of Operating Partnership nor a change in control of PMB shall be deemed to be a prohibited assignment hereunder and shall in no way affect the obligations of the other Parties or the Guarantors hereunder.

14.8 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

14.9 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 14.7 hereof, all of the rights, duties, benefits, liabilities and obligations of the Parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person or entity, other than the Parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

14.10 Interpretation. All references herein to Articles, Sections, subparagraphs, Exhibits and addenda shall be deemed to be references to Articles, Sections and subparagraphs of, and Exhibits and addenda to, this Agreement unless the context shall otherwise require. All Exhibits and addenda attached hereto shall be deemed incorporated herein as if set forth in full herein. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The words “date hereof” shall refer to the Effective Date. All accounting terms not defined in this Agreement shall have the meanings determined by GAAP as in effect from time to time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

14.11 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

14.12 Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

14.13 Time of Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

14.14 Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by the Put Member and PMB, the Put Member and PMB agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at or after the Payment Date any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

14.15 Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

14.16 Attorneys’ Fees. In the event that any Party hereto brings an action or proceeding against any other Party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees, charges, disbursements and the fees and costs of expert witnesses.

14.17 Mandatory Arbitration. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement, including any claim based on contract, tort or statute (collectively, a “Dispute”), that cannot be resolved by the Parties within thirty (30) days after a Party delivers written notice of such Dispute to the other Party shall first be submitted to mediation between the Parties. In the event that such mediation does not resolve the Dispute within ten (10) Business Days, the Dispute shall be resolved at the written request of any Party by binding arbitration using applicable arbitration procedures of JAMS located in San Diego, California pursuant to California law. The Parties shall attempt to designate one arbitrator from JAMS. If they are unable to do so within thirty (30) days after written demand therefor, then JAMS shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys’ fees (including those of in-house counsel) and costs to the prevailing party and charge the cost of arbitration to any Party which is not the prevailing party. Notwithstanding anything to the contrary contained herein, this Section 14.17 shall not prevent a Party from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state of California (to which all Parties consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such Party under this Agreement or to prevent irreparable harm and injury. The court’s jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Agreement between the parties hereto shall be determined through final and binding arbitration in accordance with the terms of this Section 14.17. Neither the Parties nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all Parties except to the extent necessary to enforce the award; provided, however, that either Party may disclose the existence, content or results of any such arbitration to its partners, officers, directors, employees, agents, attorneys, accountants, lenders and to any other Person to whom disclosure is required by applicable law, including pursuant to an order of a court of competent jurisdiction. The terms and provision of this Section 14.17 shall survive the Payment Date.

14.18 Knowledge Defined. As used in this Agreement, the term “knowledge”, (a) when used with respect to PMB means to the actual, current knowledge of Mark Toothacre, Gregory P. Nelson, Robert A. Rosenthal, James Rohan, Elizabeth Powell, Jeffrey L. Rush, Claude Hooton, Jonathan Hughes and Sherwood Johnston, III (provided that if any of the foregoing individuals is no longer an employee or investor of PMB or an Affiliate of PMB, “knowledge,” with respect to such individual, shall mean the actual, current knowledge of the person who (i) succeeds to such individual’s position with PMB or its Affiliate, as applicable, (ii) holds a substantially similar position with PMB or its Affiliate, as applicable, or (iii) succeeds to the knowledge base of such individual, as reasonably agreed upon by the Parties), without independent investigation or the duty to conduct an independent investigation, and without imputation of the knowledge of any other employees, agents or other advisors of PMB or its affiliates, and (b) when used with respect to Operating Partnership or the Put Member means to the actual, current knowledge of Doug Pasquale, Abdo Khoury, Don Bradley and Bill Wagner (provided that if any of the foregoing individuals is no longer an employee of Operating Partnership or an Affiliate of Operating Partnership, “knowledge,” with respect to such individual, shall mean the actual, current knowledge of the person who (i) succeeds to such individual’s position with Operating Partnership or its Affiliate, (ii) holds a substantially similar position with Operating Partnership or its Affiliate, as applicable, or (iii) succeeds to the knowledge base of such individual, as reasonably agreed upon by the Parties), without independent investigation or the duty to conduct an independent investigation, and without imputation of the knowledge of any other employees, agents or other advisors of Operating Partnership or its affiliates.

[Remainder of Page Left Intentionally Blank. Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Agreement as of the date first set forth above.

OPERATING PARTNERSHIP:

NHP/PMB L.P., a Delaware limited partnership

By:	NHP/PMB GP LLC, a Delaware limited liability company its General Partner

	By:	NHP Operating Partnership L.P., a Delaware limited partnership its Sole Member

		By:	NHP GP LLC, a Delaware limited liability company its General Partner

			By:	Nationwide Health Properties, Inc., a Maryland corporation Its Sole Member

By:
Name:
Title:

PMB:

PMB LLC, a California limited liability company

By:	PMB, Inc. a California corporation its Manager

By:
		Name:	Mark Toothacre
		Title:	President

[Signatures Continue on Following Page]

Solely with respect to the guaranty by the Guarantors of the Guaranteed Obligations contained in Section 10 and the provisions of Section 14.7 hereof:

GUARANTORS:

JEFFREY L. RUSH, an individual

KIMBERLY B. COCHRANE, an individual

ROBERT A. ROSENTHAL, an individual

EVAN M. STONE, an individual

JOHN HUSSEY III, an individual

MARK D. TOOTHACRE, an individual

ELIZABETH A. POWELL, an individual

GREG NELSON, an individual

JIM ROHAN, an individual

EXHIBIT “D”

FORM OF CROSS-INDEMNITY AGREEMENT

See attached.

CROSS-INDEMNITY AGREEMENT

THIS CROSS-INDEMNITY AGREEMENT (this “Indemnity”) is entered into effective as of                      (the “Effective Date”) by NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP”), and NHP/PMB L.P., a Delaware limited partnership (the “Operating Partnership” and, together with NHP, the “Indemnitors”), in favor of JEFFREY L. RUSH, an individual; MARK D. TOOTHACRE, an individual; ELIZABETH A. POWELL, an individual; KIMBERLY B. COCHRANE, an individual; ROBERT A. ROSENTHAL, an individual; EVAN M. STONE, an individual (each, a “Guarantor”, and collectively, the “Guarantors”).

RECITALS

A. WHEREAS, Allianz Life Insurance Company of North America, a Minnesota corporation (“Lender”), made a loan (the “Loan”) to The Terrace at South Meadows, LLC, a Nevada limited liability company (“Original Borrower”), evidenced by that certain Secured Installment Note dated May 10, 2005 in the original principal amount of Eight Million Eight Hundred Fifty Thousand Dollars ($8,850,000.00) (the “Note”);

B. WHEREAS, the repayment of the Loan is secured in part by (i) a Leasehold Deed of Trust, Security Agreement, Fixture Filing with Absolute Assignment of Rents dated May 10, 2005, granted by Original Borrower to the trustee named therein for the benefit of Lender and recorded May 10, 2005 in the office of the Recorder of Washoe County, Nevada as Document No. 3211343 (the “Deed of Trust”), which encumbers certain real property in Washoe County, State of Nevada described more particularly on Exhibit A attached hereto and made a part hereof (the “Property”) and (ii) that certain Absolute Assignment of Leases, Rents and Income dated May 10, 2005 from Original Borrower, as assignor, to Lender, as assignee, which also encumbers the Property, recorded May 10, 2005 as Document No. 3211344 (the “Absolute Assignment of Leases, Rents and Income”);

C. WHEREAS, certain of Original Borrower’s obligations under the Loan are guaranteed by Jeffrey L. Rush, an individual (in such capacity, the “Original Guarantor”) under that certain Limited Guaranty dated May 10, 2005, given by Original Guarantor to Lender (“Original Guaranty”);

D. WHEREAS, in connection with the Loan, Original Borrower and Original Guarantor, executed and delivered that certain Environmental Indemnity Agreement dated May 10, 2005 (the “Environmental Indemnity”), with respect to the Property;

E. WHEREAS, on or before the date hereof, Original Borrower has converted to a Delaware limited liability company named “The Terrace at South Meadows, LLC” (the “New Borrower”);

F. WHEREAS, pursuant to that certain Formation and Contribution

Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (the “Original Contribution Agreement”), as amended by that certain First Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 10, 2008 (the “First Amendment”), as further amended by that certain Letter Agreement Re: Due Diligence Waiver Letter and Second Amendment to that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 14, 2008 (the “Second Amendment”), as further amended by that certain Third Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 26, 2008 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 28, 2008 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of April 22, 2008 (the “Fifth Amendment”), as further amended by that certain Sixth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated May 12, 2008 (the “Sixth Amendment”), as further amended by that certain Seventh Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of June 24, 2008 (the “Seventh Amendment”), as further amended by that certain Eighth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of July 25, 2008 (the “Eighth Amendment”), as further amended by that certain Ninth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of August 27, 2008 (the “Ninth Amendment”), and as further amended by that certain Tenth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of October     , 2008 (the “Tenth Amendment”, and together with the Ninth Amendment, the Eighth Amendment, the Seventh Amendment, the Sixth Amendment, the Fifth Amendment, the Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment and the Original Contribution Agreement, the “Contribution Agreement”), PMB South Meadows LLC, a Nevada limited liability company, is conveying its fifty percent (50%) membership interest in New Borrower to NHP/PMB L.P., a Delaware limited partnership (“NHP/PMB”);

G. WHEREAS, pursuant to that certain Loan Assumption Agreement dated as of the date hereof, between New Borrower, Guarantors and Lender (the “Assumption Agreement”), New Borrower is assuming all of Original Borrower’s obligations under the Loan Documents (as hereinafter defined);

H. WHEREAS, pursuant to the Assumption Agreement, Lender is releasing Original Guarantor from any and all liabilities and/or obligations under the Note, the Original Guaranty, the Deed of Trust, the Absolute Assignment of Leases, Rents and Income, and the Environmental Indemnity (collectively, the “Loan Documents”) which are first occurring or arising after the Effective Date;

I. WHEREAS, in consideration of the foregoing, (i) Guarantors have executed that certain Limited Guaranty dated as of the date hereof in favor of Lender, to guarantee certain obligations of New Borrower with respect to the Loan and (ii) New Borrower and Guarantors have executed an Environmental Indemnity Agreement dated as of the date hereof in favor of Lender indemnifying Lender against loss as more specifically set forth therein;

J. WHEREAS, the Indemnitors will derive financial benefits from the assumption of the Loan by New Borrower.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good, valuable and adequate consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Indemnity Obligations. The Indemnitors hereby agree to jointly and severally, indemnify and hold harmless the Guarantors from and against any costs, losses, damages, claims, liabilities, demands, judgments, penalties and legal or other expenses (including, without limitation reasonable attorneys’ fees and expenses), arising out of or related to the Guarantors’ obligations under the Loan Documents to the extent first occurring or accruing under from and after the Effective Date (the “Indemnification”).

2. Waivers. The Indemnitors hereby waive with respect to the Indemnification, to the maximum extent permitted by applicable law (a) all rights under any law limiting remedies; (b) all rights under any law to require the Guarantors to pursue any other person or any other remedy before proceeding against the Indemnitors; (c) all rights of reimbursement or subrogation with respect to the Guarantors; (d) all rights to require the Guarantors to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests; (e) all rights to assert the bankruptcy or insolvency of any person as a defense hereunder or as the basis for rescission hereof; (f) all defenses based on the disability or lack of authority of any Indemnitor or any other person; (g) the repudiation of the Loan Documents by New Borrower or any person, the failure by the Guarantors to enforce any claim against any person, or the unenforceability in whole or in part of any Loan Documents; (h) all suretyship and guarantor’s defenses generally; (i) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Indemnitors of their obligations under, or the enforcement by the Guarantors of, this Indemnity; and (j) any requirement on the part of the Guarantors to mitigate the damages resulting from any default.

3. Term of Indemnity. The term of the Indemnification provided by the Indemnitors in favor of the Guarantors in this Indemnity will commence on the Effective Date hereof and continue until such date as any action covered by the Indemnification is absolutely barred by the applicable statute of limitations.

4. No Modification. No modification, waiver, amendment, discharge or change of this Indemnity shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver or amendment, discharge or change is or may be sought.

5. Governing Law. This Indemnity shall be governed and construed in accordance with the laws of the State of Nevada, without regard to any principal or rule of law that would require the application of the law of any other jurisdiction.

6. Notices. Any notice or submittal required or permitted to be given hereunder shall be in writing, and shall be either (a) personally delivered to the party to whom it is to be sent; (b) sent by overnight courier service (such as Federal Express); (c) sent by U.S. certified or registered mail, return receipt requested, postage prepaid; or (d) sent by electronic communication or telecopy, to the respective addresses of the parties set forth below, or to such other addresses as the parties may specify in writing. Each notice or submittal shall be deemed to have been given on the date of receipt (or refusal to accept delivery) as indicated on the customary receipt used by the delivering service.

If to the Indemnitors:	Nationwide Health Properties, Inc.
610 Newport Center Drive, Suite 1150 Newport Beach, California 92660
Attention: Doug Pasquale
Telephone: (949) 718-4400
Telecopy: (949) 759-6887
Email: doug@nhp-reit.com

With a Copy To:	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400 Los Angeles, California 90071
Attention: Meryl K. Chae
Telephone: (213) 687-5035
Telecopy: (213) 621-5035
Email: mchae@skadden.com

If to the Guarantors:	c/o Pacific Medical Buildings LLC
12348 High Bluff Drive, Suite 100 San Diego, California 92130
Attention: Mark D. Toothacre
Telephone: (858) 794-1900
Telecopy: (858) 794-1910
Email: mark@pmbllc.com

With a Copy to:	Latham & Watkins LLP
650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925
Attention: David C. Meckler
Telephone: (714) 755-8103
Telecopy: (714) 755-8290
Email: david.meckler@lw.com

7. Assignment. This Indemnity shall be binding upon and shall inure to the benefit of the parties to this Indemnity and their successors and assigns.

8. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Indemnity.

9. Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Indemnity, including any claim based on contract, tort or statute (collectively, a “Dispute”), that cannot be resolved by the parties within thirty (30) days shall first be submitted to mediation between the parties. In the event that such mediation does not resolve the Dispute within ten (10) Business Days, the Dispute shall be resolved at the written request of any party to this Indemnity by binding arbitration using applicable arbitration procedures of JAMS located in San Diego, California pursuant to California law. The parties shall attempt to designate one arbitrator from JAMS. If they are unable to do so within thirty (30) days after written demand therefor, then JAMS shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys’ fees (including those of in-house counsel) and costs to the prevailing party and charge the cost of arbitration to the party which is not the prevailing party. Notwithstanding anything to the contrary contained herein, this Section 9 shall not prevent the Indemnitors or the Guarantors from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state of Oregon (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Indemnity or to prevent irreparable harm and injury. The court’s jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Indemnity between the parties hereto shall be determined through final and binding arbitration in accordance with the terms of this Section 9.

[Signature Page Follows]

IN WITNESS WHEREOF, this Indemnity has been executed as of the date first set forth above.

INDEMNITORS:

NHP:

NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:
Name:
Title:

OPERATING PARTNERSHIP:

NHP/PMB L.P., a Delaware limited partnership

By:	NHP/PMB GP LLC, a Delaware limited liability company, its General Partner

By:	NHP Operating Partnership L.P., a Delaware limited partnership its Sole Member

By:	NHP GP LLC, a Delaware limited liability company, its General Partner

By:	Nationwide Health Properties, Inc. a Maryland corporation, its Sole Member

By:
Name:
Title:

EXHIBIT A

Description of Property

A leasehold as created by that certain Ground Lease dated February 12, 2003 by and between Washoe Professional Center, Inc., a Nevada corporation, as Landlord, and The Terrace at South Meadows, LLC, a Delaware limited liability company, as successor in interest to The Terrace at South Meadows, LLC, a Nevada limited liability company, as Tenant, as may be amended from time to time, as referenced in the document entitled “Memorandum of Ground Lease” dated February 12, 2003, recorded February 18, 2003 as Document No. 2807198 in the Office of the County Recorder of Washoe County, Nevada, as to Parcel A, and easements as to Parcel B and Parcel C.

PARCEL A:

PARCEL 2 OF MERGER & RESUBDIVISION PARCEL MAP 3929 FOR WASHOE HEALTH SYSTEM, INC., RECORDED NOVEMBER 14, 2002 AS FILE NO. 2763202, OFFICIAL RECORDS, WASHOE COUNTY, NEVADA.

PARCEL B:

EASEMENTS FOR INGRESS, EGRESS AND ACCESS OVER ALL THOSE AREAS SHOWN AS ACCESS EASEMENTS ON PARCEL MAP NO. 3532 FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON JUNE 18, 1999 AS FILE NO. 2352497 OF OFFICIAL RECORDS.

PARCEL C:

AN EASEMENT FOR ACCESS AND UTILITIES AS SET FORTH IN THAT CERTAIN RECIPROCAL ACCESS AND UTILITY EASEMENT RECORDED JANUARY 11, 1994 IN BOOK 3954, PAGE 714 AS DOCUMENT NO. 1752916 OF OFFICIAL RECORDS.

APN: 160-040-16

EXHIBIT “E”

FORM OF ASSET AND PROPERTY MANAGEMENT AGREEMENT

(SHARP REES-STEALY PROPERTY)

See attached.

Exhibit E-1

ASSET AND PROPERTY MANAGEMENT AGREEMENT

THIS ASSET AND PROPERTY MANAGEMENT AGREEMENT (“Agreement”) is made as of October 31, 2008 (“Effective Date”), by the following parties:

“Owner”:	NHP/PMB Chula Vista LLC

“Agent”:	PMB Real Estate Services LLC

“Property”:	Sharp Rees-Stealy Clinic

Owner designates Agent as the managing Agent for Owner’s Property. Agent accepts this designation and agrees to furnish the services of its organization for the duties as more completely described below and in the attached Addenda:

1.	Term of Agreement. The term of this Agreement (“Term”) shall commence on the Effective Date, and terminate ten (10) years after the Effective Date. This Agreement, if not previously renewed in writing for an additional fixed period, may be canceled effective at the end of the Term by either party giving written notice no less than thirty (30) days before the expiration of the Term. If not so canceled, the Term shall automatically be extended for additional terms of twelve (12) calendar months each, which shall be subject to cancellation in accordance with the provisions outlined above.

1.1.	Notwithstanding the above, at any time during the Term, Owner may serve written notice to Agent of its intention to cancel this Agreement in whole, or to cancel this Agreement only with respect to the “Asset Management Services” (defined below) or the “Property Management Services” (defined below), in each case, for Cause (defined below), provided written notice is given at least sixty (60) days before the effective date of such cancellation. During the 60 days, Agent may cure the Cause, if capable of being cured, or, if the Cause is incapable of being cured within that time, but can be cured within a reasonable period thereafter, commence to cure it and thereafter diligently pursue to cure it, in which case this Agreement shall not terminate pursuant to such written notice unless Agent fails to diligently cure such Cause within a reasonable period. As used in this Agreement, “Cause” means, while acting as Agent: fraud, bankruptcy, gross negligence, willful misconduct, material adverse default (i.e., after customary notice and opportunity to cure) of Agent, its officers, employees or agents, in all cases having a direct, substantial, and material adverse affect on the Property’s business. Cause will be established only after judicial or arbitral determination, provided that Agent may not cure such Cause following such judicial or arbitral determination unless Owner has consented to the same. As used in this Agreement, “Asset Management Services” means each of Agent’s obligations pursuant to Addendum D attached hereto. As used in this Agreement, “Property Management Services” means each of Agent’s obligations pursuant to Addendum A, Addendum B, and Addendum C attached hereto, as well as Agent’s obligations pursuant to Section 2.1(b)-(d) and Section 5.3 below.

1.2.	Notwithstanding the foregoing provisions of this Section 1, this Agreement shall automatically terminate upon: (a) the sale or other transfer by Owner of the Property to an unaffiliated third party bona fide purchaser for value, or (b) the occurrence of a major casualty to the Property so that the Property is no longer in operation and is reasonably expected by Owner to be so for a period of at least eighteen (18) months.

1.3.

If this Agreement is terminated in whole or in part, Owner and Agent will cooperate in the timely and coordinated transfer of the applicable management responsibilities and the applicable files, keys, plans, specifications, and such other accountings, books and records relating to the Property. If necessary, Agent shall assign such existing contracts

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

relating to the operations and maintenance of the Property as Owner shall require (which by their terms are assignable), provided that Owner or replacement agent shall agree to assume all liability thereunder accruing after the date of assignment.

1.4.	If this Agreement is terminated in whole or in part, Agent shall be paid in accordance with the provisions of this Agreement for its performance of the Asset Management Services and/or the Property Management Services, as applicable, prior to the effective date of such termination (or such later date as is mutually agreed upon by the parties hereto). Termination of this Agreement shall release Agent for liability for failure to perform the Asset Management Services and/or the Property Management Services, as applicable, after such termination (provided that such release shall not apply to any provisions hereof which expressly survive termination).

2.	Responsibility of Agent. In consideration of the real estate management services to be rendered by Agent under this Agreement, Agent agrees:

2.1.	Agent shall use commercially reasonable efforts: (a) in the performance of its duties for the Property in accordance with the obligations and limitations set forth in the attached Addenda, (b) to advise Owner periodically concerning any claims (including insurance claims) involving the Property, (c) to ensure that the Property complies with applicable laws and (d) to operate the Property in a manner that shall not disqualify Owner or its “Affiliates” (defined below) from being taxed as a real estate investment trust under Sections 856-859 of the United States Internal Revenue Code of 1986, as reasonably determined by Owner or its Affiliates (but Agent shall not be responsible to determine such manner, it being Owner’s responsibility to advise Agent thereof in writing from time to time). Agent shall not be obligated to perform such services as not specifically described herein. Agent shall not commence litigation or incur legal fees on Owner’s behalf without Owner’s prior written consent. As used herein, an “Affiliate” of any entity shall mean any entity, company, corporation, limited liability company, limited partnership, general partnership, or joint venture, that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such entity.

2.2.	Agent shall maintain accurate records of all funds received and disbursed in connection with Agent’s duties and said records shall be available for Owner’s inspection at reasonable times on receipt of written notice therefore.

2.3.	Agent’s accounting records and reports will be provided in Agent’s current standard format (see copy of Agent’s current standard format as of the Effective Date attached hereto as Exhibit A). Owner and Agent may agree to alter the substance and form of reports from Agent to Owner. Notwithstanding the foregoing, Agent shall cooperate with Owner to make such modifications to the reporting format as Owner may reasonably request. Agent shall preserve the same for at least seven (7) years after the close of the calendar year to which they relate. Any person designated by Owner shall have access to such records, accounts and books and all other material pertaining to the Property and its operations during business hours on reasonable notice.

2.4.	Agent shall be responsible for costs relating to normal accounting required with respect to Agent’s duties under this Agreement. Owner shall pay for any additional costs or expenses that Agent or its Affiliates incur as a result of compliance with SOX or SEC rules, regulations, or laws with respect to the Property.

2.5.	Agent shall be authorized to sign, on Owner’s behalf, tenant leases or rental agreements without Owner’s co-signature, to the extent permitted pursuant to Section 5 of the attached Addendum C.

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

3.	Responsibilities of Owner. In consideration of the real estate management services to be rendered by Agent under this Agreement, Owner agrees:

3.1.	Owner shall, if applicable and if Agent reasonably deems it necessary, promptly furnish Agent with all documents and records as needed by Agent for the efficient management of the Property, including all leases, amendments and correspondence related thereto; the status of rental payments; mortgage loan information and payment instructions; copies of service contracts in effect; and all applicable insurance policies.

3.2.	Owner shall promptly provide Agent with all necessary funds for Agent to fulfill its obligations under this Agreement. If Owner has not provided said funds within seven (7) days after Agent’s written request, Agent may, at Agent’s sole option and in addition to all other remedies available to Agent, terminate this Agreement, provided that such termination shall occur prior to Owner’s delivery of such funds. Agent shall not be required to advance funds for Owner’s account.

4.	Termination of Property Manager. At any time during the Term, Owner may serve written notice to Agent of its intention to cause Agent to replace the “Property Manager” (defined in Addendum A hereto) due to such person’s failure to perform in a reasonable, professional manner in accordance with industry standards, as reasonably determined by Owner. Agent must replace the Property Manager within sixty (60) days of receiving each such required consent.

5.	Insurance and Indemnification. Agent shall not be responsible for the type, amount, or sufficiency of insurance coverage on the Property.

5.1.	Except for matters involving Agent’s Cause, Owner shall indemnify, defend, and hold Agent and its members, partners, officers, employees and agents harmless from any and all claims, costs, expenses, demands, attorney’s fees, suits, liabilities, judgments and damages arising from or connected with the management of Property by Agent of the performance or exercise of any of the duties, obligations, powers or authorities granted to Agent under this Agreement; Owner shall promptly reimburse Agent for any monies Agent is required to pay whatsoever for items covered by this Section 5, and such obligation for reimbursement shall survive termination of this Agreement. Owner’s obligations under this Section 5.1 shall survive termination of this Agreement but shall not apply to any claim that relates to acts occurring after the date of termination.

5.2.	Agent shall indemnify, defend, and hold Owner and its members, partners, officers, employees and agents harmless from all claims, costs, expenses, demands, attorneys’ fees, suits, liabilities, judgments, and damages arising from or connected with any breach or default by Agent of its obligations under this Agreement which would constitute Cause and entitle Owner to terminate this Agreement. Such obligations of Agent shall: (a) apply without regard to whether this Agreement is actually terminated, and (b) survive termination of this Agreement. In addition, if this Agreement is terminated in whole or in part pursuant to Sections 1.1 above or 7.1 below, Agent shall indemnify, defend, and hold Owner harmless from all claims, costs, expenses, demands, attorneys’ fees, suits, liabilities, judgments, and damages arising from or connected with such termination; provided, however, that the total costs payable by Agent pursuant to this sentence shall not exceed the total amount of fees paid to Agent by Owner hereunder with respect to the Property for the twenty-four (24) month period immediately preceding such termination pursuant to this Agreement.

5.3.

Owner shall obtain and maintain insurance for the Property in forms and coverage amounts of at least the forms and coverage amounts as are customary for similar medical office buildings. Agent shall periodically review and coordinate with Owner in matters regarding insurance coverage. Owner and Agent each waives claims for

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

recovery against the other to the extent recovered under their respective insurance policies.

5.4.	Agent shall carry Worker’s Compensation and employer’s liability insurance at limits no less than statutory requirements where required to do so by law, including employer’s non-owned auto liability insurance. Agent shall comply with all local, State and Federal laws and regulations, including minimum wage laws, applicable to any employees.

5.5.	At all times during the continuance of this Agreement all bodily injury, property damage and personal injury insurance carried by Owner on Property shall, without cost to Agent, extend to, insure and indemnify Agent, as well as Owner, by endorsement of such insurance coverage to specifically name Agent as an additional insured.

5.6.	Copies of all insurance coverage and endorsements required under this Agreement shall be delivered promptly to each party as required.

6.	Termination Accounting. If any payments for Owner’s account are received by Agent after expiration or earlier termination of this Agreement, Agent shall promptly deliver such funds to Owner. If and to the extent there are not sufficient funds in Owner’s account to cover costs relating to the period before such expiration or earlier termination, Owner shall be solely responsible to pay same. Owner shall pay Agent reasonable out-of-pocket expenses incurred by Agent at Owner’s direction after expiration or earlier termination of this Agreement. Within thirty (30) days after expiration or earlier termination of this Agreement, Agent shall deliver to Owner all written reports required with respect to the Property under Section 2.3 above for any period not covered by previously delivered reports up to the time of such expiration or earlier termination.

7.	Miscellaneous.

7.1.	If a bankruptcy petition is filed by or against either Owner or Agent and is not dismissed within sixty (60) days, or if either makes an assignment for the benefit of creditors or takes advantage of any insolvency act or proceeding, either party may cancel this Agreement on ten (10) days written notice to the other.

7.2.	If either party brings an action to enforce or declare rights hereunder or seeks a judicial or arbitral determination of whether Cause may be established, the prevailing party in any such action, on trial, appeal, or otherwise, shall be entitled to reasonable attorneys’ fees to be paid by the losing party.

7.3.

This Agreement shall be governed by California law. When the context requires, any gender includes all others, the singular number includes the plural, and vice-versa. Captions are inserted for convenience of reference and do not describe or limit the scope or intent of this Agreement. Any recitals above, and any exhibits or schedules referred to and/or attached hereto, are incorporated by reference into this Agreement. “Person” includes any entity. “Including” means including without limitation. This Agreement contains the entire agreement between the parties regarding its subject matter. Any prior oral or written representations, agreements and/or understandings shall be of no effect. No waiver, amendment or discharge of this Agreement shall be valid unless it is in writing and signed by the party to be obligated. This Agreement shall, subject to any provision of this Agreement that may prohibit or curtail assignment of rights, bind and inure to the benefit of the parties and their heirs, assigns, representatives and successors; however, there are no intended third-party beneficiaries to this Agreement except those expressly set forth herein, and only the parties or their heirs, assigns, representatives and successors are entitled to enforce this Agreement. If any provision of this Agreement is held by a court to be invalid or unenforceable, the other provisions shall remain in effect.

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

No inference or presumption shall be drawn if a party or its attorney prepared and/or drafted this Agreement; it shall be conclusively presumed that the parties participated equally in its preparation and/or drafting.

8.	Notice. For the purposes of this Agreement, unless changed by written notice, the mailing addresses of both parties for all purposes shall be:

Owner’s Notice Address:

NHP/PMB Chula Vista, LLC
610 Newport Center Drive, Suite 1150 Newport Beach, CA 92660
949.759.6687 fax
949.718.4400 phone

Agent’s Notice Address:

PMB Real Estate Services LLC
Attention: President
12348 High Bluff Drive, Suite 100 San Diego, CA 92130
858.794.1910 fax
858.794.1900 phone

9.	Assignment. Agent shall not sell, assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Owner (which may be granted or withheld in Owner’s sole and absolute discretion).

10.	Confidentiality. Except as may be required by applicable laws or governmental regulations governing Agent, at all times during the period of this Agreement and thereafter, Agent shall maintain strict confidence with respect to any and all information of a confidential, proprietary nature which is or may be either applicable to, or related in any way to the Property, including all financial records (the “Confidential Information”).

11.	Attachments. The following Addenda are attached to and made a part of this Agreement.

☒	Addendum A:	Property Management Agreement
☒	Addendum B:	Construction Management Agreement
☒	Addendum C:	Leasing Agreement
☒	Addendum D:	Asset Management Agreement

12.	Overriding Provisions. Sharp Rees-Stealy Corporation (“Tenant”) is providing its own property management of the Property. Therefore, notwithstanding any contrary provision of this Agreement, so long as Tenant is the sole tenant of the Property, the sole responsibility of Agent and the sole fee to be received by Agent shall be for asset management of the Property (as described on the attached Addendum D).

Signatures on next page …

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

INTENDING TO BE LEGALLY BOUND, the parties have signed this Management Agreement as of the Effective Date.

OWNER:

NHP/PMB Chula Vista, LLC a Delaware limited liability company

By:

Print:

Title:

AGENT:

PMB REAL ESTATE SERVICES LLC a Delaware limited liability company

By:
Claude Hooton, President

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

Exhibit A

AGENT’S REPORT FORMAT

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

Exhibit A – Cover Sheet

Addendum A

PROPERTY MANAGEMENT

This Addendum A (this “Addendum”) is attached to and made a part of the Asset and Property Management Agreement (the “Management Agreement”).

1.	Term. The commencement and termination dates of this Addendum shall coincide with the respective dates as described in the Management Agreement, subject to earlier termination as set forth therein.

2.	Agent’s Responsibilities. Agent shall appoint a manager to manage the Property (the “Property Manager”). The Property Manager shall be Agent’s primary representative in managing the Property, and Agent shall keep Owner apprised of the identity and contact information of the Property Manager at all times. Agent’s authorities, duties, and responsibilities in connection with the Property’s management shall be as follows:

2.1.	Agent shall make its best commercial efforts to collect, and enforce the collection of, all rentals and other charges due Owner from tenants or other occupants of the Property in accordance with the terms of their leases or rental agreements.

2.2.	From Owner’s funds or as otherwise directed by Owner in writing, Agent is authorized to make all payments for the operation of the Property as indicated below. Agent shall cause to be disbursed regularly and punctually, (a) the aggregate amount required to be paid under the loan documents affecting the Properties, including amounts due for interest, amortization of principal and allocation to reserves or escrow funds, and (b) unless paid pursuant to a reserve established under such loan documents, the amount of all ad valorem taxes and other impositions levied against the Property and all insurance policy premiums, which shall be paid before delinquent or prior to the addition thereto of any interest or penalties. Agent is responsible for maintaining appropriate cash disbursement policies and procedures to ensure the appropriate controls over disbursement and shall deliver written notice to Owner if Owner’s funds held by Agent are projected to be insufficient for the payments indicated below. If Owner elects to make any or all payments associated with the Property, Owner shall make such payments in a timely fashion and provide Agent with such documentation and accounting procedures for said payments as Agent deems necessary to fulfill Agent’s responsibilities for operation of the Property. Responsibility for payments for specific items is as follows:

Agent	Owner
☒	☐	Real Property taxes, assessments, fees, charges
☒	☐	Insurance policy premiums
☐	☒	Income taxes arising from the income of the Property
☒	☐	Mortgage/Trust Deed Loan payments

2.3.

Agent shall be responsible for the payment on behalf of Owner for all other fees and payments necessary for the efficient operation of the Property. In cases of emergency, which in Agent’s opinion requires immediate repairs or alterations costing in excess of any budgeted amount, Agent shall use its reasonable discretion. Agent shall maintain accurate records of all funds received and disbursed in connection with Agent’s management of Property and said records shall be available for Owner’s inspection at reasonable times on receipt of prior written notice. All such books and records shall be and remain Owner’s property and, on the expiration or termination of this Agreement, shall be turned over to Owner or its designee so as to insure the orderly continuance of the management, operation and maintenance of the Property. Agent’s accounting

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records and reports will be provided in Agent’s current standard format subject to the provisions of Section 2.3 of the Management Agreement. Not later than the fifteenth (15th) day of each month during the Term, with respect to the preceding calendar month, and not later than the tenth (10th) day of the month after the close of a calendar quarter (i.e., the 10th of January, April, July, and October) with respect to the preceding calendar quarter, and not later than January 10th of each calendar year during the Term, Agent shall furnish Owner a statement of all revenues collected by Agent and all costs and expenses incurred by Agent in connection with the Property for the preceding calendar month, calendar quarter, or calendar year, as the case may be, prepared in such reasonable detail and form as shall reasonably be required by Owner. After deducting from gross monthly collections all expenses, reserves, any sums required by law, and Agent’s fees, the net amount of all funds collected for Owner’s account shall be remitted monthly by Agent to Owner by wire transfer or ACH payment at the address specified herein or as Owner may otherwise direct in writing. Owner and Agent may elect to retain, disburse, or remit funds in such other manner as may be mutually agreed on. Agent shall also render to Owner a statement showing all amounts received and disbursed for the period reported.

2.4.	Agent will establish a separate bank account for the Property and will use that account for the deposit of all revenues from the Property and the disbursement of all payments relating to the Property.

2.5.	Agent shall make all commercially reasonable efforts to effectively and efficiently manage the Property, including the monitoring of independent contractors responsible for the repair and maintenance and other services related to the Property. Agent shall arrange for, coordinate, supervise, administer, and manage on behalf and for the account and at the expense of Owner all activities and services required for the management, operation, and maintenance of the Property in a manner normally associated with high quality, comparable medical office buildings in the Chula Vista, California area, in a manner and condition that is at least as good as the condition in which the Property is presently maintained, and consistent with the standards applied by Agent and “Affiliates of Agent” (defined below) with respect to the management of all other properties owned by Agent or Affiliates of Agent during the period that they were previously managed by Agent on behalf of various Affiliates of Agent, subject to the terms of this Agreement. On the basis of and consistent with the “Budget” (defined below), Agent shall execute on behalf of Owner, contracts for water, electricity, gas, fuel, oil, landscape maintenance, security services, cleaning, copier rental, sign service, vending, telephone, vermin extermination, trash removal, and other necessary services as necessary (collectively, “Service Contracts”). Service Contracts which are (a) entered into in arms length transactions and in accordance with the terms of the Budget, (b) for a term length of no more than one (1) year, and (c) cancelable by Owner, or by Agent on behalf of Owner, on thirty (30) days written notice without any termination fee or penalty shall not require Owner’s prior approval. All other Service Contracts shall require Owner’s prior written approval. Agent shall obtain written approval from Owner before entering into any contract or agreement with any Affiliates of Agent and in all events such contracts or agreements must be on commercially reasonable and market terms. When taking bids or issuing purchase orders, Agent shall act at all times on behalf of Owner and shall be under a duty to secure for and credit to Owner any discounts, commissions, or rebates obtained as a result of such purchases. Agent shall, at the time of taking bids, disclose to Owner any other relationship existing or contemplated with such bidder. Notwithstanding any of the foregoing, in no event shall Agent enter into any Service Contract that is intended to provide income to Owner without Owner’s prior written approval.

2.6.

Agent, in its capacity as property manager, shall use its commercially reasonable efforts to cause or enable Owner: (a) to comply with all duties and obligations of Owner as “landlord” or “tenant”, as the case may be, (exclusive of those duties and obligations, if

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Addendum A – Page 2

any, which by their nature must be performed by Owner) under all leases, rental agreements, and ground leases affecting the Property, and (b) not to permit any default to occur thereunder on the part of Owner as such “landlord” or “tenant”. Agent shall promptly prepare, deliver, coordinate and comply with any and all reporting requirements under any loan documents affecting the Property (including any and all leasing reports, development reports, accounting reports and financial statements). Agent shall promptly prepare, deliver to Owner for Owner’s approval, and only upon receipt of Owner’s approval, submit to any lender under such loan documents, any and all draw requests and other deliveries required under such loan documents in connection with draw requests and disbursements and, in connection with the foregoing, coordinate the draw request and disbursement process all in accordance with the requirements of such loan documents.

2.7.	Agent, at Owner’s expense, shall make or cause to be made such alterations to the Property as Owner and Agent agree are necessary or desirable, or as required by the terms of leases or rental agreements, and replace, or cause to be replaced, damaged, worn, or inoperative equipment and fixtures.

2.8.	Agent shall provide Owner, on request from time to time, a completed property questionnaire in the form reasonably requested by Owner. Agent, at Owner’s expense and within a reasonable time, shall provide, or cause to be provided, and shall coordinate and supervise all security services and systems necessary to protect the Property. Such services shall include implementation of a plan of evacuation or other appropriate action in the event of any emergency, which plan shall be circulated and demonstrated to all tenants or occupants of the Property. When an emergency occurs, Agent shall take whatever action it deems reasonable to protect, maintain, or repair the Property and to protect the occupants of the Property, and shall promptly notify Owner of any such action. For the purpose of this provision, an “emergency” means an event that, in Agent’s reasonable belief, will cause immediate threat of damage or injury to persons or property.

2.9.	Subject to the provisions of this Section 2.9, Agent shall hire, prepare, insure, and enter into contracts with, supervise, and have the authority to terminate any independent contractors (on Owner’s behalf), and Property employees (on Agent’s behalf) reasonably required in the proper operation of the Property. Consistent with the Budget, Agent shall execute on behalf of Owner (without Owner’s co-signature or specific approval), such agreements with independent contractors (collectively, “Independent Contractor Agreements”) as are (a) entered into in arms length transactions and in accordance with the Budget, (b) for a term length of no more than one (1) year, and (c) cancelable by Owner, or by Agent on behalf of Owner, on thirty (30) days written notice without any termination fee or penalty. All other Independent Contractor Agreements shall require Owner’s prior written approval. Furthermore, notwithstanding the foregoing, Agent shall obtain Owner’s prior written approval before entering into any Independent Contractor Agreements with any Affiliates of Agent and in all events such contracts must be on commercially reasonable and market terms. Agent shall, at the time of taking bids, disclose to Owner any other relationship existing or contemplated with such bidder. Notwithstanding any of the foregoing, in no event shall Agent enter into any Independent Contractor Agreement that is intended to provide income to Owner without Owner’s prior written approval. All Property employees are Agent’s employees, not Owner’s. Agent shall prepare payroll tax returns and shall execute and file punctually when due all forms, reports, and returns required by law relating to the employment of personnel and to the operation of the Property.

2.10.

Agent’s Property Manager shall receive tenant and other occupant communications on Owner’s behalf, shall coordinate and handle all relationships with, and complaints and requests from, tenants or occupants of the Property and shall use reasonable efforts to ensure tenant and occupant compliance with lease or rental agreement provisions.

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Addendum A – Page 3

Agent shall maintain professional, business-like relationships with tenants and occupants and shall receive and respond timely to all tenants’ and occupants’ complaints and requests for services. Agent shall be required to respond to such complaints as may be directed by Owner, and Owner shall respond promptly indicating its approval or changes to any recommendation of Agent or its approval or changes to any itemized alternative.

2.11.	Agent is not authorized to practice law. If Agent deems legal assistance necessary for any reason, including rent collection or tenant or occupant eviction, Agent shall obtain such assistance from legal counsel approved by Owner. Any legal fees, costs, and expenses shall be Owner’s responsibility and paid from Owner’s funds; provided that Owner has previously approved such fees and expenses in writing.

2.12.	Agent shall supervise appraisers, counsel, and other consultants retained by Owner to evaluate Property value, performance, potential, and/or condition.

2.13.	Agent shall appeal property assessments or tax valuations, on Owner’s request or on Agents reasonable estimate of success in reducing said assessments or tax valuations.

2.14.	Agent shall supervise the property management function, perform inspections of property, and shall when appropriate make recommendations to Owner for changes, alterations, or capital improvements to enhance the value of the Property and optimize cash flow. Agent shall cause an inventory to be taken of all furniture and office equipment, and any other major equipment or material belonging to the Property. Said furniture and equipment will be used in the operation of the Property and Agent shall exert commercially reasonable efforts to maintain such assets in the condition delivered to Agent, ordinary wear and tear excepted.

2.15.	Agent shall, on Owner’s request, procure financing on Owner’s behalf, including construction loans, permanent loans, refinancing of existing loans, or restructuring of Property debt and equity, or other types of financing on Owner’s written request.

2.16.	Agent shall coordinate with local government and the community to facilitate beneficial interaction and communication.

3.	Owner’s Responsibilities. Owner shall, if applicable, provide Agent with copies of all documentation and records in Owner’s possession, to allow Agent to perform its duties arising out of this Addendum.

4.	Annual Budget. Not later than ninety (90) days before each calendar year during the Term, Agent shall prepare and present to Owner an annual budget (the “Budget”) showing in reasonable detail for such year the following:

•	With respect to management of the Property, Agent’s month-to-month estimate of (a) projected rents, receipts and other revenues, (b) projected expenses, and (c) projected occupancy levels.

•

With respect to capital improvements and replacements of and additions to furniture, fixtures and equipment for the Property, (a) a list of capital needs for such year for improvements, furniture, fixtures, and operating equipment, including a five (5) year projection of such items, (b) the projected cost of the items on such list, and (c) the anticipated schedule for the purchase and/or completion of such items.

4.1.	Owner shall have thirty (30) days from receipt of the Budget to approve it. Owner shall be deemed to have approved the Budget unless within such thirty (30) days, Owner notifies

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Addendum A – Page 4

Agent in writing of its disapproval and the specific items contained in the Budget which it disapproves. If Owner disapproves the Budget, Agent shall submit to Owner a revised Budget within fifteen (15) days after receipt of notice of Owner’s disapproval, and Owner shall then have fifteen (15) days after receipt of the revised Budget to approve or disapprove the Budget as so revised.

4.2.

If Owner has not approved the Budget by December 1st , Agent shall manage, operate, and maintain the Property to the extent practicable in accordance with the Budget for the preceding calendar year until such time as Owner approves a budget for the then current year.

4.3.	Notwithstanding the limitations of the Budget, Agent, without Owner’s prior consent, may expend Owner’s funds not provided for in the Budget for emergency maintenance and repairs of the Property which Agent in good faith reasonably believes to be necessary to avoid the suspension of essential services to the Property or to prevent, or minimize the risk of, injury to persons or property in or about the Property. Agent shall notify Owner of and account to Owner for any such expenditures as soon as reasonably possible after they are made.

4.4.	As of the Effective Date, Agent has submitted to Owner, and Owner has approved, the Budget attached hereto as Exhibit A for 2008 with respect to the Property.

5.	Fees. Owner shall pay Agent as the monthly fee for its property management services hereunder four percent (4%) of all gross monthly collections (including any parking revenues) from the Property, including collections made by Owner or others designated by Owner, but excluding prepaid rents or lease termination payments (except to the extent such rents or payments are applied for such month) (the “Monthly Property Management Fee”). Notwithstanding the foregoing, if on or prior to the Effective Date Pacific Medical Buildings LLC or an “Affiliate” (as defined in the Management Agreement) of Pacific Medical Buildings LLC (collectively, “Affiliates of Agent”) entered into an agreement or other arrangement with any tenant, occupant, hospital or other third party, restricting the amount of the monthly property management fee permitted to be passed through to the tenants or occupants of the Property to an amount less than four percent (4%) of gross monthly collections from the Property, then the Monthly Property Management Fee shall be reduced to such lesser amount. “Gross monthly collections” means the grand total of all rents (base and additional rent), security deposits (only when applied or forfeited), and other monies accrued that are collected during the month from the Property, or that have been previously collected and are applied during such month. In no event shall Agent’s monthly fee be less than $500, which amount is recognized by Owner and Agent as a reasonable minimum amount for services rendered hereunder. Owner will also pay for any additional reasonable costs or expenses that Agent incurs as a result of the extra expense above standard GAAP accounting required for SOX/SEC compliance in accordance with Section 2.4 of the Management Agreement. All expenses relating to personnel (including independent contractors, building engineers and the Property Managers) who work exclusively at the Property and/or who provide services to the Property and whose time can be reasonably allocated to the Property are in addition to Agent’s fee. Owner shall not be obligated to reimburse Agent for any expenses for off-site office equipment or off-site office supplies of Agent, for any overhead expenses of Agent incurred with respect to its general offices, or for any salaries, benefits, or wages allocable to time spent on projects other than the Property. Owner shall not be obligated to reimburse Agent for any obligations or expenses resulting from the gross negligence, fraud, or willful misconduct of Agent, nor for the failure of Agent to perform its material obligations and duties under this Agreement.

If there is a conflict between the terms of this Addendum and those of the Management Agreement, the terms of the Management Agreement shall prevail. Initial-capitalized terms defined in the Management

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Addendum A – Page 5

Agreement and used in this Addendum shall have the same meaning as defined in the Management Agreement.

end Addendum

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Addendum A – Page 6

Exhibit A to Addendum A

INITIAL BUDGET

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

Exhibit A to Addendum A – Page 1

Addendum B

CONSTRUCTION MANAGEMENT

This Addendum B (this “Addendum”) is attached to and made a part of the Asset and Property Management Agreement (the “Management Agreement”).

Owner authorizes Agent to manage, supervise, and provide construction management services for the Property, in the general capacity as identified below and more completely described within this Addendum.

☒	Construction and/or demolition of one or more buildings or structures at the Property.
☒	Construction, refurbishment or modification and/or demolition of portions or the whole of the common areas in or on one or more buildings or structures at the Property.
☒	Construction and/or demolition of tenant improvements within existing or future buildings at the Property.

1.	Term. The commencement and termination dates of this Addendum shall coincide with the respective dates as described in the Management Agreement, subject to earlier termination as set forth therein.

2.	Agent’s Responsibilities.

2.1.	Agent shall provide as-needed supervision of all construction and administrative personnel required for each construction project, including any contractors, consultants, legal counsel, and accounting personnel. All employees (except independent contractors retained by Agent on behalf of Owner from time to time) shall be employed directly by Agent who shall be solely responsible for fulfilling all payroll tax functions with respect to the same.

2.2.	Agent shall use commercially reasonable due diligence in the construction management for each project and furnish the full services of its organization in the management of such project.

2.3.	Agent shall review and approve the monthly billings of the general contractor (which billings shall be subject to inspection by Owner at all times).

2.4.	Agent shall procure and maintain such public liability and fire insurance for each project as directed by Owner with Owner and Agent named as additional insureds.

2.5.	Agent shall not be obligated to make any monetary advance or incur any liability for the account of the Owner.

2.6.	Agent shall diligently oversee and coordinate any capital improvements for the Property pursuant to plans approved from time to time by Owner (including any so-called “Required Repairs” or “Scheduled Renovations” as may be required by any loan documents affecting the Property and all approved plans, budgets and schedules therefor).

3.	Owner’s Responsibilities.

3.1.

Owner shall procure and maintain adequate property damage and public liability insurance for the Property in accordance with Section 5.3 of the Management Agreement, and shall name Agent as an additional insured in accordance with

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Addendum B – Page 1

Section 5.5 of the Management Agreement. Owner shall provide Agent with a copy of such insurance policy as available in accordance with Section 5.6 of the Management Agreement.

3.2.	Agent shall at no time be obligated to advance funds on behalf of Owner.

4.	Fees. During the Term and with respect to any construction project which is not subject to a separate development agreement between Owner (or its Affiliate) and Agent (or Affiliates of Agent), Owner shall pay Agent a construction management fee calculated based on all direct construction costs incurred for each construction project (such costs, for each construction project, the “Construction Costs”), relating to: (a) the construction or demolition of buildings at the Property to the extent such construction or demolition is done after the completion of the initial construction, or (b) any second generation tenant improvements at the Property after the initial construction of the Property, whether done by Agent or by a tenant or occupant. Owner shall pay Agent (i) ten percent (10%) of the Construction Costs with respect to the first Seventy-Five Thousand Dollars ($75,000) of the Construction Costs, and (ii) five percent (5%) of the Construction Costs with respect to any Construction Costs in excess of Seventy Five Thousand Dollars ($75,000), if applicable. (For example, if the Construction Costs associated with a particular project total $100,000, Agent would receive construction management fees totaling $8,750 (i.e., (0.10 x $75,000) + (0.05 x $25,000)), and if the Construction Costs associated with a particular project total $70,000, Agent would receive construction management fees totaling $7,000 (i.e., 0.10 x $70,000).) The construction management fee shall be considered earned as Construction Costs are incurred for the project and shall be payable monthly (subject to a ten percent (10%) retention) on a percentage basis of total cost versus work completed and accepted. Any commissions, fees, or expenses of any third party construction managers shall be paid by Agent from this fee.

If there is a conflict between the terms of this Addendum and those of the Management Agreement, the terms of the Management Agreement shall prevail. Initial-capitalized terms defined in the Management Agreement and used in this Addendum shall have the same meaning as defined in the Management Agreement.

end Addendum

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Addendum B – Page 2

Addendum C

LEASING

This Addendum C (this “Addendum”) is attached to and made a part of the Asset and Property Management Agreement (the “Management Agreement”).

1. Term. The commencement and termination dates of this Addendum shall coincide with the respective dates as described in the Management Agreement, subject to earlier termination as set forth therein. If the Management Agreement is terminated in whole or with respect to the “Property Management Services” (as defined in the Management Agreement), concurrently with such termination, Agent shall supply Owner with a list (the “List”) of tenants or occupants with whom Agent has been actively negotiating new leases or rental agreements for the Property and with whom Agent has exchanged draft letters of intent or draft term sheets (and Agent shall concurrently therewith supply Owner with copies of such draft letters of intent and/or draft term sheets). Owner shall pay to Agent the fees set forth in Section 4.1 below (subject to Section 4.3 below) for any new lease or rental agreement entered into by Owner and any tenant or occupant on the List, if (and only if) such new lease or rental agreement is fully executed within one hundred eighty (180) days of such termination.

2. Agent’s Responsibilities. Agent shall work diligently and use commercially reasonable efforts to procure tenants or occupants for the leasing or rental of the Property, including hiring, supervising, and terminating leasing brokers to assist in the leasing of available spaces, provided that such leasing brokers are not “Affiliates of Agent” (as defined in Addendum A to the Management Agreement) and charge customary market fees. Agent shall seek to fully lease and market the Property in at least an equal and comparable manner to the management, leasing and marketing efforts of Agent and Affiliates of Agent with respect to other properties which Agent or any Affiliates of Agent own, has an interest in, or manages, and shall not induce any of the tenants or occupants of the Property to vacate or terminate any of their leases or rental agreements at any of the properties owned by Owner or its “Affiliates” (as defined in the Management Agreement) in favor of relocating to any other property which Agent or any Affiliates of Agent owns, has an interest in, or manages. Agent shall prepare all leases, rental agreements, and modifications thereof including new leases, rental agreements, renewals, amendments, extensions, modifications, terminations, and all other such documents as may be necessary for the duties of Agent described herein and to the extent permitted pursuant to Section 5 of this Addendum C, Agent shall execute, on Owner’s behalf (and without Owner’s specific approval) such documents. Agent shall furnish Owner a fully executed original of said documents. Agent shall execute such listing agreements as are necessary to perform this function, and Owner shall be responsible for payment of all commissions due under the listing agreements to the extent such amounts have been itemized in the “Budget” (as defined in Addendum A to the Management Agreement).

3. Owner’s Responsibilities. Owner shall provide Agent with all such reasonable documentation and information necessary for Agent to perform its duties as described herein.

4. Fees.

4.1.

With respect to any new lease or rental agreement for the Property, Owner shall pay Agent 5% of the gross revenues from such lease or rental agreement over the initial five (5) year lease term and 2.5% of the gross revenues of any part of the initial term beyond five (5) years. Leasing fees shall be payable half on execution of the lease or rental agreement and half upon Agent’s receipt of the tenant’s or occupant’s payment of its first (1st) month of base rent under such lease or rental agreement.

4.2.	For renewal of any lease or rental agreement (including options to extend/renew), Owner shall pay Agent 2.5% of gross revenues from such lease or rental agreement over the entire renewal term, payable on renewal.

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Addendum C – Page 1

4.3.	Any leasing commissions paid to an outside broker shall be paid by Agent up to the amount of Agent’s fee described above.

If there is a conflict between the terms of this Addendum and those of the Management Agreement, the terms of the Management Agreement shall prevail. Initial-capitalized terms defined in the Management Agreement and used in this Addendum shall have the same meaning as defined in the Management Agreement.

5. Leasing Guidelines. Owner and Agent have adopted for the Property the Leasing Guidelines set forth in the attached Exhibit A to this Addendum C. Agent shall adhere to the Leasing Guidelines but retains the right to deviate from the Leasing Guidelines as it sees fit in the exercise of its commercially reasonable discretion during each leasing process; provided that Agent shall not, without Owner’s prior, written consent, not to be unreasonably withheld, conditioned, or delayed, have such discretion with respect to any Property tenant or occupant whose lease represents more than ten percent (10%) of the Property’s rentable square footage. Owner and Agent shall annually review the Leasing Guidelines in good faith during the Term and make such revisions thereto as they agree. Agent shall have the right to review and propose additional reasonable changes to the Leasing Guidelines at other times if certain conditions exist which necessitate such changes (provided that Owner shall have the right, in its reasonable discretion, to accept or reject such proposals).

end Addendum

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

Addendum C – Page 2

Exhibit A to Addendum C

LEASING GUIDELINES

<Parties to attach Leasing Guidelines only if there are anticipated vacancies and/or lease expirations within the current Budget period. Otherwise, Leasing Guidelines will be established, as necessary, during the Budget process.>

end Exhibit

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

Exhibit A to Addendum C

Addendum D

ASSET MANAGEMENT

This Addendum D (this “Addendum”) is attached to and made a part of the Asset and Property Management Agreement (the “Management Agreement”).

1.	Term. The commencement and termination dates of this Addendum shall coincide with the respective dates as described in the Management Agreement, subject to earlier termination as set forth therein.

2.	Agent’s Asset Management Responsibilities. Agent’s duties and responsibilities in connection with the Property’s asset management shall be as follows:

2.1.	Agent shall prepare, on a quarterly basis, market/competitive analysis that includes specific comparisons of the market and Owner’s competitors to the performance of the Property;

2.2.	Agent shall conduct periodic meetings with the management personnel of any hospital tenants or occupants of the Property to review opportunities for further development and/or Property improvements;

2.3.	Agent shall analyze and recommend solutions to potential problems at the Property and related campus/physician issues;

2.4.	Agent shall perform oversight with respect to the preparation and compliance of the annual business plan;

2.5.	Agent shall conduct quarterly review of the Property’s performance; and

2.6.	Agent shall insure that the Property and all other assets that are managed by Agent for the benefit of Owner or its Affiliates are operated in a manner that shall not disqualify Owner or its Affiliates from being taxed as a real estate investment trust under Sections 856-859 of the United States Internal Revenue Code of 1986, as reasonably determined by Owner or its Affiliates (but Agent shall not be responsible to determine such manner, it being Owner’s responsibility to advise Agent thereof in writing from time to time).

3.	Owner’s Responsibilities. Owner shall provide Agent with all such reasonable documentation and information necessary for Agent to perform its duties as described herein.

4.

Fees. Owner shall pay Agent for its asset management services, on a quarterly basis, an amount equal to one-fourth ( 1/4) of the annual fee, which annual fee shall be equal to sixty-five hundredths of one percent (0.65%) of all gross annual collections (including any parking revenues) from the Property, including collections made by Owner or others designated by Owner, but excluding prepaid rents or lease termination payments (except to the extent such rents or payments are applied for such year). “Gross annual collections” means the grand total of all rents (base and additional rent), security deposits (only when applied or forfeited), and other monies accrued that are collected during the applicable year from the Property or that have been previously collected and are applied during such year.

If there is a conflict between the terms of this Addendum and those of the Management Agreement, the terms of the Management Agreement shall prevail. Initial-capitalized terms defined in the Management Agreement and used in this Addendum shall have the same meaning as defined in the Management Agreement.

end Addendum

SHARP REES-STEALY - ASSET AND PROPERTY MANAGEMENT AGREEMENT

Addendum D – Page 1

EXHIBIT “R”

PROPERTY MANAGEMENT AGREEMENT

See attached.

ASSET AND PROPERTY MANAGEMENT AGREEMENT

THIS ASSET AND PROPERTY MANAGEMENT AGREEMENT (“Agreement”) is made as of <                      > (“Effective Date”), by the following parties:

“Owner”:	<INSERT NAME OF PROPERTY OWNING ENTITY>
“Agent”:	PMB Real Estate Services LLC
“Property”:	<Insert Name Of Property>

Owner designates Agent as the managing Agent for Owner’s Property. Agent accepts this designation and agrees to furnish the services of its organization for the duties as more completely described below and in the attached Addenda:

1.	Term of Agreement. The term of this Agreement (“Term”) shall commence on <the Effective Date Insert Closing Date Of The Property Contribution Transaction>, and terminate ten (10) years after the Effective Date. This Agreement, if not previously renewed in writing for an additional fixed period, may be canceled effective at the end of the Term by either party giving written notice no less than thirty (30) days before the expiration of the Term. If not so canceled, the Term shall automatically be extended for additional terms of twelve (12) calendar months each, which shall be subject to cancellation in accordance with the provisions outlined above.

1.1.	Notwithstanding the above, at any time during the Term, Owner may serve written notice to Agent of its intention to cancel this Agreement in whole, or to cancel this Agreement only with respect to the “Asset Management Services” (defined below) or the “Property Management Services” (defined below), in each case, for Cause (defined below), provided written notice is given at least sixty (60) days before the effective date of such cancellation. During the 60 days, Agent may cure the Cause, if capable of being cured, or, if the Cause is incapable of being cured within that time, but can be cured within a reasonable period thereafter, commence to cure it and thereafter diligently pursue to cure it, in which case this Agreement shall not terminate pursuant to such written notice unless Agent fails to diligently cure such Cause within a reasonable period. As used in this Agreement, “Cause” means, while acting as Agent: fraud, bankruptcy, gross negligence, willful misconduct, material adverse default (i.e., after customary notice and opportunity to cure) of Agent, its officers, employees or agents, in all cases having a direct, substantial, and material adverse affect on the Property’s business. Cause will be established only after judicial or arbitral determination, provided that Agent may not cure such Cause following such judicial or arbitral determination unless Owner has consented to the same. As used in this Agreement, “Asset Management Services” means each of Agent’s obligations pursuant to Addendum D attached hereto. As used in this Agreement, “Property Management Services” means each of Agent’s obligations pursuant to Addendum A, Addendum B, and Addendum C attached hereto, as well as Agent’s obligations pursuant to Section 2.1(b)-(d) and Section 5.3 below.

1.2.	[Notwithstanding the foregoing provisions of Section 1.1 above, the cancellation of this Agreement with respect to the Property Management Services will also require the approval of <INSERT NAME OF HOSPITAL IF APPLICABLE> (“Ground Lessor”), to the extent required under that certain <INSERT NAME OF APPLICABLE DOCUMENT> (“Ground Lease”).]

1.3.

Notwithstanding the foregoing provisions of this Section 1, this Agreement shall automatically terminate upon: (a) the sale or other transfer by Owner of the Property to an unaffiliated third party bona fide purchaser for value, or (b) the occurrence of a major

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casualty to the Property so that the Property is no longer in operation and is reasonably expected by Owner to be so for a period of at least eighteen (18) months.

1.4.	If this Agreement is terminated in whole or in part, Owner and Agent will cooperate in the timely and coordinated transfer of the applicable management responsibilities and the applicable files, keys, plans, specifications, and such other accountings, books and records relating to the Property. If necessary, Agent shall assign such existing contracts relating to the operations and maintenance of the Property as Owner shall require (which by their terms are assignable), provided that Owner or replacement agent shall agree to assume all liability thereunder accruing after the date of assignment.

1.5.	If this Agreement is terminated in whole or in part, Agent shall be paid in accordance with the provisions of this Agreement for its performance of the Asset Management Services and/or the Property Management Services, as applicable, prior to the effective date of such termination (or such later date as is mutually agreed upon by the parties hereto). Termination of this Agreement shall release Agent for liability for failure to perform the Asset Management Services and/or the Property Management Services, as applicable, after such termination (provided that such release shall not apply to any provisions hereof which expressly survive termination).

2.	Responsibility of Agent. In consideration of the real estate management services to be rendered by Agent under this Agreement, Agent agrees:

2.1.	Agent shall use commercially reasonable efforts: (a) in the performance of its duties for the Property in accordance with the obligations and limitations set forth in the attached Addenda, (b) to advise Owner periodically concerning any claims (including insurance claims) involving the Property, (c) to ensure that the Property complies with applicable laws and (d) to operate the Property in a manner that shall not disqualify Owner or its “Affiliates” (defined below) from being taxed as a real estate investment trust under Sections 856-859 of the United States Internal Revenue Code of 1986, as reasonably determined by Owner or its Affiliates (but Agent shall not be responsible to determine such manner, it being Owner’s responsibility to advise Agent thereof in writing from time to time). Agent shall not be obligated to perform such services as not specifically described herein. Agent shall not commence litigation or incur legal fees on Owner’s behalf without Owner’s prior written consent. As used herein, an “Affiliate” of any entity shall mean any entity, company, corporation, limited liability company, limited partnership, general partnership, or joint venture, that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such entity.

2.2.	Agent shall maintain accurate records of all funds received and disbursed in connection with Agent’s duties and said records shall be available for Owner’s inspection at reasonable times on receipt of written notice therefore.

2.3.	Agent’s accounting records and reports will be provided in Agent’s current standard format (see copy of Agent’s current standard format as of the Effective Date attached hereto as Exhibit A). Owner and Agent may agree to alter the substance and form of reports from Agent to Owner. Notwithstanding the foregoing, Agent shall cooperate with Owner to make such modifications to the reporting format as Owner may reasonably request. Agent shall preserve the same for at least seven (7) years after the close of the calendar year to which they relate. Any person designated by Owner shall have access to such records, accounts and books and all other material pertaining to the Property and its operations during business hours on reasonable notice.

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2.4.	Agent shall be responsible for costs relating to normal accounting required with respect to Agent’s duties under this Agreement. Owner shall pay for any additional costs or expenses that Agent or its Affiliates incur as a result of compliance with SOX or SEC rules, regulations, or laws with respect to the Property.

2.5.	Agent shall be authorized to sign, on Owner’s behalf, tenant leases or rental agreements without Owner’s co-signature, to the extent permitted pursuant to Section 5 of the attached Addendum C.

3.	Responsibilities of Owner. In consideration of the real estate management services to be rendered by Agent under this Agreement, Owner agrees:

3.1.	Owner shall, if applicable and if Agent reasonably deems it necessary, promptly furnish Agent with all documents and records as needed by Agent for the efficient management of the Property, including all leases, amendments and correspondence related thereto; the status of rental payments; mortgage loan information and payment instructions; copies of service contracts in effect; and all applicable insurance policies.

3.2.	Owner shall promptly provide Agent with all necessary funds for Agent to fulfill its obligations under this Agreement. If Owner has not provided said funds within seven (7) days after Agent’s written request, Agent may, at Agent’s sole option and in addition to all other remedies available to Agent, terminate this Agreement, provided that such termination shall occur prior to Owner’s delivery of such funds. Agent shall not be required to advance funds for Owner’s account.

4.	Termination of Property Manager. At any time during the Term, Owner may serve written notice to Agent of its intention to cause Agent to replace the “Property Manager” (defined in Addendum A hereto) due to such person’s failure to perform in a reasonable, professional manner in accordance with industry standards, as reasonably determined by Owner. [To the extent required under the Ground Lease, Owner shall first obtain Ground Lessor’s consent. If Ground Lessor so consents, Agent shall contact Ground Lessor, to the extent required under the Ground Lease, to request its consent to such replacement within thirty (30) days of receipt of such consent and Owner’s notice.] Agent must replace the Property Manager within sixty (60) days of receiving each such required consent.

5.	Insurance and Indemnification. Agent shall not be responsible for the type, amount, or sufficiency of insurance coverage on the Property.

5.1.	Except for matters involving Agent’s Cause, Owner shall indemnify, defend, and hold Agent and its members, partners, officers, employees and agents harmless from any and all claims, costs, expenses, demands, attorney’s fees, suits, liabilities, judgments and damages arising from or connected with the management of Property by Agent of the performance or exercise of any of the duties, obligations, powers or authorities granted to Agent under this Agreement; Owner shall promptly reimburse Agent for any monies Agent is required to pay whatsoever for items covered by this Section 5, and such obligation for reimbursement shall survive termination of this Agreement. Owner’s obligations under this Section 5.1 shall survive termination of this Agreement but shall not apply to any claim that relates to acts occurring after the date of termination.

5.2.

Agent shall indemnify, defend, and hold Owner and its members, partners, officers, employees and agents harmless from all claims, costs, expenses, demands, attorneys’ fees, suits, liabilities, judgments, and damages arising from or connected with any breach or default by Agent of its obligations under this Agreement which would constitute Cause and entitle Owner to terminate this Agreement. Such obligations of Agent shall: (a) apply

<        > - ASSET AND PROPERTY MANAGEMENT AGREEMENT

without regard to whether this Agreement is actually terminated, and (b) survive termination of this Agreement. In addition, if this Agreement is terminated in whole or in part pursuant to Sections 1.1 above or 7.1 below, Agent shall indemnify, defend, and hold Owner harmless from all claims, costs, expenses, demands, attorneys’ fees, suits, liabilities, judgments, and damages arising from or connected with such termination; provided, however, that the total costs payable by Agent pursuant to this sentence shall not exceed the total amount of fees paid to Agent by Owner hereunder with respect to the Property for the twenty-four (24) month period immediately preceding such termination pursuant to this Agreement.

5.3.	Owner shall obtain and maintain insurance for the Property in forms and coverage amounts of at least the forms and coverage amounts as are customary for similar medical office buildings. Agent shall periodically review and coordinate with Owner in matters regarding insurance coverage. Owner and Agent each waives claims for recovery against the other to the extent recovered under their respective insurance policies.

5.4.	Agent shall carry Worker’s Compensation and employer’s liability insurance at limits no less than statutory requirements where required to do so by law, including employer’s non-owned auto liability insurance. Agent shall comply with all local, State and Federal laws and regulations, including minimum wage laws, applicable to any employees.

5.5.	At all times during the continuance of this Agreement all bodily injury, property damage and personal injury insurance carried by Owner on Property shall, without cost to Agent, extend to, insure and indemnify Agent, as well as Owner, by endorsement of such insurance coverage to specifically name Agent as an additional insured.

5.6.	Copies of all insurance coverage and endorsements required under this Agreement shall be delivered promptly to each party as required.

6.	Termination Accounting. If any payments for Owner’s account are received by Agent after expiration or earlier termination of this Agreement, Agent shall promptly deliver such funds to Owner. If and to the extent there are not sufficient funds in Owner’s account to cover costs relating to the period before such expiration or earlier termination, Owner shall be solely responsible to pay same. Owner shall pay Agent reasonable out-of-pocket expenses incurred by Agent at Owner’s direction after expiration or earlier termination of this Agreement. Within thirty (30) days after expiration or earlier termination of this Agreement, Agent shall deliver to Owner all written reports required with respect to the Property under Section 2.3 above for any period not covered by previously delivered reports up to the time of such expiration or earlier termination.

7.	Miscellaneous.

7.1.	If a bankruptcy petition is filed by or against either Owner or Agent and is not dismissed within sixty (60) days, or if either makes an assignment for the benefit of creditors or takes advantage of any insolvency act or proceeding, either party may cancel this Agreement on ten (10) days written notice to the other.

7.2.	If either party brings an action to enforce or declare rights hereunder or seeks a judicial or arbitral determination of whether Cause may be established, the prevailing party in any such action, on trial, appeal, or otherwise, shall be entitled to reasonable attorneys’ fees to be paid by the losing party.

7.3.	This Agreement shall be governed by California law. When the context requires, any gender includes all others, the singular number includes the plural, and vice-versa.

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Captions are inserted for convenience of reference and do not describe or limit the scope or intent of this Agreement. Any recitals above, and any exhibits or schedules referred to and/or attached hereto, are incorporated by reference into this Agreement. “Person” includes any entity. “Including” means including without limitation. This Agreement contains the entire agreement between the parties regarding its subject matter. Any prior oral or written representations, agreements and/or understandings shall be of no effect. No waiver, amendment or discharge of this Agreement shall be valid unless it is in writing and signed by the party to be obligated. This Agreement shall, subject to any provision of this Agreement that may prohibit or curtail assignment of rights, bind and inure to the benefit of the parties and their heirs, assigns, representatives and successors; however, there are no intended third-party beneficiaries to this Agreement except those expressly set forth herein, and only the parties or their heirs, assigns, representatives and successors are entitled to enforce this Agreement. If any provision of this Agreement is held by a court to be invalid or unenforceable, the other provisions shall remain in effect. No inference or presumption shall be drawn if a party or its attorney prepared and/or drafted this Agreement; it shall be conclusively presumed that the parties participated equally in its preparation and/or drafting.

8.	Notice. For the purposes of this Agreement, unless changed by written notice, the mailing addresses of both parties for all purposes shall be:

Owner’s Notice Address:

<INSERT NAME OF PROPERTY OWNING ENTITY>

610 Newport Center Drive, Suite 1150

Newport Beach, CA 92660

949.759.6687 fax

949.718.4400 phone

Agent’s Notice Address:

PMB Real Estate Services LLC

Attention: President

12348 High Bluff Drive, Suite 100

San Diego, CA 92130

858.794.1910 fax

858.794.1900 phone

9.	Assignment. Agent shall not sell, assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Owner (which may be granted or withheld in Owner’s sole and absolute discretion).

10.	Confidentiality. Except as may be required by applicable laws or governmental regulations governing Agent, at all times during the period of this Agreement and thereafter, Agent shall maintain strict confidence with respect to any and all information of a confidential, proprietary nature which is or may be either applicable to, or related in any way to the Property, including all financial records (the “Confidential Information”).

11.	Attachments. The following Addenda are attached to and made a part of this Agreement.

☒	Addendum A:	Property Management Agreement
☒	Addendum B:	Construction Management Agreement
☒	Addendum C:	Leasing Agreement
☒	Addendum D:	Asset Management Agreement

Signatures on next page …

<        > - ASSET AND PROPERTY MANAGEMENT AGREEMENT

INTENDING TO BE LEGALLY BOUND, the parties have signed this Management Agreement as of the Effective Date.

OWNER:

NHP/PMB , LLC a Delaware limited liability company

By:

Print:

Title:

AGENT:

PMB REAL ESTATE SERVICES LLC a Delaware limited liability company

By:
Claude Hooton, President

<        > - ASSET AND PROPERTY MANAGEMENT AGREEMENT

Exhibit A

AGENT’S REPORT FORMAT

<        > - ASSET AND PROPERTY MANAGEMENT AGREEMENT

Exhibit A – Cover Sheet

Addendum A

PROPERTY MANAGEMENT

This Addendum A (this “Addendum”) is attached to and made a part of the Asset and Property Management Agreement (the “Management Agreement”).

1.	Term. The commencement and termination dates of this Addendum shall coincide with the respective dates as described in the Management Agreement, subject to earlier termination as set forth therein.

2.	Agent’s Responsibilities. Agent shall appoint a manager to manage the Property (the “Property Manager”). The Property Manager shall be Agent’s primary representative in managing the Property, and Agent shall keep Owner apprised of the identity and contact information of the Property Manager at all times. Agent’s authorities, duties, and responsibilities in connection with the Property’s management shall be as follows:

2.1.	Agent shall make its best commercial efforts to collect, and enforce the collection of, all rentals and other charges due Owner from tenants or other occupants of the Property in accordance with the terms of their leases or rental agreements.

2.2.	From Owner’s funds or as otherwise directed by Owner in writing, Agent is authorized to make all payments for the operation of the Property as indicated below. Agent shall cause to be disbursed regularly and punctually, (a) the aggregate amount required to be paid under the loan documents affecting the Properties, including amounts due for interest, amortization of principal and allocation to reserves or escrow funds, and (b) unless paid pursuant to a reserve established under such loan documents, the amount of all ad valorem taxes and other impositions levied against the Property and all insurance policy premiums, which shall be paid before delinquent or prior to the addition thereto of any interest or penalties. Agent is responsible for maintaining appropriate cash disbursement policies and procedures to ensure the appropriate controls over disbursement and shall deliver written notice to Owner if Owner’s funds held by Agent are projected to be insufficient for the payments indicated below. If Owner elects to make any or all payments associated with the Property, Owner shall make such payments in a timely fashion and provide Agent with such documentation and accounting procedures for said payments as Agent deems necessary to fulfill Agent’s responsibilities for operation of the Property. Responsibility for payments for specific items is as follows:

Agent	Owner
☒	☐	Real Property taxes, assessments, fees, charges
☒	☐	Insurance policy premiums
☐	☒	Income taxes arising from the income of the Property
☒	☐	Mortgage/Trust Deed Loan payments

2.3.

Agent shall be responsible for the payment on behalf of Owner for all other fees and payments necessary for the efficient operation of the Property. In cases of emergency, which in Agent’s opinion requires immediate repairs or alterations costing in excess of any budgeted amount, Agent shall use its reasonable discretion. Agent shall maintain accurate records of all funds received and disbursed in connection with Agent’s management of Property and said records shall be available for Owner’s inspection at reasonable times on receipt of prior written notice. All such books and records shall be and remain Owner’s property and, on the expiration or termination of this Agreement, shall be turned over to Owner or its designee so as to insure the orderly continuance of the management, operation and maintenance of the Property. Agent’s accounting

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Addendum A – Page 1

records and reports will be provided in Agent’s current standard format subject to the provisions of Section 2.3 of the Management Agreement. Not later than the fifteenth (15th) day of each month during the Term, with respect to the preceding calendar month, and not later than the tenth (10th) day of the month after the close of a calendar quarter (i.e., the 10th of January, April, July, and October) with respect to the preceding calendar quarter, and not later than January 10th of each calendar year during the Term, Agent shall furnish Owner a statement of all revenues collected by Agent and all costs and expenses incurred by Agent in connection with the Property for the preceding calendar month, calendar quarter, or calendar year, as the case may be, prepared in such reasonable detail and form as shall reasonably be required by Owner. After deducting from gross monthly collections all expenses, reserves, any sums required by law, and Agent’s fees, the net amount of all funds collected for Owner’s account shall be remitted monthly by Agent to Owner by wire transfer or ACH payment at the address specified herein or as Owner may otherwise direct in writing. Owner and Agent may elect to retain, disburse, or remit funds in such other manner as may be mutually agreed on. Agent shall also render to Owner a statement showing all amounts received and disbursed for the period reported.

2.4.	Agent will establish a separate bank account for the Property and will use that account for the deposit of all revenues from the Property and the disbursement of all payments relating to the Property.

2.5.	Agent shall make all commercially reasonable efforts to effectively and efficiently manage the Property, including the monitoring of independent contractors responsible for the repair and maintenance and other services related to the Property. Agent shall arrange for, coordinate, supervise, administer, and manage on behalf and for the account and at the expense of Owner all activities and services required for the management, operation, and maintenance of the Property in a manner normally associated with high quality, comparable medical office buildings in the <INSERT NAME OF PROPERTY’S CITY AND STATE> area, in a manner and condition that is at least as good as the condition in which the Property is presently maintained, and consistent with the standards applied by Agent and “Affiliates of Agent” (defined below) with respect to the management of all other properties owned by Agent or Affiliates of Agent during the period that they were previously managed by Agent on behalf of various Affiliates of Agent, subject to the terms of this Agreement. On the basis of and consistent with the “Budget” (defined below), Agent shall execute on behalf of Owner, contracts for water, electricity, gas, fuel, oil, landscape maintenance, security services, cleaning, copier rental, sign service, vending, telephone, vermin extermination, trash removal, and other necessary services as necessary (collectively, “Service Contracts”). Service Contracts which are (a) entered into in arms length transactions and in accordance with the terms of the Budget, (b) for a term length of no more than one (1) year, and (c) cancelable by Owner, or by Agent on behalf of Owner, on thirty (30) days written notice without any termination fee or penalty shall not require Owner’s prior approval. All other Service Contracts shall require Owner’s prior written approval. Agent shall obtain written approval from Owner before entering into any contract or agreement with any Affiliates of Agent and in all events such contracts or agreements must be on commercially reasonable and market terms. When taking bids or issuing purchase orders, Agent shall act at all times on behalf of Owner and shall be under a duty to secure for and credit to Owner any discounts, commissions, or rebates obtained as a result of such purchases. Agent shall, at the time of taking bids, disclose to Owner any other relationship existing or contemplated with such bidder. Notwithstanding any of the foregoing, in no event shall Agent enter into any Service Contract that is intended to provide income to Owner without Owner’s prior written approval.

2.6.	Agent, in its capacity as property manager, shall use its commercially reasonable efforts to cause or enable Owner: (a) to comply with all duties and obligations of Owner as

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Addendum A – Page 2

“landlord” or “tenant”, as the case may be, (exclusive of those duties and obligations, if any, which by their nature must be performed by Owner) under all leases, rental agreements, and ground leases affecting the Property, and (b) not to permit any default to occur thereunder on the part of Owner as such “landlord” or “tenant”. Agent shall promptly prepare, deliver, coordinate and comply with any and all reporting requirements under any loan documents affecting the Property (including any and all leasing reports, development reports, accounting reports and financial statements). Agent shall promptly prepare, deliver to Owner for Owner’s approval, and only upon receipt of Owner’s approval, submit to any lender under such loan documents, any and all draw requests and other deliveries required under such loan documents in connection with draw requests and disbursements and, in connection with the foregoing, coordinate the draw request and disbursement process all in accordance with the requirements of such loan documents.

2.7.	Agent, at Owner’s expense, shall make or cause to be made such alterations to the Property as Owner and Agent agree are necessary or desirable, or as required by the terms of leases or rental agreements, and replace, or cause to be replaced, damaged, worn, or inoperative equipment and fixtures.

2.8.	Agent shall provide Owner, on request from time to time, a completed property questionnaire in the form reasonably requested by Owner. Agent, at Owner’s expense and within a reasonable time, shall provide, or cause to be provided, and shall coordinate and supervise all security services and systems necessary to protect the Property. Such services shall include implementation of a plan of evacuation or other appropriate action in the event of any emergency, which plan shall be circulated and demonstrated to all tenants or occupants of the Property. When an emergency occurs, Agent shall take whatever action it deems reasonable to protect, maintain, or repair the Property and to protect the occupants of the Property, and shall promptly notify Owner of any such action. For the purpose of this provision, an “emergency” means an event that, in Agent’s reasonable belief, will cause immediate threat of damage or injury to persons or property.

2.9.	Subject to the provisions of this Section 2.9, Agent shall hire, prepare, insure, and enter into contracts with, supervise, and have the authority to terminate any independent contractors (on Owner’s behalf), and Property employees (on Agent’s behalf) reasonably required in the proper operation of the Property. Consistent with the Budget, Agent shall execute on behalf of Owner (without Owner’s co-signature or specific approval), such agreements with independent contractors (collectively, “Independent Contractor Agreements”) as are (a) entered into in arms length transactions and in accordance with the Budget, (b) for a term length of no more than one (1) year, and (c) cancelable by Owner, or by Agent on behalf of Owner, on thirty (30) days written notice without any termination fee or penalty. All other Independent Contractor Agreements shall require Owner’s prior written approval. Furthermore, notwithstanding the foregoing, Agent shall obtain Owner’s prior written approval before entering into any Independent Contractor Agreements with any Affiliates of Agent and in all events such contracts must be on commercially reasonable and market terms. Agent shall, at the time of taking bids, disclose to Owner any other relationship existing or contemplated with such bidder. Notwithstanding any of the foregoing, in no event shall Agent enter into any Independent Contractor Agreement that is intended to provide income to Owner without Owner’s prior written approval. All Property employees are Agent’s employees, not Owner’s. Agent shall prepare payroll tax returns and shall execute and file punctually when due all forms, reports, and returns required by law relating to the employment of personnel and to the operation of the Property.

2.10.

Agent’s Property Manager shall receive tenant and other occupant communications on Owner’s behalf, shall coordinate and handle all relationships with, and complaints and requests from, tenants or occupants of the Property and shall use reasonable efforts to

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ensure tenant and occupant compliance with lease or rental agreement provisions. Agent shall maintain professional, business-like relationships with tenants and occupants and shall receive and respond timely to all tenants’ and occupants’ complaints and requests for services. Agent shall be required to respond to such complaints as may be directed by Owner, and Owner shall respond promptly indicating its approval or changes to any recommendation of Agent or its approval or changes to any itemized alternative.

2.11.	Agent is not authorized to practice law. If Agent deems legal assistance necessary for any reason, including rent collection or tenant or occupant eviction, Agent shall obtain such assistance from legal counsel approved by Owner. Any legal fees, costs, and expenses shall be Owner’s responsibility and paid from Owner’s funds; provided that Owner has previously approved such fees and expenses in writing.

2.12.	Agent shall supervise appraisers, counsel, and other consultants retained by Owner to evaluate Property value, performance, potential, and/or condition.

2.13.	Agent shall appeal property assessments or tax valuations, on Owner’s request or on Agents reasonable estimate of success in reducing said assessments or tax valuations.

2.14.	Agent shall supervise the property management function, perform inspections of property, and shall when appropriate make recommendations to Owner for changes, alterations, or capital improvements to enhance the value of the Property and optimize cash flow. Agent shall cause an inventory to be taken of all furniture and office equipment, and any other major equipment or material belonging to the Property. Said furniture and equipment will be used in the operation of the Property and Agent shall exert commercially reasonable efforts to maintain such assets in the condition delivered to Agent, ordinary wear and tear excepted.

2.15.	Agent shall, on Owner’s request, procure financing on Owner’s behalf, including construction loans, permanent loans, refinancing of existing loans, or restructuring of Property debt and equity, or other types of financing on Owner’s written request.

2.16.	Agent shall coordinate with local government and the community to facilitate beneficial interaction and communication.

3.	Owner’s Responsibilities. Owner shall, if applicable, provide Agent with copies of all documentation and records in Owner’s possession, to allow Agent to perform its duties arising out of this Addendum.

4.	Annual Budget. Not later than ninety (90) days before each calendar year during the Term, Agent shall prepare and present to Owner an annual budget (the “Budget”) showing in reasonable detail for such year the following:

•	With respect to management of the Property, Agent’s month-to-month estimate of (a) projected rents, receipts and other revenues, (b) projected expenses, and (c) projected occupancy levels.

•

With respect to capital improvements and replacements of and additions to furniture, fixtures and equipment for the Property, (a) a list of capital needs for such year for improvements, furniture, fixtures, and operating equipment, including a five (5) year projection of such items, (b) the projected cost of the items on such list, and (c) the anticipated schedule for the purchase and/or completion of such items.

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Addendum A – Page 4

4.1.	Owner shall have thirty (30) days from receipt of the Budget to approve it. Owner shall be deemed to have approved the Budget unless within such thirty (30) days, Owner notifies Agent in writing of its disapproval and the specific items contained in the Budget which it disapproves. If Owner disapproves the Budget, Agent shall submit to Owner a revised Budget within fifteen (15) days after receipt of notice of Owner’s disapproval, and Owner shall then have fifteen (15) days after receipt of the revised Budget to approve or disapprove the Budget as so revised.

4.2.

If Owner has not approved the Budget by December 1st , Agent shall manage, operate, and maintain the Property to the extent practicable in accordance with the Budget for the preceding calendar year until such time as Owner approves a budget for the then current year.

4.3.	Notwithstanding the limitations of the Budget, Agent, without Owner’s prior consent, may expend Owner’s funds not provided for in the Budget for emergency maintenance and repairs of the Property which Agent in good faith reasonably believes to be necessary to avoid the suspension of essential services to the Property or to prevent, or minimize the risk of, injury to persons or property in or about the Property. Agent shall notify Owner of and account to Owner for any such expenditures as soon as reasonably possible after they are made.

4.4.	As of the Effective Date, Agent has submitted to Owner, and Owner has approved, the Budget attached hereto as Exhibit A for <INSERT YEAR> with respect to the Property.

5.	Fees. Owner shall pay Agent as the monthly fee for its property management services hereunder four percent (4%) of all gross monthly collections (including any parking revenues) from the Property, including collections made by Owner or others designated by Owner, but excluding prepaid rents or lease termination payments (except to the extent such rents or payments are applied for such month) (the “Monthly Property Management Fee”). Notwithstanding the foregoing, if on or prior to the Effective Date Pacific Medical Buildings LLC or an “Affiliate” (as defined in the Management Agreement) of Pacific Medical Buildings LLC (collectively, “Affiliates of Agent”) entered into an agreement or other arrangement with any tenant, occupant, hospital or other third party, restricting the amount of the monthly property management fee permitted to be passed through to the tenants or occupants of the Property to an amount less than four percent (4%) of gross monthly collections from the Property, then the Monthly Property Management Fee shall be reduced to such lesser amount. “Gross monthly collections” means the grand total of all rents (base and additional rent), security deposits (only when applied or forfeited), and other monies accrued that are collected during the month from the Property, or that have been previously collected and are applied during such month. In no event shall Agent’s monthly fee be less than $500, which amount is recognized by Owner and Agent as a reasonable minimum amount for services rendered hereunder. Owner will also pay for any additional reasonable costs or expenses that Agent incurs as a result of the extra expense above standard GAAP accounting required for SOX/SEC compliance in accordance with Section 2.4 of the Management Agreement. All expenses relating to personnel (including independent contractors, building engineers and the Property Managers) who work exclusively at the Property and/or who provide services to the Property and whose time can be reasonably allocated to the Property are in addition to Agent’s fee. Owner shall not be obligated to reimburse Agent for any expenses for off-site office equipment or off-site office supplies of Agent, for any overhead expenses of Agent incurred with respect to its general offices, or for any salaries, benefits, or wages allocable to time spent on projects other than the Property. Owner shall not be obligated to reimburse Agent for any obligations or expenses resulting from the gross negligence, fraud, or willful misconduct of Agent, nor for the failure of Agent to perform its material obligations and duties under this Agreement.

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Addendum A – Page 5

If there is a conflict between the terms of this Addendum and those of the Management Agreement, the terms of the Management Agreement shall prevail. Initial-capitalized terms defined in the Management Agreement and used in this Addendum shall have the same meaning as defined in the Management Agreement.

end Addendum

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Addendum A – Page 6

Exhibit A to Addendum A

INITIAL BUDGET

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Exhibit A to Addendum A – Page 1

Addendum B

CONSTRUCTION MANAGEMENT

This Addendum B (this “Addendum”) is attached to and made a part of the Asset and Property Management Agreement (the “Management Agreement”).

Owner authorizes Agent to manage, supervise, and provide construction management services for the Property, in the general capacity as identified below and more completely described within this Addendum.

☒	Construction and/or demolition of one or more buildings or structures at the Property.

☒	Construction, refurbishment or modification and/or demolition of portions or the whole of the common areas in or on one or more buildings or structures at the Property.

☒	Construction and/or demolition of tenant improvements within existing or future buildings at the Property.

1.	Term. The commencement and termination dates of this Addendum shall coincide with the respective dates as described in the Management Agreement, subject to earlier termination as set forth therein.

2.	Agent’s Responsibilities.

2.1.	Agent shall provide as-needed supervision of all construction and administrative personnel required for each construction project, including any contractors, consultants, legal counsel, and accounting personnel. All employees (except independent contractors retained by Agent on behalf of Owner from time to time) shall be employed directly by Agent who shall be solely responsible for fulfilling all payroll tax functions with respect to the same.

2.2.	Agent shall use commercially reasonable due diligence in the construction management for each project and furnish the full services of its organization in the management of such project.

2.3.	Agent shall review and approve the monthly billings of the general contractor (which billings shall be subject to inspection by Owner at all times).

2.4.	Agent shall procure and maintain such public liability and fire insurance for each project as directed by Owner with Owner and Agent named as additional insureds.

2.5.	Agent shall not be obligated to make any monetary advance or incur any liability for the account of the Owner.

2.6.	Agent shall diligently oversee and coordinate any capital improvements for the Property pursuant to plans approved from time to time by Owner (including any so-called “Required Repairs” or “Scheduled Renovations” as may be required by any loan documents affecting the Property and all approved plans, budgets and schedules therefor).

3.	Owner’s Responsibilities.

3.1.

Owner shall procure and maintain adequate property damage and public liability insurance for the Property in accordance with Section 5.3 of the Management Agreement, and shall name Agent as an additional insured in accordance with

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Addendum B – Page 1

Section 5.5 of the Management Agreement. Owner shall provide Agent with a copy of such insurance policy as available in accordance with Section 5.6 of the Management Agreement.

3.2.	Agent shall at no time be obligated to advance funds on behalf of Owner.

4.	Fees. During the Term and with respect to any construction project which is not subject to a separate development agreement between Owner (or its Affiliate) and Agent (or Affiliates of Agent), Owner shall pay Agent a construction management fee calculated based on all direct construction costs incurred for each construction project (such costs, for each construction project, the “Construction Costs”), relating to: (a) the construction or demolition of buildings at the Property to the extent such construction or demolition is done after the completion of the initial construction, or (b) any second generation tenant improvements at the Property after the initial construction of the Property, whether done by Agent or by a tenant or occupant. Owner shall pay Agent (i) ten percent (10%) of the Construction Costs with respect to the first Seventy-Five Thousand Dollars ($75,000) of the Construction Costs, and (ii) five percent (5%) of the Construction Costs with respect to any Construction Costs in excess of Seventy Five Thousand Dollars ($75,000), if applicable. (For example, if the Construction Costs associated with a particular project total $100,000, Agent would receive construction management fees totaling $8,750 (i.e., (0.10 x $75,000) + (0.05 x $25,000)), and if the Construction Costs associated with a particular project total $70,000, Agent would receive construction management fees totaling $7,000 (i.e., 0.10 x $70,000).) The construction management fee shall be considered earned as Construction Costs are incurred for the project and shall be payable monthly (subject to a ten percent (10%) retention) on a percentage basis of total cost versus work completed and accepted. Any commissions, fees, or expenses of any third party construction managers shall be paid by Agent from this fee.

If there is a conflict between the terms of this Addendum and those of the Management Agreement, the terms of the Management Agreement shall prevail. Initial-capitalized terms defined in the Management Agreement and used in this Addendum shall have the same meaning as defined in the Management Agreement.

end Addendum

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Addendum B – Page 2

Addendum C

LEASING

This Addendum C (this “Addendum”) is attached to and made a part of the Asset and Property Management Agreement (the “Management Agreement”).

1. Term. The commencement and termination dates of this Addendum shall coincide with the respective dates as described in the Management Agreement, subject to earlier termination as set forth therein. If the Management Agreement is terminated in whole or with respect to the “Property Management Services” (as defined in the Management Agreement), concurrently with such termination, Agent shall supply Owner with a list (the “List”) of tenants or occupants with whom Agent has been actively negotiating new leases or rental agreements for the Property and with whom Agent has exchanged draft letters of intent or draft term sheets (and Agent shall concurrently therewith supply Owner with copies of such draft letters of intent and/or draft term sheets). Owner shall pay to Agent the fees set forth in Section 4.1 below (subject to Section 4.3 below) for any new lease or rental agreement entered into by Owner and any tenant or occupant on the List, if (and only if) such new lease or rental agreement is fully executed within one hundred eighty (180) days of such termination.

2. Agent’s Responsibilities. Agent shall work diligently and use commercially reasonable efforts to procure tenants or occupants for the leasing or rental of the Property, including hiring, supervising, and terminating leasing brokers to assist in the leasing of available spaces, provided that such leasing brokers are not “Affiliates of Agent” (as defined in Addendum A to the Management Agreement) and charge customary market fees. Agent shall seek to fully lease and market the Property in at least an equal and comparable manner to the management, leasing and marketing efforts of Agent and Affiliates of Agent with respect to other properties which Agent or any Affiliates of Agent own, has an interest in, or manages, and shall not induce any of the tenants or occupants of the Property to vacate or terminate any of their leases or rental agreements at any of the properties owned by Owner or its “Affiliates” (as defined in the Management Agreement) in favor of relocating to any other property which Agent or any Affiliates of Agent owns, has an interest in, or manages. Agent shall prepare all leases, rental agreements, and modifications thereof including new leases, rental agreements, renewals, amendments, extensions, modifications, terminations, and all other such documents as may be necessary for the duties of Agent described herein and to the extent permitted pursuant to Section 5 of this Addendum C, Agent shall execute, on Owner’s behalf (and without Owner’s specific approval) such documents. Agent shall furnish Owner a fully executed original of said documents. Agent shall execute such listing agreements as are necessary to perform this function, and Owner shall be responsible for payment of all commissions due under the listing agreements to the extent such amounts have been itemized in the “Budget” (as defined in Addendum A to the Management Agreement).

3. Owner’s Responsibilities. Owner shall provide Agent with all such reasonable documentation and information necessary for Agent to perform its duties as described herein.

4. Fees.

4.1.

With respect to any new lease or rental agreement for the Property, Owner shall pay Agent 5% of the gross revenues from such lease or rental agreement over the initial five (5) year lease term and 2.5% of the gross revenues of any part of the initial term beyond five (5) years. Leasing fees shall be payable half on execution of the lease or rental agreement and half upon Agent’s receipt of the tenant’s or occupant’s payment of its first (1st) month of base rent under such lease or rental agreement.

4.2.	For renewal of any lease or rental agreement (including options to extend/renew), Owner shall pay Agent 2.5% of gross revenues from such lease or rental agreement over the entire renewal term, payable on renewal.

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Addendum C – Page 1

4.3.	Any leasing commissions paid to an outside broker shall be paid by Agent up to the amount of Agent’s fee described above.

If there is a conflict between the terms of this Addendum and those of the Management Agreement, the terms of the Management Agreement shall prevail. Initial-capitalized terms defined in the Management Agreement and used in this Addendum shall have the same meaning as defined in the Management Agreement.

5. Leasing Guidelines. Owner and Agent have adopted for the Property the Leasing Guidelines set forth in the attached Exhibit A to this Addendum C. Agent shall adhere to the Leasing Guidelines but retains the right to deviate from the Leasing Guidelines as it sees fit in the exercise of its commercially reasonable discretion during each leasing process; provided that Agent shall not, without Owner’s prior, written consent, not to be unreasonably withheld, conditioned, or delayed, have such discretion with respect to any Property tenant or occupant whose lease represents more than ten percent (10%) of the Property’s rentable square footage. Owner and Agent shall annually review the Leasing Guidelines in good faith during the Term and make such revisions thereto as they agree. Agent shall have the right to review and propose additional reasonable changes to the Leasing Guidelines at other times if certain conditions exist which necessitate such changes (provided that Owner shall have the right, in its reasonable discretion, to accept or reject such proposals).

end Addendum

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Addendum C – Page 2

Exhibit A to Addendum C

LEASING GUIDELINES

<Parties to attach Leasing Guidelines only if there are anticipated vacancies and/or lease expirations within the current Budget period. Otherwise, Leasing Guidelines will be established, as necessary, during the Budget process.>

end Exhibit

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Exhibit A to Addendum C

Addendum D

ASSET MANAGEMENT

This Addendum D (this “Addendum”) is attached to and made a part of the Asset and Property Management Agreement (the “Management Agreement”).

1.	Term. The commencement and termination dates of this Addendum shall coincide with the respective dates as described in the Management Agreement, subject to earlier termination as set forth therein.

2.	Agent’s Asset Management Responsibilities. Agent’s duties and responsibilities in connection with the Property’s asset management shall be as follows:

2.1.	Agent shall prepare, on a quarterly basis, market/competitive analysis that includes specific comparisons of the market and Owner’s competitors to the performance of the Property;

2.2.	Agent shall conduct periodic meetings with the management personnel of any hospital tenants or occupants of the Property to review opportunities for further development and/or Property improvements;

2.3.	Agent shall analyze and recommend solutions to potential problems at the Property and related campus/physician issues;

2.4.	Agent shall perform oversight with respect to the preparation and compliance of the annual business plan;

2.5.	Agent shall conduct quarterly review of the Property’s performance; and

2.6.	Agent shall insure that the Property and all other assets that are managed by Agent for the benefit of Owner or its Affiliates are operated in a manner that shall not disqualify Owner or its Affiliates from being taxed as a real estate investment trust under Sections 856-859 of the United States Internal Revenue Code of 1986, as reasonably determined by Owner or its Affiliates (but Agent shall not be responsible to determine such manner, it being Owner’s responsibility to advise Agent thereof in writing from time to time).

3.	Owner’s Responsibilities. Owner shall provide Agent with all such reasonable documentation and information necessary for Agent to perform its duties as described herein.

4.

Fees. Owner shall pay Agent for its asset management services, on a quarterly basis, an amount equal to one-fourth ( 1/4) of the annual fee, which annual fee shall be equal to sixty-five hundredths of one percent (0.65%) of all gross annual collections (including any parking revenues) from the Property, including collections made by Owner or others designated by Owner, but excluding prepaid rents or lease termination payments (except to the extent such rents or payments are applied for such year). “Gross annual collections” means the grand total of all rents (base and additional rent), security deposits (only when applied or forfeited), and other monies accrued that are collected during the applicable year from the Property or that have been previously collected and are applied during such year.

If there is a conflict between the terms of this Addendum and those of the Management Agreement, the terms of the Management Agreement shall prevail. Initial-capitalized terms defined in the Management Agreement and used in this Addendum shall have the same meaning as defined in the Management Agreement.

end Addendum

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Addendum D – Page 1

INTENDING TO BE LEGALLY BOUND, the parties have signed this Management Agreement as of the Effective Date.

OWNER:

NHP/PMB Chula Vista, LLC

a Delaware limited liability company

By:

Print:

Title:

AGENT:

PMB REAL ESTATE SERVICES LLC a Delaware limited liability company

By:
Claude Hooton, President

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Addendum D – Page 2